UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Baxter International Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

Notice of 2016
Annual Meeting
of Stockholders
and Proxy Statement

May 3, 2016 Baxter International Inc. Headquarters One Baxter Parkway Deerfield, Illinois 60015

Baxter International Inc.
One Baxter Parkway
Deerfield, Illinois 60015	March 24, 2016

Dear Stockholder:
You are invited to attend Baxter’s Annual Meeting of Stockholders on Tuesday, May 3, 2016 at 9:00 a.m., Central Daylight Time, at our corporate headquarters located at One Baxter Parkway, Deerfield, Illinois. Registration will begin at 8:00 a.m.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. If you plan to attend the Annual Meeting, please review the information on attendance provided on page 72 of the Proxy Statement.

In accordance with Securities and Exchange Commission rules, Baxter has elected to deliver its proxy materials over the Internet to most stockholders, which allows stockholders to receive information on a more timely basis, while lowering the company’s printing and mailing costs and reducing the environmental impact of the Annual Meeting.

Your vote is very important. Whether or not you plan to attend in person, I urge you to vote your shares as promptly as possible. You may vote your shares by Internet or by telephone. If you received a paper copy of the proxy card by mail, you may sign, date and return the proxy card in the enclosed envelope. If you attend the Annual Meeting, you may revoke your proxy and vote in person.

Very truly yours,

José E. Almeida
Chairman of the Board
and Chief Executive Officer

2

| 2016 Annual Meeting of Stockholders and Proxy Statement

3

Notice of Annual Meeting of Stockholders

The 2016 Annual Meeting of Stockholders of Baxter International Inc. (the Annual Meeting) will be held at our corporate headquarters located at One Baxter Parkway, Deerfield, Illinois 60015, on Tuesday, May 3, 2016 at 9:00 a.m., Central Daylight Time, for the following purposes:

❶	To elect the four directors named in the attached Proxy Statement. Subject to approval of “Proposal 4—Proposed Charter Amendment to Declassify Board” and the subsequent validation of the related amendment to Baxter’s Certificate of Incorporation by the Delaware Court of Chancery (as described in such proposal), the specified directors will be elected to hold office for a term of one year. Otherwise elected directors will hold office for a term of three years.

❷	To approve named executive officer compensation for 2015.

❸	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Baxter in 2016.

❹	To approve amendments to Baxter’s Certificate of Incorporation to eliminate the classified board structure and provide for the annual election of directors.

❺	To vote on a stockholder proposal as described in the Proxy Statement, if such proposal is properly presented at the Annual Meeting.

❻	To transact any other business that may properly come before the meeting.

The Board of Directors recommends that stockholders vote FOR Items 1, 2, 3, and 4. The Board of Directors recommends that stockholders vote AGAINST the stockholder proposal referred to in Item 5. Stockholders of record at the close of business on March 9, 2016 will be entitled to vote at the meeting.

By order of the Board of Directors,

David P. Scharf
Corporate Secretary

How Do I Vote?

By Internet, following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card;

By telephone, using the telephone number printed on the proxy card; or

By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting Of Stockholders to be Held On May 3, 2016

This Proxy Statement relating to the 2016 Annual Meeting of Stockholders and the Annual Report to Stockholders for the year ended December 31, 2015 are available at http://materials.proxyvote.com/071813.

Proxy Statement

The accompanying proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 3, 2016. On or about March 24, 2016, Baxter began mailing to stockholders of record a Notice of Internet Availability of Proxy Materials providing instructions on how to access proxy materials via the Internet and how to vote online (www.proxyvote.com). Stockholders who did not receive the Notice of Internet Availability of Proxy Materials as a result of a previous election will receive a paper or electronic copy of the proxy materials, which Baxter also began sending on or about March 24, 2016.

investor.baxter.com

4

Proxy Statement Highlights

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, this section presents concise detail about each non-routine voting item. For more complete information, please review our Annual Report on Form 10-K and the complete Proxy Statement.

PROPOSAL 1

Election of Directors

What am I voting on?
You are asked to vote for the reelection of the four directors set forth below for a term of one year, subject to the approval of “Proposal 4—Proposed Charter Amendment to Declassify Board” and the subsequent validation of the charter amendment by the Delaware Court of Chancery. Otherwise, the directors will be elected for a three-year term.

What is the Board’s recommendation?
The Board of Directors recommends a vote FOR the election of each of the director nominees.
The Board believes that the four directors standing for reelection possess a desirable mix of professional and industry experience and qualifications and have demonstrated an ability to effectively work together (along with other members of the Board) and constructively challenge each other and management. Additionally, they have overseen the execution of significant corporate governance developments at Baxter in 2015. See below for additional information regarding the qualifications, experiences and backgrounds of the Baxter board (including the director nominees) and recent Board developments.

Where can I find more information?
Concise supporting information is presented below.

See also “Proposal 1—Election of Directors” for additional information.

Name		Director			Baxter Committees
Primary Occupation	Age	Since	Key Attributes and Skills		A	C	CG	PP
Thomas F. Chen (I) Senior Vice President and President of International Nutrition, Abbott Laboratories (retired)	66	2012	●	Extensive international business experience			■	■
			●	Global perspective
John D. Forsyth (I) Chairman and CEO, Wellmark Blue Cross Blue Shield	68	2003	●	Extensive experience in the healthcare industry		■	■
			●	Understanding of large, complex organizations
Michael F. Mahoney (I) President and CEO, Boston Scientific Corporation	51	2015	●	Significant knowledge of the global medical products business		■	■
			●	Extensive experience leading global, multi-faceted corporations
Carole J. Shapazian (I) Executive Vice President of Maytag Corporation (retired)	72	2003	●	Significant experience with, and insight into, global supply and service operations, manufacturing and distribution practices		■		■

Key
(I) Independent director	■ Committee Chairperson	A Audit Committee	CG Corporate Governance Committee
	■ Committee Member	C Compensation Committee	PP Public Policy Committee

| 2016 Annual Meeting of Stockholders and Proxy Statement

Proxy Statement Highlights	5

Board Qualifications, Experiences and Backgrounds

The following chart sets forth the varied qualifications, experiences and backgrounds of the Board. See “Corporate Governance at Baxter International Inc.—Board of Directors—Director Qualifications” and “—Director Nominations” for additional information.

International
M&A/Transactional
Manufacturing
Healthcare Marketing/Delivery
Other Sector Leadership
Scientific/R&D
Diversity
Key growth priority and integral to strategy
Critical skill to enhance Baxter’s inorganic growth
Expertise required to effectively assess our strategies and challenge management plans
Industry leaders ready to bring different perspectives and challenge status quo
Key growth priority and integral to organic growth strategies
Diversity of ethnicity or gender

2015-2016 Board Developments

Creation of two independent boards in connection with the spin-off of Baxalta Incorporated	Addition of two new independent directors, Munib Islam and Michael F. Mahoney, to the Board	Appointment of a new Chairman of the Board and CEO, José E. Almeida	Approved declassification of the Baxter Board	Adoption of a 3% /3 year / greater of 2 and 20% proxy access Bylaw

See Page 16	See Page 17	See Page 20	See Page 62	See Page 17

investor.baxter.com

6	Proxy Statement Highlights

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

What am I voting on?
You are asked to cast a non-binding advisory vote to approve Baxter’s compensation programs as described in the “Executive Compensation—Compensation Discussion & Analysis” section of this Proxy Statement.

What is the Board’s recommendation?
The Board of Directors recommends a vote FOR this proposal.
The Board and the Compensation Committee believe that Baxter’s executive compensation programs appropriately align executives’ interests with Baxter’s strategies and long-term objectives, including the successful completion of the Baxalta Incorporated (Baxalta) spin-off in 2015. See “Corporate Developments and Performance Highlights” below for additional information regarding certain 2015 highlights.

Where can I find more information?
Concise supporting information is presented below.

See “Proposal 2—Advisory Vote to Approved Named Executive Officer Compensation” for additional information.

Corporate Developments and Performance Highlights

Development or Highlight	Further Information
Completion of the Baxalta spin-off	See page 27

●	Spin-off permits Baxter management to focus on stand-alone medical products business
●	Also enables Baxter to more effectively commercialize product offerings and to help drive innovation across the Hospital Products and Renal franchises
●	Provides flexibility to pursue growth and investment strategies in revenue acceleration, improved profitability and enhanced returns
●	Based on company estimates, the combined total shareholder return of Baxter and Baxalta totaled approximately 7.5% in 2015, as compared to 1.4% for the S&P 500 Composite Index and 7.0% for the S&P 500 Health Care Index. See “Executive Compensation—Compensation Discussion and Analysis—Summary—2015 Results” for additional information

Strong financial results and stockholder return for 2015	See page 27

●	As discussed below, Baxter had $10.0 billion of net sales in 2015
●	Adjusted earnings from continuing operations per diluted share of $1.38 increased 8% in 2015. See “Executive Compensation—Compensation Discussion and Analysis—Structure of Compensation Program—Pay-for-Performance—Financial Targets” for a reconciliation of adjusted earnings from continuing operations per diluted share to the closest measure determined in accordance with U.S. generally accepted accounting principles (GAAP)
●	Returned $910M to stockholders in 2015 through cash dividends, in addition to the value of the shares distributed in the Baxalta spin-off

2015 Global Net Sales		Adjusted Earnings from Continuing Operations per Diluted Share
$10.0B	Reflects net sales from continuing operations	$1.38	8% over 2014

| 2016 Annual Meeting of Stockholders and Proxy Statement

Proxy Statement Highlights	7

Compensation Design for 2015 and 2016	See page 31

●For 2015, long-term compensation consisted of 50% restricted stock units (RSUs) and 50% stock options given the business separation and challenges in establishing appropriate long-term metrics to adequately reflect performance through the spin-off
●Cash bonus plan for 2015 was based on adjusted earnings per share (EPS) and adjusted sales, with separate targets established for each half of the year. Targets for first half of 2015 were based on total Baxter results (including Baxalta) and for second half of 2015, solely on Baxter results (after giving effect to the spin-off)
●For 2015, Mr. Parkinson’s annual base salary, as Chief Executive Officer, totaled $1,535,000 and he received a cash bonus award of $3,637,491 and long-term equity incentive awards with a grant date fair value of $11,466,401
●In connection with the appointment of Mr. Almeida as CEO and Chairman in October 2015, Mr. Almeida was awarded an annual base salary of $1,300,000 and a target annual cash bonus equal to 135% of his salary beginning in 2016 (or $1,755,000). He also received a long-term equity grant with a grant date fair value of $7,714,087, consisting of 50% stock options and 50% performance share units (PSUs) as an acceleration of his 2016 annual equity grant
●For 2016, cash bonus awards are based on adjusted EPS, adjusted sales and adjusted free cash flow, consistent with the company’s increased rigor around the prioritization of capital expenditures
●For 2016, equity incentive awards consist of 50% PSUs and 50% stock options for the company’s executive officers. 2016 PSU awards are based on three-year growth in shareholder return (GSV) and annual operating margin targets, consistent with the company’s increased focus on improving profit margins

Stockholder Engagement	See page 29

●Baxter sponsors an active stockholder engagement program, with involvement from members of the Board, including the independent lead director (lead director) and members of the Corporate Governance and Compensation Committees
●In 2015, the company completed a corporate governance outreach to top investors and covered topics including Board composition and refreshment, succession planning (including the appointment of Mr. José Almeida as the company’s Chairman and Chief Executive Officer), Board leadership structure, the company’s new proxy access bylaw amendment and Baxter’s executive compensation program

investor.baxter.com

8	Proxy Statement Highlights

PROPOSAL 4

Proposed Charter Amendment to Declassify Board

What am I voting on?
If the proposed amendment to Baxter’s certificate of incorporation (Charter Amendment) is approved by stockholders and subsequently validated by the Delaware Court of Chancery, the classified board structure will be fully eliminated by 2018. Directors will be elected for one-year terms at each annual meeting of stockholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the end of the term as the other members of the class or, if no director is a member of a class, until the next annual meeting.

What is the Board’s recommendation?
The Board of Directors recommends a vote FOR the Charter Amendment.
After careful consideration, the Board of Directors has adopted resolutions approving amendments to Article SIXTH of Baxter’s certificate of incorporation to eliminate the two-thirds voting standard as well as the classified board structure and is now recommending approval of the Charter Amendment to Baxter’s stockholders.

Where can I find more information?
Concise supporting information is presented below.

See “Proposal 4–Proposed Charter Amendment to Declassify Board” for additional information.

Charter Amendment	See page 62

●The Charter Amendment provides for the gradual declassification of the Board between 2016 and 2018
●If approved, Baxter will seek validation of the Charter Amendment with the Delaware Court of Chancery
●If approved and subsequently validated, director nominees elected under “Proposal 1—Election of Directors” will be elected for a one-year term; otherwise, they will be elected for a three-year term

PROPOSAL 5

Independent Board Chairman

What am I voting on?
If properly presented, you will be asked to vote on a stockholder proposal. The stockholder proposal asks the Board to adopt a policy and amend Baxter’s governing documents to require the Chairman, whenever possible and without violating existing agreements, to be an independent member of the Board.

What is the Board’s recommendation?
The Board of Directors recommends a vote AGAINST the stockholder proposal.

Where can I find more information?

See “Proposal 5–Independent Board Chairman” for additional information.

Items to consider when evaluating this proposal:

●Under the current framework, the Board can respond to or consider strategic concerns and the qualifications of a particular CEO when deciding whether to separate or keep the roles combined
●The Board has a history of separating the roles when it deems it appropriate (in connection with the Baxalta spin-off)
●The decision to keep the roles combined was made in light of Mr. Almeida’s significant leadership and industry experience (including as Chairman and CEO of Covidien plc) and the presence of a strong lead director in Mr. Stallkamp

| 2016 Annual Meeting of Stockholders and Proxy Statement

9

Corporate Governance at Baxter International Inc.

PROPOSAL 1

Election of Directors

The Board currently consists of 12 members and is divided into three classes, with the directors in each class serving three-year terms. The Board has nominated all four of the current directors whose terms expire at the Annual Meeting for re-election as directors for a term of one year, subject to the approval of “Proposal 4—Proposed Charter Amendment to Declassify Board” to declassify the Board and the subsequent validation of the Charter Amendment by the Delaware Court of Chancery (as described in such proposal). In the event Proposal 4 does not pass or the Delaware Court of Chancery does not provide the requested validation, the directors will be re-elected to serve a three-year term. Please see Proposal 4 for a description of the Charter Amendment and a discussion of the proceeding which Baxter intends to file with the Delaware Court of Chancery upon the approval of Proposal 4.

The Board of Directors recommends a vote FOR the election of each of the director nominees named below under “—Nominees for Election as Directors (Term Expires 2016).”

Baxter’s Bylaws require each director to be elected by the majority of the votes cast with respect to such director in uncontested elections; that is, the number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director. Abstentions will not be considered votes cast. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at an annual meeting of stockholders, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under the Bylaws, any incumbent director who fails to be elected must offer his or her resignation to the Board. The Corporate Governance Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. In accordance with the Bylaws, the Board would act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results are certified. The director who offers his or her resignation would not participate in the Board’s decision.

All of the nominees have indicated their willingness to serve if elected, but if any should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders, and no other candidates are eligible for election as directors at the Annual Meeting. Accordingly, there is no director election contest and each director nominee must receive a majority of the votes cast with respect to such director in order to be reelected to the Board. Unless proxy cards are marked otherwise, the individuals named as proxies intend to vote the shares represented by proxy in favor of all of the Board’s nominees.

Set forth below under “—Nominees for Election as Directors (Term Expires 2016)” and “—Directors Continuing in Office” is information concerning the nominees for election as well as the current directors in each class continuing after the Annual Meeting.

investor.baxter.com

10	Corporate Governance at Baxter International Inc.

Nominees for Election as Directors (Term Expires 2016)

Thomas F. Chen

Independent Director
Age 66
Director of Baxter since 2012

Biography
Mr. Chen served as Senior Vice President and President of International Nutrition of Abbott Laboratories (Abbott) before retiring in 2010. During his 22-year career at Abbott, Mr. Chen served in a number of roles with expanding responsibilities, primarily in Pacific/Asia/Africa where he oversaw expansion into emerging markets. Prior to Abbott, he held several management positions at American Cyanamid Company, which later merged with Pfizer Inc. Mr. Chen currently serves as a director of Stericycle, Inc. Mr. Chen previously served as a director of Cyanotech Corporation.

Key Attributes, Experience and Skills
Extensive international business experience through his 22-year career at Abbott, with a distinct global perspective resulting from his focus on emerging markets, particularly in China, India and other Asia Pacific regions.

John D. Forsyth

Independent Director
Age 68
Director of Baxter since 2003

Biography
Mr. Forsyth has been Chairman of Wellmark Blue Cross Blue Shield, a healthcare insurance provider for residents of Iowa and South Dakota, since 2000 and Chief Executive Officer since 1996. Prior to that, he spent 26 years at the University of Michigan, holding various positions, including President and Chief Executive Officer of the University of Michigan Health System. Mr. Forsyth currently serves as a director of Baxalta and the National Institute of Healthcare Management.

Key Attributes, Experience and Skills
Extensive experience in the healthcare industry as well as an understanding of the challenges associated with leading and operating within large, complex organizations as current Chairman and Chief Executive Officer of Wellmark Blue Cross Blue Shield and given his 25 years of management experience in the University of Michigan Health System.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	11

Michael F. Mahoney

Independent Director
Age 51
Director of Baxter since 2015

Biography
Mr. Mahoney is President and Chief Executive Officer of Boston Scientific Corporation (Boston Scientific) and a member of its board of directors. He has served in these roles since November 2012. Mr. Mahoney has been appointed to become Boston Scientific’s Chairman effective immediately following their 2016 annual meeting. He first joined Boston Scientific in 2011. Prior to joining Boston Scientific, Mr. Mahoney served as worldwide chairman of Johnson & Johnson medical devices and diagnostics division and as worldwide group chairman of Johnson & Johnson’s DePuy orthopedics and neuro science business. He was President and Chief Executive officer of the Global Healthcare Exchange from 2001 to 2007 before joining Johnson & Johnson. He serves as a director of The Advanced Medical Technology Association (AdvaMed).

Key Attributes, Experience and Skills
Significant knowledge of the global medical products business and extensive experience leading and operating within global, multi-faceted corporations as a result of his roles at Boston Scientific and Johnson & Johnson.

Carole J. Shapazian

Independent Director
Age 72
Director of Baxter since 2003

Biography
Ms. Shapazian served as Executive Vice President of Maytag Corporation, a producer of home and commercial appliances (Maytag), and as President of Maytag’s Home Solutions Group, from January 2000 to December 2000. Prior to that, Ms. Shapazian was Executive Vice President and Assistant Chief Operating Officer of Polaroid Corporation (Polaroid), a photographic equipment and supplies corporation, from 1998 to 1999, having previously served as Executive Vice President and President of Commercial Imaging.

Key Attributes, Experience and Skills
Significant experience with, and insight into, global supply and service operations, manufacturing and distribution practices, research, product development and quality systems and organizational change as a result of her senior management positions with both Maytag and Polaroid.

investor.baxter.com

12	Corporate Governance at Baxter International Inc.

Directors Continuing in Office
Continuing Directors (Term Expires 2017)

José E. Almeida

Chairman of the Board and CEO
Age 53
Director of Baxter since 2016

Biography
Mr. Almeida was appointed Chairman of the Board and Chief Executive Officer effective January 1, 2016. He began serving as an executive officer of the company in October 2015. He served as Senior Advisor with The Carlyle Group from May 2015 to October 2015. Previously, he served as the Chairman, President and Chief Executive Officer of Covidien plc (Covidien) from March 2012 through January 2015, prior to Medtronic Inc.’s acquisition of Covidien, and President and Chief Executive Officer of Covidien from July 2011 to March 2012. Mr. Almeida served in other several executive roles with Covidien (formerly Tyco Healthcare) between April 2004 and June 2011. Mr. Almeida served on the board of directors of State Street Corporation from October 2013 to November 2015, Analog Devices, Inc. from December 2014 to November 2015 and EMC Corporation from January 2015 to November 2015. He serves as director and chairman of the board for AdvaMed.

Key Attributes, Experience and Skills
Substantial knowledge of the medical device industry and extensive experience leading and operating global corporations as a result of his roles at Covidien, both as Chairman and Chief Executive Officer, and at other medical device companies.

Munib Islam

Independent Director
Age 42
Director of Baxter since 2015

Biography
Mr. Islam is a partner and the Head of Equities Research at Third Point LLC (Third Point), a registered investment advisor headquartered in New York City. He also sits on Third Point’s Risk Committee. From 2008 to 2011, Mr. Islam was a managing director and portfolio manager of the Highbridge European Value Equities fund at Highbridge Capital. Mr. Islam first joined Third Point in 2004, after working as an associate at Oak Hill Capital and at Lazard LLC.

Key Attributes, Experience and Skills
Significant capital allocation, investment management and financial expertise as the Head of Equities Research at Third Point.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	13

Thomas T. Stallkamp

Independent Lead Director
Age 69
Director of Baxter since 2000

Biography
Mr. Stallkamp was appointed lead independent director in May 2014 and is the founder and principal of Collaborative Management LLC, a private supply chain consulting firm. From 2004 to 2010, Mr. Stallkamp was an Industrial Partner in Ripplewood Holdings L.L.C., a New York private equity group. From 2003 to 2004, Mr. Stallkamp served as Chairman of MSX International, Inc., a global provider of technology-driven engineering, business and specialized staffing services, and from 2000 to 2003, he served as Vice-Chairman and Chief Executive Officer of MSX. From 1980 to 1999, Mr. Stallkamp held various positions with DaimlerChrysler Corporation and its predecessor Chrysler Corporation, the most recent of which was Vice Chairman and President. Mr. Stallkamp serves as a director of BorgWarner Inc.

Key Attributes, Experience and Skills
Significant experience leading complex organizations through his senior management roles at DaimlerChrysler Corporation and its predecessor Chrysler Corporation and MSX International, Inc., financial and business development expertise with Ripplewood Holdings L.L.C. and supply chain expertise as founder and principal of Collaborative Management LLC.

Albert P.L. Stroucken

Independent Director
Age 68
Director of Baxter since 2004

Biography
Effective January 1, 2016, Mr. Stroucken serves as Executive Chairman of the Board of Owens-Illinois, Inc., a glass packaging company. From 2006 to 2016, he served as Chairman, President and Chief Executive Officer of Owens-Illinois, Inc. and as director since 2005. From 1998 to 2006, Mr. Stroucken served as President and Chief Executive Officer of H.B. Fuller Company, a manufacturer of adhesives, sealants, coatings, paints and other specialty chemicals. Mr. Stroucken served as Chairman of H.B. Fuller Company from 1999 to 2006. From 1997 to 1998, he was General Manager of the Inorganics Division of Bayer AG. From 1992 to 1997, Mr. Stroucken was Executive Vice President and President of the Industrial Chemicals Division of Bayer Corporation. Mr. Stroucken serves as a director of Baxalta.

Key Attributes, Experience and Skills
Substantial experience leading and operating large corporations and significant financial expertise through his leadership roles with Owens-Illinois, Inc. and H.B. Fuller Company as well as through positions at Bayer Corporation.

investor.baxter.com

14	Corporate Governance at Baxter International Inc.

Continuing Directors (Term Expires 2018)

Uma Chowdhry, Ph.D.

Independent Director
Age 68
Director of Baxter since 2012

Biography
From 2006 until her retirement in 2010, Dr. Chowdhry served as Senior Vice President and Chief Science and Technology Officer at E. I. DuPont de Nemours & Company (DuPont) where she was responsible for DuPont’s worldwide science and technology. She started her career at DuPont in 1977 as a research scientist in the Central Research and Development Department (CR&D) at the DuPont Experimental Station and held positions of increasing responsibility in both technology and business management, including service as director of DuPont Engineering Technology and as Vice President of CR&D.

Key Attributes, Experience and Skills
Substantial scientific and research and development expertise through her more than 30-year career at DuPont, including as Senior Vice President and Chief Science & Technology Officer.

James R. Gavin III, M.D., Ph.D.

Independent Director
Age 70
Director of Baxter since 2003

Biography
Dr. Gavin is Chief Executive Officer and Chief Medical Officer of Healing Our Village, Inc., a healthcare corporation that specializes in targeted advocacy, training, education, disease management and outreach for health care professionals and minority communities, having previously served as Executive Vice President for Clinical Affairs at Healing Our Village from 2005 to 2007. Dr. Gavin is also Clinical Professor of Medicine and Senior Advisor of Health Affairs at Emory University, a position he has held since 2005, and Clinical Professor of Medicine at Indiana University School of Medicine in Indianapolis, a position he has held since 2008. From 2002 to 2005, Dr. Gavin was President of the Morehouse School of Medicine and from 1991 to 2002 he served as Senior Science Officer at Howard Hughes Medical Institute, a non-profit medical research organization. Dr. Gavin serves as a director of Baxalta. He previously served as a director of Amylin Pharmaceuticals, Inc.

Key Attributes, Experience and Skills
Extensive medical and scientific expertise and knowledge of the healthcare industry as a result of the positions he has held at Emory and Indiana Universities, the Morehouse School of Medicine and Howard Hughes Medical Institute as well as significant leadership experience as Chief Executive Officer and Chief Medical Officer of Healing Our Village, Inc.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	15

Peter S. Hellman

Independent Director
Age 66
Director of Baxter since 2005

Biography
From 2000 until his retirement in 2008, Mr. Hellman held various positions at Nordson Corporation, most recently as President and Chief Financial and Administrative Officer. From 1989 to 1999, Mr. Hellman held various positions with TRW Inc., the most recent of which was President and Chief Operating Officer. Mr. Hellman currently serves as a director of The Goodyear Tire & Rubber Company and Owens-Illinois, Inc. Mr. Hellman previously served as a director of Qwest Communications International Inc.

Key Attributes, Experience and Skills
Significant financial and operational expertise and experience leading complex corporations with a considerable global presence as a result of the various senior positions held at Nordson Corporation and TRW Inc. as well as extensive experience serving on public company boards, including as the audit committee chair of The Goodyear Tire & Rubber Company and Owens-Illinois, Inc.

K.J. Storm

Independent Director
Age 73
Director of Baxter since 2003

Biography
Mr. Storm is a registered accountant (the Dutch equivalent of a Certified Public Accountant) and was Chief Executive Officer of AEGON N.V., an international insurance group, from 1993 until his retirement in 2002. He serves as the Vice Chairman of the Supervisory Board of PON Holdings B.V. and a member of the Supervisory Board of Scripsit Holding B.V. (Eisma Media Group). Until 2015, Mr. Storm served as the Chairman of the Board of Anheuser-Bush InBev S.A. and the Vice Chairman of the Board of Unilever N.V. and Plc. Previously, Mr. Storm served as the Chairman of the Supervisory Board of KLM Royal Dutch Airlines N.V. and a member of the Supervisory Board of AEGON N.V.

Key Attributes, Experience and Skills
Extensive international business experience and established leadership skills gained as Chief Executive Officer of AEGON N.V. and through his board service at global organizations such as Anheuser-Busch InBev S.A., Unilever N.V. and PLC, PON Holdings B.V. and KLM Royal Dutch Airlines, as well as significant accounting expertise as a registered accountant.

investor.baxter.com

16	Corporate Governance at Baxter International Inc.

Board of Directors

The Board currently consists of 12 members. The Board has determined that each of the following 11 current directors satisfies Baxter’s independence standards and the listing standards of the New York Stock Exchange (NYSE) for independence: Thomas F. Chen, Uma Chowdhry, Ph.D., John D. Forsyth, James R. Gavin III, M.D., Ph.D., Peter S. Hellman, Munib Islam, Michael F. Mahoney, Carole J. Shapazian, Thomas T. Stallkamp, K. J. Storm and Albert P.L. Stroucken. The Board had previously determined that Dr. Wayne Hockmeyer, Mr. Blake Devitt and Ms. Gail Fosler, former Baxter directors, were also independent in accordance with NYSE listing standards. Please refer to “— Director Independence” below for a discussion of Baxter’s independence standards.

During 2015, the Board oversaw the creation and seeding of two separate, public company boards in anticipation of the Baxalta spin-off. The Board consisted of 13 members prior to the spin-off and ten members immediately thereafter. Dr. Hockmeyer, Mr. Devitt and Ms. Fosler resigned from the Board on June 30, 2015 in connection with their appointment to the Baxalta board of directors. Additionally, Dr. James Gavin and Messrs. John Forsyth and Albert Stroucken began serving as directors on both the Baxter and Baxalta boards at that time. In 2015, the Board held 12 meetings. Each director attended at least 75% of the total number of board meetings and meetings of the committees on which he or she served. Baxter’s Corporate Governance Guidelines set forth the company’s expectation that directors attend each annual meeting of stockholders. In 2015, ten of the company’s directors then in office attended the 2015 Annual Meeting held on May 5, 2015, and three directors did not attend due to personal or family medical reasons.

Director Independence

Baxter’s Corporate Governance Guidelines require that the Board be composed of a majority of directors who meet the criteria for “independence” established by the rules of the NYSE. To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with Baxter (either directly or as a partner, stockholder or officer of an organization that has a relationship with Baxter), and solely with regard to Compensation Committee members, consider all relevant factors that could impair the ability of such Compensation Committee members to make independent judgments about executive compensation.

In making its independence determinations, the Board considers transactions, relationships and arrangements between Baxter and entities with which directors are associated as executive officers, employees, directors and trustees. When these transactions, relationships and arrangements exist, they are in the ordinary course of business and are of a type customary for a global diversified company such as Baxter. More specifically, with respect to each of the three most recent fiscal years, the Board evaluated for Dr. Gavin the annual amount of payments to Emory University and determined that the amount of payments in each fiscal year was below two percent of the consolidated gross revenues of Emory University during for that year.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	17

Director Qualifications

As discussed below in “—Nomination of Directors,” directors are selected on the basis of the specific criteria set forth in Baxter’s Corporate Governance Guidelines. The experience, expertise and knowledge represented by the Board as a collective body allow the Board to lead Baxter in a manner that serves its stockholders’ interests appropriately. Key attributes, experience and skills for each of the company’s current directors are included in “—Nominees for Election as Directors (Term Expires in 2016)” and “—Directors continuing in Office.” Set forth below is a summary of the Board’s collective qualifications, experiences and backgrounds.

International
M&A/Transactional
Manufacturing
Healthcare Marketing/Delivery
Other Sector Leadership
Scientific/R&D
Diversity
Key growth priority and integral to strategy
Critical skill to enhance Baxter’s inorganic growth
Expertise required to effectively assess our strategies and challenge management plans
Industry leaders ready to bring different perspectives and challenge status quo
Key growth priority and integral to organic growth strategies
Diversity of ethnicity or gender

Nomination of Directors

It is the policy of the Corporate Governance Committee to consider candidates for director recommended by stockholders, members of the Board and management (including by virtue of the Third Point Support Agreement (as discussed below)). Additionally in December 2015, the Board adopted a new proxy access bylaw that permits eligible stockholders to nominate candidates for election to the Board, for inclusion in the company’s proxy statement, beginning with the 2017 Annual Meeting.

From time to time, the Corporate Governance Committee also considers directors recommended by independent search firms retained by the Board to help identify and evaluate potential director nominees or by stockholders. In 2015, the Corporate Governance Committee retained a search firm to assist in its ongoing search for two additional directors, in light of the Baxalta spin-off, the corresponding reduction to the Board size and the company’s emergence as a stand-alone medical products company. These search efforts included the completion of the Corporate Governance Committee’s standing practices regarding director recruitment and evaluation (as discussed below). The search also reflected input from Third Point in accordance with the terms of the related Support Agreement, dated as of September 29, 2015 (Third Point Support Agreement), by and among Baxter, Third Point and certain Third Point affiliates. The culmination of these activities resulted in the appointment of Messrs. Islam and Mahoney to the Board in September 2015 and October 2015, respectively.

The Corporate Governance Committee evaluates all candidates for director (other than proxy access nominees) in the same manner regardless of the source of the recommendation. Stockholder recommendations for candidates for director should include the information required by Baxter’s Bylaws and be sent to the Corporate Governance Committee, c/o Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015.

investor.baxter.com

18	Corporate Governance at Baxter International Inc.

Baxter’s Corporate Governance Guidelines provide that (as described below), director nominees selected by the Corporate Governance Committee must:

●	possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility;
●	have a genuine interest in the company and recognition that as a member of the Board, each director is accountable to all stockholders of the company, not to any particular interest group;
●	have a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization;
●	be or have been in a senior position in a complex organization such as a corporation, university or major unit of government or a large not-for-profit institution;
●	have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the company and its stockholders;
●	have the ability and be willing to spend the time required to function effectively as a director;
●	be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the company as a director; and
●	have independent opinions and be willing to state them in a constructive manner;

The Corporate Governance Guidelines also provide that directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin, age and experience (including in business, government and education as well as healthcare, science and technology), is a relevant factor in the selection process. This factor is relevant as a diverse Board is likely to be a well-balanced Board with varying perspectives and a breadth of experience that will positively contribute to robust discussion at Board meetings. A nominee’s ability to meet the independence criteria established by the NYSE is also a factor in the nominee selection process. If a vacancy occurs or is expected to occur, the Board initiates a process to identify potential candidates. Once a candidate has been identified, the Corporate Governance Committee and the independent search firm will engage in a process that includes a thorough investigation of the candidate, an examination of his or her business background and education, research on the individual’s accomplishments and qualifications, in-person interviews and reference checking. If this process generates a positive indication, the lead director, the members of the Corporate Governance Committee and the Chairman of the Board will meet separately with the candidate and then confer with each other regarding the candidate. If the individual was positively received, the Corporate Governance Committee will then recommend the individual to the full Board for further meetings and evaluation and ultimately election. If the full Board agrees, the Chairman of the Board is then authorized to extend an offer to the individual candidate to join the Board or nominate the candidate for election at the next Annual Meeting.

Beginning with the 2017 Annual Meeting, eligible stockholders can nominate candidates for election to the Board through the proxy access provisions of Baxter’s Bylaws, as amended on December 18, 2015. Subject to compliance with the related requirements (including with respect to the nominating stockholders, the nominee and the manner in which the nominee was nominated), the nominees will be included in the related proxy statement as a stockholder nominee. The proxy access provision provides that stockholders can nominate up to two individuals or 20% of the Board, whichever is greater, for election at an annual stockholders meeting (beginning with the 2017 Annual Meeting); provided that the nominating stockholder (or group of up to 20 stockholders) has held at least 3% of Baxter’s outstanding shares for at least three years.

Communicating with the Board of Directors

Stockholders and other interested parties may contact any of Baxter’s directors, including the lead director or the non-management directors as a group, by writing a letter to Baxter Director c/o Corporate Secretary, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015, or by sending an e-mail to boardofdirectors@baxter.com. Baxter’s Corporate Secretary will forward communications directly to the lead director, unless a different director is specified.

See “Executive Compensation—Compensation Discussion and Analysis—Summary—Stockholder Engagement” for a discussion of the company’s stockholder outreach efforts.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	19

Other Corporate Governance Information

Corporate Governance Guidelines

Baxter’s Board of Directors has long adhered to corporate governance principles designed to ensure effective corporate governance. Since 1995, the Board of Directors has had in place a set of corporate governance guidelines reflecting these principles. Baxter’s current Corporate Governance Guidelines, most recently adopted in February 2016, cover topics including director qualification standards, director responsibilities (including those of the lead director), director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning and the annual evaluations of the Board and its committees. Baxter’s Corporate Governance Guidelines are available on Baxter’s website at www.baxter.com under “About Baxter—About Us—Governance, Ethics & Compliance—Guidelines.”

Board Responsibilities

Code of Conduct

Baxter has adopted a Code of Conduct that applies to all members of the Board of Directors and all employees of the company, including the Chief Executive Officer, Chief Financial Officer, Controller and other senior financial officers. Any amendment to, or waiver from, a provision of the Code of Conduct that applies to Baxter’s Chief Executive Officer, Chief Financial Officer, Controller or persons performing similar functions will be disclosed on Baxter’s website, at www.baxter.com under “About Baxter—About Us—Governance, Ethics & Compliance.” The Code of Conduct is available on Baxter’s website at www.baxter.com under “About Baxter—About Us—Governance, Ethics & Compliance—Code of Conduct.”

Board’s Oversight of Risk

Baxter’s risk management activities include the identification and assessment of the key risks facing the company among the universe of business risks (strategic, operational, financial and regulatory/compliance). These risks are identified across the organization and come from multiple businesses, regions and functions. The Board reviews these risks on an annual basis after they have been identified and assessed by management and regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or if appropriate to a committee. For example, the Audit Committee reviews the financial risk assessment process and findings of the internal auditors while the Public Policy Committee and the Audit Committee jointly receive an update from the ethics and compliance function at least annually. Some risks are reviewed by the Board as well as a committee. For example, quality updates are provided at least annually to the full Board although more frequently provided to the Public Policy Committee. The oversight of risk within the organization is an evolving process requiring the company to continually identify opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to drive this evolution.

In March 2015, in advance of the Baxalta spin-off, the Board conducted its annual enterprise risk management review and evaluated key risks across the organization and assigned responsible owners for each risk applicable to Baxter (after the spin-off) to a Baxter representative and those applicable to Baxalta (after the spin-off) to a Baxalta representative.

In addition to the Board’s role in enterprise risk management, various committees of the Board are also expressly tasked by their charters to be responsible for the oversight of certain risks. More specifically, the Audit Committee is charged with oversight of the process by which management assesses and manages risk as well as the company’s major financial risk exposures and the steps taken to monitor and control these exposures, while the Public Policy Committee is charged with oversight of Baxter’s quality and regulatory programs as well as review of strategic issues and corporate actions relating to current and emerging political issues, corporate citizenship and public policy.

Certain Relationships and Related Person Transactions

The Board recognizes that related person transactions present a heightened risk of conflicts of interest. Accordingly, pursuant to Baxter’s Corporate Governance Guidelines, the Corporate Governance Committee has been charged with reviewing related person transactions regardless of whether the transactions are reportable pursuant to applicable rules of the Securities and Exchange Commission (SEC). For purposes of this policy, a “related person transaction” is any transaction in which the company was or is to be a participant and in which any related person has a direct or indirect material interest other than transactions that involve less than $50,000 when aggregated with all similar transactions. For any related person transaction to be consummated or to continue, the

investor.baxter.com

20	Corporate Governance at Baxter International Inc.

Corporate Governance Committee must approve or ratify the transaction. The Corporate Governance Committee will approve or ratify a transaction if it determines that such transaction is in Baxter’s best interest. Related person transactions are reviewed as they arise and are reported to the Corporate Governance Committee. The Corporate Governance Committee also reviews materials prepared by the Corporate Secretary (including information identified in questionnaires distributed annually to the company’s directors, executive officers and controller) to determine whether any related person transactions have occurred that have not been reported. It is Baxter’s policy to disclose all related person transactions in the company’s applicable filings to the extent required by the applicable rules and regulations of the SEC.

Upon his hiring in 2011, Dr. Marcus Schabacker received a loan from the company to assist in his relocation. In June 2015, prior to his becoming the company’s Corporate Vice President and Chief Scientific Officer, Dr. Schabacker repaid the then outstanding loan balance of $386,161 (and all accrued interest thereon) in full.

Board Structure and Processes

Board Leadership Structure; Lead Director

Mr. Almeida has served as Chairman of the Board and Chief Executive Officer since January 1, 2016. Mr. Robert Parkinson retired from that role effective as of December 31, 2015. Thomas T. Stallkamp serves as the lead director and has served in such capacity since May 2014.

The Board regularly reviews the leadership structure of the company, including whether the position of Chairman should be held by an independent director. In connection with Mr. Almeida’s appointment, the Board determined that it was in Baxter stockholders’ best interests to keep the Chairman and Chief Executive Officer roles combined. The Board reached this decision in light of Mr. Almeida’s significant industry and leadership experience, including as Chairman and Chief Executive Officer of Covidien. They also believed that Mr. Almeida would serve as an effective bridge between the Board and management as he works with management to establish Baxter’s new strategic framework and refresh its long-range plans. See “Stockholder Proposals—Proposal 5—Independent Board Chairman—Board of Directors’ Statement Opposing the Stockholder Proposal” for additional information regarding the Board’s determination to keep the roles combined in connection with Mr. Almeida’s appointment and to make these determinations on a case by case basis.

As Chairman of the Board and pursuant to Baxter’s Bylaws, Mr. Almeida presides at all Board and stockholder meetings, serves as the primary spokesperson for Baxter and acts as a liaison between the Board and the stockholders. As Chief Executive Officer and pursuant to Baxter’s Bylaws, Mr. Almeida supervises the business of the company, subject to the direction of the Board. As lead director and pursuant to Baxter’s Corporate Governance Guidelines, Mr. Stallkamp presides at all executive sessions of the Board, acts as the liaison between the independent directors and the Chairman of the Board, reviews meeting agendas for the Board and works with the Chairman to facilitate timely and appropriate information flow to the Board. In 2015, these executive sessions occurred as part of every regularly scheduled meeting of the Board and covered critical issues facing the company. The lead director, together with the chairpersons of the Compensation and Corporate Governance Committees, also leads the non-employee directors in the annual review and approval of compensation for the Chief Executive Officer.

Mr. Stallkamp also serves as the contact person for interested parties to communicate directly with the independent members of the Board. As part of our stockholder outreach, Mr. Stallkamp spoke with company stockholders on select matters, including corporate governance and executive compensation items. See “Executive Compensation—Compensation Discussion and Analysis—Summary—Stockholder Engagement.”

The Corporate Governance Committee recommends a lead director to the full Board for approval on an annual basis, with the expectation that once elected a lead director will serve for three consecutive years.

As discussed above, the Board has determined that this structure continues to serve the best interests of the company’s stockholders in light of the related requirements as set forth in Baxter’s Bylaws and Corporate Governance Guidelines and the skills and experience that Messrs. Almeida and Stallkamp bring to their respective roles. The Board made this determination in advance of extending an offer to Mr. Almeida to serve as Baxter’s Chairman and Chief Executive Officer, in accordance with the terms of his offer letter.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	21

Executive Sessions

As discussed above, independent directors of the Board met in executive session without management at every regularly scheduled meeting during 2015 in accordance with Baxter’s Corporate Governance Guidelines. Mr. Stallkamp, as lead director, led these executive sessions. Additionally, the Audit Committee is required by its charter to regularly hold separate sessions during committee meetings with each of the internal auditor, the independent registered public accounting firm and management. The Corporate Governance and Compensation Committees generally meet in executive session at each meeting.

Committees of the Board

The standing committees of the Board of Directors currently consist of the Audit Committee, the Compensation Committee, the Corporate Governance Committee and the Public Policy Committee. In July 2015, in connection with the spin-off of Baxalta, the Board of Directors dissolved the Finance and Science and Technology Committees. These changes were made in light of the company’s reduced size and emergence as a stand-alone medical products company. The responsibilities of the former Finance and Science and Technology Committees have been assumed by the Board and Audit Committee, as discussed below.

Each committee consists solely of independent directors and is governed by a written charter. All committee charters are available on Baxter’s website at www.baxter.com under “About Baxter—About Us—Governance, Ethics & Compliance—Committees and Charters.”

Audit Committee

The Audit Committee is currently composed of K. J. Storm (Chair), Peter S. Hellman, Munib Islam, Thomas T. Stallkamp and Albert P.L. Stroucken, each of whom is independent under the rules of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (Exchange Act). The Board has determined that Messrs. Hellman, Stallkamp, Storm and Stroucken each qualify as an “audit committee financial expert” as defined by the rules of the SEC. The Audit Committee is primarily concerned with the integrity of Baxter’s financial statements, system of internal accounting controls, the internal and external audit process, and the process for monitoring compliance with laws and regulations. The Audit Committee’s duties include: (1) reviewing the adequacy and effectiveness of Baxter’s internal control over financial reporting with management and the external and internal auditors and reviewing with management Baxter’s disclosure controls and procedures; (2) retaining and evaluating the qualifications, independence and performance of the independent registered public accounting firm; (3) approving audit and permissible non-audit engagements to be undertaken by the independent registered public accounting firm; (4) reviewing the scope of the annual external and internal audits; (5) reviewing and discussing Baxter’s financial statements (audited and unaudited), as well as earnings press releases and related information, prior to their filing or release; (6) overseeing legal and regulatory compliance as it relates to financial matters; (7) holding separate executive sessions with the independent registered public accounting firm, the internal auditor and management; (8) discussing guidelines and policies governing the process by which Baxter assesses and manages risk; and (9) after the dissolution of the Finance Committee and the February 2016 amendment of the Audit Committee’s charter, approving certain financing matters, proposed corporate transactions and capital expenditures. The Audit Committee met 15 times in 2015. The Audit Committee Report appears on page 60.

Compensation Committee

The Compensation Committee is currently composed of John D. Forsyth (Chair), Peter S. Hellman, Michael F. Mahoney, Carole J. Shapazian and Thomas T. Stallkamp, each of whom is independent under the rules of the NYSE. The Compensation Committee exercises the authority of the Board relating to employee benefit and equity-based plans and the compensation of the company’s officers. The Compensation Committee’s duties include: (1) making recommendations for consideration by the Board, in executive session and in coordination with the Corporate Governance Committee, concerning the compensation of the Chief Executive Officer; (2) determining the compensation of the company’s officers (other than the Chief Executive Officer) and advising the Board of such determination; (3) making recommendations to the Board with respect to incentive compensation plans and equity-based plans and exercising the authority of the Board concerning benefit plans; (4) serving as the administration committee of the company’s equity-based plans; (5) making recommendations to the Board concerning director compensation; (6) reviewing the adequacy of the company’s stock ownership guidelines and periodically assessing compliance with these guidelines; and (7) overseeing the company’s compensation philosophy and strategy and periodically assessing the risk related to its compensation policies and practices. The Corporate Governance and Compensation Committees work together to establish a link between the Chief

investor.baxter.com

22	Corporate Governance at Baxter International Inc.

Executive Officer’s performance and decisions regarding his compensation. All compensation actions relating to the company’s Chief Executive Officer are subject to the approval of the independent directors of the Board. The Compensation Committee met eight times in 2015. The Compensation Committee Report appears on page 27.

The Compensation Committee has the sole and direct responsibility for the appointment, compensation and oversight of the work of any advisor retained by the Compensation Committee, and it has directly engaged George B. Paulin, Chairman and Chief Executive Officer of Frederic W. Cook & Co., Inc. (Cook & Co.), as its independent compensation consultant. Additionally, Aon Hewitt assists the Compensation Committee with the compilation of market data from time to time. Mr. Paulin reports directly and exclusively to the Compensation Committee and his firm provides no other services to Baxter except advising on executive and Board compensation matters. He provides analyses and recommendations that inform the Compensation Committee’s decisions, but he does not decide or approve any compensation actions. During 2015, he advised the Compensation Committee Chairman on setting agenda items for Compensation Committee meetings; reviewed management proposals presented to the Compensation Committee; assisted in the Compensation Committee’s assessment of Baxter’s compensation policies and practices (and those established for Baxalta prior to the Baxalta spin-off); and conducted a review of the compensation of non-employee directors at Baxter’s peer companies. He also assisted in the identification of new peer companies for Baxter, in advance of the Baxalta spin-off. In accordance with the rules of the SEC and the NYSE regarding the independence of compensation consultants, Mr. Paulin provided the Compensation Committee information regarding any personal, financial, or business relationships between Cook & Co. and Baxter, its management or the members of the Compensation Committee that could impair its independence or present a conflict of interest. Based on its review of this information, the Compensation Committee determined that there were no relationships that impair the independence or create a conflict of interest between Baxter and Cook & Co. and the partners, consultants and employees who provide services to the Compensation Committee. In addition, the Compensation Committee annually reviews the substantive performance of Mr. Paulin and Cook & Co. as part of its engagement process.

Corporate Governance Committee

The Corporate Governance Committee is currently composed of James R. Gavin III, M.D., Ph.D. (Chair), Thomas F. Chen, Uma Chowdhry, Ph.D., John D. Forsyth, Michael F. Mahoney and K. J. Storm, each of whom is independent under the rules of the NYSE. The Corporate Governance Committee assists and advises the Board on director nominations, corporate governance and general Board organization and planning matters. The Corporate Governance Committee’s duties include: (1) developing criteria for use in evaluating and selecting candidates for election or re-election to the Board and assisting the Board in identifying and attracting qualified director candidates; (2) selecting and recommending that the Board approve the director nominees for the next annual meeting and recommending persons to fill any vacancy on the Board; (3) determining Board committee structure and membership; (4) overseeing the succession planning process for management, including the Chief Executive Officer; (5) developing and implementing an annual process for evaluating the performance of the Chief Executive Officer; (6) developing and implementing an annual process for evaluating Board and committee performance; (7) overseeing the continuing education of the Board; and (8) reviewing at least annually the adequacy of Baxter’s Corporate Governance Guidelines. Additionally, in 2015, the Corporate Governance Committee assisted the Board in deciding to adopt and then finalize the December 2015 proxy access bylaw amendment in order to strike a balance between enhancing stockholder rights and acting in the best interest of all Baxter stockholders. The Corporate Governance Committee met seven times in 2015.

Public Policy Committee

The Public Policy Committee is currently composed of Carole J. Shapazian (Chair), Thomas F. Chen, Uma Chowdhry, Ph.D., James R. Gavin III, M.D., Ph.D. and Albert P.L. Stroucken. The Public Policy Committee assists the Board in fulfilling its oversight responsibilities with respect to legal, regulatory and other compliance matters, and advises the Board with respect to Baxter’s responsibilities as a global corporate citizen. The Public Policy Committee’s duties include: (1) reviewing Baxter’s compliance with laws and regulations administered by the U.S. Food and Drug Administration and similar agencies; (2) reviewing the safety and quality of Baxter’s products; (3) reviewing periodic reports on quality and compliance; (4) coordinating with the Audit Committee on quality and compliance issues; and (5) reviewing strategic issues and corporate actions relating to current and emerging political, corporate citizenship and public policy issues that may affect Baxter. The Public Policy Committee met three times in 2015.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	23

Director Compensation

Non-employee directors are compensated for their service under Baxter’s non-employee director compensation plan with cash compensation and equity awards of stock options and RSUs. In July and November 2014 and May 2015, Cook & Co. reviewed this plan in its capacity as the Compensation Committee’s independent advisor. Cook & Co. recommended that the mix of equity and cash awards under the plan be positioned at the median range of Baxter’s new peer group (after the Baxalta spin-off). This new peer set, which was approved by the Compensation Committee in July 2014 for executive-level benchmarking for the company generally, is set forth below under “Compensation Discussion and Analysis—Structure of Compensation Program—Baxter’s New Peer Group and Use of Peer Group Data.” These recommendations, which were approved by the Compensation Committee and subsequently by all independent directors, increased the value of target annual equity awards to non-employee directors (from $165,000 to $175,000) and the cash retainer paid to the lead independent director and committee chairs, as described below.

Beginning in 2016, the Board anticipates that Mr. Islam will be paid solely in cash, in an amount equal to the cash compensation paid to all other non-employee directors (as described below under “—Cash Compensation”) and an amount equal to the target value of the RSUs and stock options awarded to all other non-employee directors (as described below under “—Stock Options” and “—Restricted Stock Units”); provided, that the target value shall only be paid at the end of the one-year vesting period to which all non-employee director equity awards are subject, assuming Mr. Islam is still a director at that time.

Baxter’s director compensation program utilizes equity awards in order to further align the interests of directors with Baxter stockholders. Notwithstanding that Mr. Islam may receive solely cash awards beginning in 2017 with regard to his 2016 grants, he serves on the Board as a Third Point nominee in accordance with the terms of Third Point Support Agreement and as a senior Third Point executive. Third Point is the company’s largest stockholder as of the date of this Proxy Statement. See “Ownership of Our Stock—Security Ownership by Certain Beneficial Owners” for additional information regarding Third Point’s holdings.

Cash Compensation

Each non-employee director is paid a $65,000 annual cash retainer and a $2,000 fee for each Board and committee meeting attended. The fee for attending a Science and Technology Committee meeting, prior to its dissolution, was $3,000 as this committee held less frequent but longer meetings, often not coincident with Board meetings. Each non-employee director who acts as the Chair of any committee meeting receives an additional annual retainer of $15,000, except for the Chair of the Audit Committee who receives an additional retainer of $20,000 in light of the frequency of meetings held by this committee. These amounts were increased from $10,000 and $15,000, respectively, in 2015. Effective July 1, 2015, the lead director is paid an additional annual cash retainer of $50,000, an increase from $30,000. Non-employee directors are eligible to participate in a deferred compensation plan that allows for the deferral of all or any portion of cash payments until Board service ends and provides participants with a select subset of investment elections available to all eligible employees under Baxter’s tax-qualified Section 401(k) plan. 2015 cash compensation for Messrs. Forsyth, Hellman, Hockmeyer, Stallkamp and Storm also includes payment for meetings of an ad hoc Board working group constituted to assist on strategic decisions related to the separation of Baxter and Baxalta. Working group meeting fees were $2,000 per meeting, consistent with Baxter’s standard meeting fees.

Stock Options

Except as described above with respect to Mr. Islam, each non-employee director is entitled to receive a grant of stock options annually on the date of each annual meeting. Under Baxter’s director compensation plan for 2015, each non-employee director on the Board in May 2015 received an annual stock option grant with a value of $60,000 as of the grant date, rounded to the nearest ten shares. The stock options become exercisable on the date of the next annual meeting, and may become exercisable earlier in the event of death, disability or a change in control of Baxter. Upon their appointment to the Board, Messrs. Islam and Mahoney received prorated stock option grants in September 2015 and October 2015, respectively.

Restricted Stock Units

Except as described above with respect to Mr. Islam, each non-employee director also receives an annual grant of RSUs on the date of each annual meeting. The number of RSUs for 2015 equaled the quotient of $115,000 divided by the closing sale price for a share of Baxter common stock on the date of the 2015 Annual Meeting, rounded to the nearest ten shares. Directors have the option of deferring the distribution of the shares of stock underlying such RSUs until termination from service as a director. The RSUs vest on the date of the next annual meeting and may vest earlier in the event of death, disability or a change in control of Baxter. Directors are credited with dividend equivalents on the shares underlying the RSUs (whether vested or unvested) and such dividend equivalents are reinvested in additional unvested RSUs. Directors have no other rights of a stockholder with respect to the shares underlying the RSUs prior to vesting. Upon their appointment to the Board, Messrs. Islam and Mahoney received prorated RSU grants in September 2015 and October 2015, respectively.

investor.baxter.com

24	Corporate Governance at Baxter International Inc.

Other Director Compensation

Directors are eligible to participate in the Baxter International Foundation matching gift program, under which Baxter’s foundation matches gifts made by employees and directors to eligible non-profit organizations. The maximum gift total for a non-employee director participant in the program is $20,000 in any calendar year. Baxter periodically reimburses travel and entertainment expenses when significant others of directors are invited to attend a meeting of the Board. The Compensation Committee believes these types of events help to create a sense of collegiality among the Board that is helpful to the directors in fulfilling their responsibilities as members of the Board.

Baxter’s Stock Ownership Guidelines for Directors; Prohibitions on Trading

Baxter’s Corporate Governance Guidelines provide that after five years of Board service, each director is recommended to hold common stock equal to five times the annual cash retainer provided to directors. The Board has determined that Mr. Islam satisfies this guideline by virtue of Third Point’s ownership of Baxter common stock. Third Point beneficially owns approximately 9.8% of Baxter’s outstanding common stock based on Amendment No. 2 to the Schedule 13D/A it filed on September 30, 2015. See “Ownership of Our Stock—Security Ownership by Certain Beneficial Owners” for a description of Third Point’s holdings.

Pursuant to Baxter’s securities trading policy, Baxter directors are prohibited from engaging in short-term trading activities and option transactions in Baxter stock. As a result, directors cannot enter into any “put” or “call” options or otherwise buy or sell derivatives on any Baxter stock.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Corporate Governance at Baxter International Inc.	25

Director Compensation Table

The following table provides information on 2015 compensation for non-employee directors who served during 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas F. Chen	$107,000	$114,923	$52,977	$8,813	$283,713
Uma Chowdhry, Ph.D.	106,000	114,923	52,977	23,874	297,774
John D. Forsyth	138,000	114,923	52,977	2,790	308,690
James R. Gavin, M.D., Ph.D.	127,000	114,923	52,977	30,381	325,281
Peter S. Hellman	133,000	114,923	52,977	21,290	322,190
Munib Islam(5)	30,250	58,802	36,849	0	125,901
Michael F. Mahoney(5)	28,717	54,468	35,160	0	118,345
Carole Shapazian	123,000	114,923	52,977	22,790	313,690
Thomas T. Stallkamp	179,000	114,923	52,977	22,090	368,990
K. J. Storm	158,500	114,923	52,977	12,790	339,190
Albert P.L. Stroucken	131,000	114,923	52,977	2,790	301,690
Blake E. Devitt(6)	72,500	114,923	52,977	4,187	244,587
Gail D. Fosler(6)	56,500	114,923	52,977	2,687	227,087
Wayne T. Hockmeyer, Ph.D.(6)	65,000	114,923	52,977	2,687	235,587
[1]	Consists of the amounts described above under “—Cash Compensation.”
[2]

The amounts shown in this column are valued based on the grant date fair value computed in accordance with FASB ASC Topic 718. For more information on how these amounts are calculated, please see Note 12 to the Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, each current director (other than Messrs. Islam and Mahoney) had 3,097 unvested Baxter RSUs. Messrs. Islam and Mahoney had 1,790 and 1,530 unvested Baxter RSUs, respectively, as of December 31, 2015. Amounts for each of Dr. Hockmeyer, Mr. Devitt and Ms. Fosler represent 3,610 unvested Baxalta RSUs which were issued in exchange for 3,610 unvested Baxter RSUs in connection with the spin-off. See “—Adjustments to Certain Equity Awards in the Spin-Off” below for a description of the adjustments made to outstanding equity awards in connection with the Baxalta spin-off. Mr. Islam has disclaimed beneficial ownership of the RSUs granted to him in connection with his appointment, in light of his employment arrangement with Third Point.

[3]

The amounts shown in this column are valued based on the grant date fair value computed in accordance with FASB ASC Topic 718. For more information on how these amounts are calculated, please see Note 12 to the Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, each director had the following number of Baxter and Baxalta stock options outstanding (Baxter/Baxalta): Mr. Chen (20,509/9,720); Dr. Chowdhry (20,509/9,720); Mr. Devitt (0/47,678); Mr. Forsyth (51,539/40,750); Ms. Fosler (25,090/37,678); Dr. Gavin (51,539/40,750); Mr. Hellman (51,539/40,750); Dr. Hockmeyer (33,310/45,898); Mr. Islam (6,290/0); Mr. Mahoney (5,390/0); Ms. Shapazian (35,879/25,090); Mr. Stallkamp (31,899/21,110); Mr. Storm (51,539/40,750); and Mr. Stroucken (51,539/40,750). See “—Adjustments to Certain Equity Awards in the Spin-Off” below for a description of the adjustments made to outstanding equity awards in connection with the Baxalta spin-off. Mr. Islam has disclaimed beneficial ownership of the Baxter stock options granted to him in connection with his appointment, in light of his employment arrangement with Third Point.

[4]

The amounts in this column include contributions made by Baxter’s charitable foundation for 2015 (paid as of March 1, 2016) on behalf of certain directors under the foundation’s matching gift program as follows: Dr. Chowdhry ($20,000); Dr. Gavin ($20,000); Mr. Hellman ($18,500); Ms. Shapazian ($20,000); and Mr. Stallkamp ($19,300). These donations are the only component of “All Other Compensation” that involved an amount equal to or greater than $10,000 for any director in 2015. All other amounts in this column represent dividend equivalent payments on RSUs held by the non-employee directors during 2015 (including any RSUs with deferred vesting pursuant to the deferred compensation plan).

[5]

Messrs. Islam and Mahoney were appointed to the Board in September 2015 and October 2015, respectively. Mr. Islam received a pro rata payment to reflect his service between September 29, 2015 and December 31, 2015. Mr. Mahoney received a pro rata payment to reflect his service between October 21, 2015 and December 31, 2015.

[6]	Dr. Hockmeyer, Mr. Devitt and Ms. Fosler resigned from the Board on June 30, 2015 in connection with their appointment to the Baxalta board of directors.

investor.baxter.com

26

Executive Compensation

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation

At the 2011 Annual Meeting, stockholders recommended to hold annual advisory votes approving the compensation of Baxter’s named executive officers (commonly referred to as “say-on-pay”). The Board determined to follow the stockholders’ recommendation and hold the say-on-pay vote annually until the next vote on the frequency of such votes, which is expected to occur at the 2017 Annual Meeting. Accordingly, the Board is requesting that stockholders approve, pursuant to a non-binding vote, the compensation of the company’s named executive officers as disclosed in this Proxy Statement.

The Board of Directors recommends a vote FOR approval of the compensation of the company’s named executive officers.

The Board encourages stockholders to carefully review the “Executive Compensation—Compensation Discussion and Analysis” section of this Proxy Statement, in connection with this advisory vote. The Compensation Discussion and Analysis section describes Baxter’s executive compensation program and the decisions made by the Compensation Committee and the Board with respect to the compensation of the company’s named executive officers for 2015.

The company has designed its executive compensation programs to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. As discussed below in Compensation Discussion and Analysis, pay-for-performance is the most significant structural element of Baxter’s executive compensation program, where the majority of executive pay is at risk and subject to specific annual and long-term performance requirements.

In addition, Baxter has also adopted policies, like the stock ownership guidelines and the executive compensation recoupment policy, to help ensure long-term focus and appropriate levels of risk-taking by executive officers.

The Board believes that Baxter’s executive compensation program is designed to meet the objectives discussed in the Compensation Discussion and Analysis section. Accordingly, the Board recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders of Baxter International Inc. approve the compensation paid to the company’s named executive officers as described in this Proxy Statement under “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and other narrative disclosure contained therein.

This say-on-pay advisory vote is non-binding on the Board. Although the vote is non-binding, the Board and the Compensation Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the company’s named executive officers.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	27

Compensation Committee Report

The Compensation Committee is responsible for the oversight of Baxter’s compensation programs on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

Based on the review and discussions referred to above, the Compensation Committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in Baxter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and this Proxy Statement, each of which will be filed with the SEC.

Compensation Committee
John D. Forsyth (Chair)
Peter S. Hellman
Michael F. Mahoney
Carole J. Shapazian
Thomas T. Stallkamp

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the 2015 compensation paid to Baxter’s executive officers who are identified as named executive officers below. The purpose of this discussion is to provide investors with an understanding of the company’s executive compensation policies and practices, and the decisions regarding the compensation for the named executive officers.

Summary

2015 Results

In March 2014, Baxter announced plans to create two separate, independent global healthcare companies – one focused on developing and marketing innovative biopharmaceuticals (Baxalta) and the other on life-saving medical products (Baxter). On July 1, 2015, the spin-off was completed, creating two, well-capitalized independent companies with strong balance sheets, investment grade profiles, and disciplined approaches to capital allocation. Baxter had positioned both businesses to be successful, profitable and sustainable independent companies, and this decision reflects the further evolution of Baxter’s multi-faceted strategies emphasizing a commitment to innovation and operational excellence. The two businesses had historically operated in distinct markets with corresponding and distinct underlying fundamentals, and each possesses unique and compelling growth prospects, investment requirements and risk profiles. Baxter believes that the separation has and will continue to result in other material benefits, including:

●	Greater management focus on the distinct business of medical products;
●	Ability to more effectively commercialize new and existing product offerings;
●	Ability to drive innovation across the franchises and allocate necessary resources to the areas presenting the highest growth potential; and
●	Flexibility to pursue growth and investment strategies resulting in revenue acceleration, improved profitability and enhanced returns.

Baxter’s financial results for 2015 reflect the company’s achievement of significant financial, operational and strategic objectives. The related highlights include:

●	the successful completion of the Baxalta spin-off, including the distribution of 80.5% of the outstanding shares of Baxalta common stock to Baxter stockholders (as further discussed below);
●	the implementation of actions to rebase the company’s cost structure in light of the company’s emergence as a stand-alone medical products company;
●

the launch of new products or next generation products in select markets, two new automated peritoneal dialysis systems (HOMECHOICE CLARIA with SHARESOURCE and AMIA with SHARESOURCE), Cefazolin injection in GALAXY container (2 g/100 mL), Baxter’s next-generation SIGMA SPECTRUM infusion pump and AK-98, Baxter’s new in-center hemodialysis system; and

●	continued savings associated with the Gambro AB integration, the optimization of Baxter’s portfolio and the Baxalta spin-off.

investor.baxter.com

28	Executive Compensation

Baxter’s global net sales totaled $10.0 billion in 2015, with adjusted earnings from continuing operation per diluted share of $1.38 (excluding special items). See footnote 1 to the table in “—Structure of Compensation Program—Financial Targets” for information regarding the adjustments made to adjusted earnings from continuing operations per diluted share.

As discussed in “—Structure of Compensation Program—Financial Targets” below, Baxter’s short-term cash compensation program for 2015 was based, in part, on the achievement of adjusted EPS and adjusted sales for the first and second half of 2015.

The company’s financial, operational and strategic performances (as discussed above) were all significant factors in the compensation decisions made for 2015. A comparison of the performance of Baxter’s common stock (after giving effect to the Baxalta spin-off) against certain of its peers provides another perspective on Baxter’s overall performance over the last five years and is an additional factor that the Compensation Committee (and with respect to Chief Executive Officer compensation, the Board) considered when making compensation decisions.

In 2015, Baxter delivered value to stockholders through $910 million in dividends. Additionally, on July 1, 2015, Baxter distributed 80.5% of the outstanding Baxalta shares to its stockholders in the Baxalta spin-off. Based on company estimates and as set forth below, the combined total shareholder return for Baxter and Baxalta in 2015 totaled approximately 7.5%, as compared to 1.4% for the S&P 500 Composite Index and 7.0% for the S&P 500 Health Care Index over the same period.

The following graph compares the cumulative total shareholder return (including reinvested dividends) on Baxter common stock and, for the period between July 1, 2015 and December 31, 2015, on Baxter and Baxalta common stock with the Standard & Poor’s 500 Composite Index and the Standard & Poor’s 500 Health Care Index for 2015. Performance through June 30, 2015 reflects Baxter performance prior to adjusting for the Baxalta separation. Performance after June 30, 2015 represents the aggregate total shareholder return for Baxter (as adjusted for the Baxalta separation) and Baxalta.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	29

The second graph compares the change in the cumulative total shareholder return (including reinvested dividends) on Baxter common stock and, for the period between July 1, 2015 and December 31, 2015, on Baxter and Baxalta common stock with the same indices shown above between 2010 and 2015. Performance through June 30, 2015 reflects Baxter performance prior to adjusting for the Baxalta separation. Performance after June 30, 2015 represents the aggregate total shareholder return for Baxter (as adjusted for the Baxalta separation) and Baxalta.

2015 Say-on-Pay Vote

At the 2015 Annual Meeting, approximately 74% of the stockholders voting at the meeting approved the compensation paid to Baxter’s named executive officers in 2014.

The Compensation Committee and management are committed to strengthening pay-for-performance alignment, as well as the overall design of the company’s executive compensation programs. In 2015 after the 2015 Annual Meeting, Baxter reached out to certain of its top stockholders to seek feedback on Baxter’s executive pay practices and the 2015 say-on-pay vote. Several stockholders suggested that their “no” votes primarily reflected views on total shareholder return and related matters in 2014 and these stockholders generally did not suggest fundamental changes in program design. See “—Structure of Compensation Program—Pay-for-Performance—CEO Alignment of Realizable Pay and Performance” for additional information regarding the alignment between company performance and realizable pay in 2015.

Stockholder Engagement

Baxter sponsors an active stockholder engagement program. As part of this program, the company is committed to engaging in constructive dialogue with its stockholders. Management is primarily responsible for stockholder communications and engagement, with involvement from the lead director, Corporate Governance and Compensation Committees. Management provides regular updates to the Board concerning stockholder feedback. The Board considers this feedback as well as the interests of all stakeholders when overseeing company strategy, formulating governance practices and designing or evaluating compensation programs, as discussed above.

During 2015, members of the Board and management met with stockholders and other stakeholders as part of its annual outreach program and a targeted corporate governance outreach, as well as at other times throughout the year. This outreach included discussions with representatives from Baxter’s top institutional investors, hedge funds, mutual funds and public pension funds (representing over 25% of our outstanding shares). We also engaged with proxy and other investor advisory firms that represented the interests of various stockholders. Topics included our strategy and performance, corporate governance matters such as Board composition and refreshment, succession planning (including the appointment of Mr. Almeida as the company’s Chairman and Chief Executive Officer), Board leadership structure and the company’s recently adopted proxy access bylaw amendment and Baxter’s executive compensation program. Management solicited feedback from stockholders on these subjects and provided a summary of responses to the Board. Directors who participated in the meetings also shared their perspectives on these meetings with the full Board.

investor.baxter.com

30	Executive Compensation

2015 Executive Compensation Awarded and Earned

For his service as Baxter’s Chairman and Chief Executive Officer in 2015, Mr. Parkinson has compensation reported in the Summary Compensation Table of $17,883,684. In reviewing the company’s programs (including the successful Baxalta separation and distribution) and the decisions made relative to Mr. Parkinson’s compensation, the Compensation Committee believes that Mr. Parkinson was fairly rewarded for leading the company through a period of substantial change and long-term investment for the future benefit of stockholders.

A primary component of this total was Mr. Parkinson’s base salary of $1,535,000. Mr. Parkinson did not receive a salary increase in 2015. And as a result, his base annual salary remained at $1,535,000 through the effectiveness of his retirement as Chief Executive Officer and Chairman effective as of December 31, 2015. For the period between January 1, 2016 through March 11, 2016, Mr. Parkinson received a base salary of $25,000 for each bi-weekly pay period for assisting in the completion of the transition of his responsibilities to Mr. Almeida. Mr. Parkinson is no longer employed by Baxter.

Another primary component of Mr. Parkinson’s 2015 compensation was his annual cash bonus of $3,637,491, which represents a 14.8% increase from the prior year. Mr. Parkinson’s annual bonus funded at 139% of target for achieving the company’s goals on adjusted sales and adjusted EPS, while making significant investments for future growth and preparing the company for the spin-off of Baxalta, notwithstanding a difficult macroeconomic marketplace. This payout includes an adjustment made by the Board in assessing his individual performance for 2015. See “—Elements of Executive Compensation—Cash Bonuses—Determination of 2015 Annual Bonus Payouts—Individual Performance” for a discussion of the factors evaluated by the Board in connection with making these adjustments.

Consistent with Baxter’s historical practice, the largest component of Mr. Parkinson’s compensation in 2015 was the long-term incentive grant with a grant date fair value of $11,466,401. For 2015, due to the impending business separation of Baxalta, and the difficulties associated with establishing three-year GSV performance metrics in advance of the spin-off, Mr. Parkinson and all executive officers received their equity grants in equal proportions of stock options and RSUs.

Following Mr. Parkinson’s retirement and pursuant to the terms and conditions of his outstanding equity grants, Mr. Parkinson will continue to vest in his outstanding long-term incentive grants on their regular vesting schedules. All of his outstanding PSU grants will continue to be measured based on Baxter’s performance. Consequently, Mr. Parkinson’s ability to realize the grant date value of his long-term incentive compensation will continue to depend on the company’s performance over the long-term. For example, the GSV portion of the PSUs granted to him in 2013 and otherwise payable in 2016 paid out at 0% of the original grant because Baxter’s relative GSV performance (including combined Baxter – Baxalta results for the second half of 2015) was below the 25th percentile of its peers during the 2013 to 2015 performance period. Please see below for a more detailed discussion of realized pay and performance alignment appears below under “—Structure of Compensation Program—Pay for Performance—CEO Alignment of Realizable Pay and Performance.”

For 2015, aside from Mr. Parkinson, the other Baxter named executive officers include José E. Almeida, Jeanne K. Mason, PhD, James K. Saccaro, and David P. Scharf. Robert J. Hombach, Baxter’s former Corporate Vice President and Chief Financial Officer, and Ludwig N. Hantson, Baxter’s former Corporate Vice President and President, BioScience, represent the other named executive officers. Mr. Hombach is included as he served as Baxter’s principal financial officer for a portion of 2015 prior to the Baxalta spin-off. Dr. Hantson is included as he would have otherwise been included had he still served as a Baxter executive officer as of December 31, 2015.

Each of the other named executive officers received total performance based compensation for 2015 as follows (based on Baxter’s results for applicable financial metrics, with the resulting payout further adjusted by the Compensation Committee in light of individual performance over the relevant period (and as further discussed below)): Mr. Saccaro $2,001,783; Ms. Mason $2,473,608; and Mr. Scharf $3,103,009. The performance based compensation paid to Dr. Hantson and Mr. Hombach for the first half of 2015 totaled $2,757,589 and $3,506,691, respectively. Mr. Almeida received total performance based compensation of $7,714,087 in connection with his appointment as CEO and Chairman. The related grant (which consists solely of PSU and option awards) represents an acceleration of his 2016 annual equity grants. The amounts for Dr. Hantson and Mr. Hombach consist solely of compensation paid or awarded by Baxter (whether in Baxter or Baxalta equity, after giving effect to the adjustments made in connection with the Baxalta spin-off). They do not include any compensation paid for post-separation performance.

Consistent with past years, the most significant component of the total compensation paid to the named executive officers in 2015 was in the form of equity. The grant date fair value of the equity awards granted to the named executive officers in 2015 (excluding Messrs. Almeida and Hombach and Dr. Hantson) ranged from 43% to 51% of their total compensation. As with the Chief Executive Officer, the ability of the other named executive officers to realize the grant date fair value of their long-term incentives will ultimately

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	31

depend on the company’s performance over the long term. See “—Structure of Compensation Program—Pay-for-Performance—CEO Alignment of Realizable Pay and Performance” for additional information regarding Mr. Parkinson’s realizable pay in 2015.

Compensation Philosophy

Baxter’s compensation program is designed to:

●	recognize company and individual performance;
●	drive the long-term financial performance of the company (and in doing so, encourage innovation and appropriate levels of risk-taking); and
●	reflect the value of each officer’s position in the market and within the company.

The objective of the program is to compensate Baxter’s executive officers in a manner that is consistent with these principles, align the interests of management and stockholders and drive sustained and superior performance relative to the company’s peers. The program is also designed to be comparable with companies with which Baxter competes for executive talent in order to attract, retain and motivate high-performing executives.

Structure of Compensation Program

Historically, Baxter’s executive compensation program has reflected the following:

●	cash bonus payouts determined primarily by the company’s annual performance against specified financial targets, including adjusted EPS, adjusted sales and operating cash flow;
●

the company’s three-year GSV relative to its peer group and performance against annual return on invested capital (ROIC) targets has historically determined the payout under 50% of the company’s annual equity awards, which have been granted in the form of PSUs and which are completely “at-risk”; and

●	the overall performance of the company’s common stock determines the value of the other 50% of the company’s annual equity awards, which have historically been granted in the form of stock options.

For 2015, given the mid-year business separation of Baxalta from Baxter:

●

cash bonus payouts were determined by adjusted EPS and adjusted sales. For the first half of the year, adjusted EPS and adjusted sales were measured against targets for Baxter (before the Baxalta separation), while for the second half of the year, each of these metrics was measured against Baxter results after the separation (for continuing Baxter employees); and

●

all eligible officers received their annual equity grants in March 2015 in the form of 50% stock options and 50% RSUs. PSUs were not granted in March 2015 given the business separation and challenges in establishing appropriate long-term metrics that would adequately reflect performance through the spin-off.

For 2016, Baxter’s Compensation Committee has approved the following plan design changes, consistent with Baxter’s long-range plans, which include an increased focus on the disciplined use of cash for long-term capital investments and on margin improvement:

●	in addition to maintaining adjusted EPS and adjusted sales as metrics under Baxter’s cash bonus plan, free cash flow has been introduced as a performance metric, replacing operating cash flow; and
●

PSUs constitute 50% of the annual equity grant for named executive officers. One-half of the PSUs will be measured based on Baxter’s GSV relative to its peer group over a three-year period, and one-half of the PSUs will be measured on three annual operating margin targets, for which the shares will vest based on goal achievement at the end of three years (subject to satisfaction of the related time vesting requirement).

The annual cash metrics and weightings used for 2014 and 2015 cash bonus assessment, and the 2016 annual cash metrics and weightings, are as follows:

Measure	2014: Full-Year	2015: First-Half	2015: Second-Half	2016: Full-Year
Adjusted EPS	50%	50%	75%	60%
Adjusted Sales	25%	50%	25%	20%
Adjusted Operating Cash Flow	25%	—	—	—
Adjusted Free Cash Flow	—	—	—	20%

investor.baxter.com

32	Executive Compensation

The equity mix for the named executive officers under Baxter’s long-term incentive plan during the same time periods is as follows:

Measure	2014	2015	2016
Stock Options	50%	50%	50%
Restricted Stock Units	—	50%	—
Performance Share Units: GSV	25%	—	25%
Performance Share Units: ROIC	25%	—	—
Performance Share Units: Operating Margin	—	—	25%

Pay-for-Performance

Pay-for-performance is the most significant structural element of Baxter’s compensation program. As described in this Proposal 2, for 2015, annual performance against financial targets of adjusted EPS and adjusted sales determined the payout of cash bonuses under Baxter’s cash bonus plan. Operating cash flow, which has historically been included as the third measure in the annual bonus plan, was removed for 2015 due to the impending business separation of Baxalta and the challenge with setting an appropriate annual metric. For 2016, free cash flow replaces operating cash flow as the third metric under the company’s cash bonus plan, consistent with Baxter’s increased focus on the disciplined use of cash for long-term capital investments.

Baxter has historically used three-year GSV relative to its peer group and three-year performance against annual ROIC targets to determine the payout under 50% of the company’s annual equity awards to executive officers, which have been granted in the form of PSUs. For 2015, due to the impending business separation of Baxalta, PSUs were not granted to executive officers (other than to Mr. Almeida). Instead, RSUs comprised 50% of the 2015 annual equity awards. This change was made due to the planned separation of Baxalta and the difficulties associated with establishing three-year GSV performance targets in advance of the spin-off. In general, the Compensation Committee views grants not tied to performance and one-time grants as appropriate in limited circumstances (including in connection with the Baxalta spin-off) and seeks to avoid their use to the extent it may be inconsistent with the company’s overall pay-for-performance philosophy.

For 2016, Baxter executive officers received 50% of their annual equity grants in the form of PSUs, of which:

●	one-half will be measured against Baxter’s three-year GSV relative to the company’s new peer group, and
●	one-half will be measured against three annual operating margin targets, as opposed to three annual ROIC targets.

These PSU awards were in lieu of the annual RSU awards issued to executive officers in 2015. The company elected to use operating margin (as opposed to ROIC) as the second metric under its 2016 equity incentive plan in order to better align executive compensation with the company’s plans to increase operating margin over its five year long-range plan.

The overall performance of Baxter’s common stock determines the value of the remainder of each executive officer’s annual equity grant for 2016, which was granted in the form of stock options. Stock options constitute 50% of annual equity awards in 2015 and 2016, consistent with past practice. The Compensation Committee’s assessment (or in the case of the Chief Executive Officer, the Board’s assessment) of how each officer performs his or her job impacts earned cash bonuses and equity awards, as discussed below under “—Performance Over the Long-Term—Individual Performance.”

Baxter’s focus on pay-for-performance is best demonstrated through the structure of its executive compensation programs, where the majority of executive pay is at risk and subject to performance requirements (including in the case of stock options, the performance of Baxter common stock). For 2015, 54% of Mr. Parkinson’s target compensation and 48% of the other named executive officers’ compensation (excluding Messrs. Almeida and Hombach and Dr. Hantson) was at risk. These percentages are lower than they have been historically because of the granting of RSUs in 2015 instead of PSUs.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	33

CEO Alignment of Realizable Pay and Performance

To ensure alignment of executive pay with performance, the Compensation Committee reviewed the realizable pay (actual cash compensation and the intrinsic value of equity-based compensation) for Mr. Parkinson over the three-year period for which compensation is disclosed in this Proxy Statement (2013 to 2015).

CEO Realizable Pay 2013 - 2015(1),(2)
(in thousands)

[1]	The realizable pay values represent the intrinsic value of stock options and RSUs granted to Mr. Parkinson in 2013, 2014 and 2015, and PSUs granted to Mr. Parkinson in 2010, 2011 and 2012 that were paid in 2013, 2014 and 2015, respectively, and include both Baxter and Baxalta awards. The amount included under the “Change in Pension Value” column in the Summary Compensation Table has been excluded from these calculations, while the amount included under “All Other Compensation” has been included as part of Salary.
[2]	All realizable pay elements are valued based on the closing price of Baxter and Baxalta common stock on December 31, 2015 ($38.15 and $39.03, respectively).

As shown in the chart above, Mr. Parkinson’s realizable pay was 77% of the Summary Compensation Table value during this time period. This difference is attributable to the lower realizable value of Mr. Parkinson’s long-term incentive compensation. The realizable pay for the long-term incentive portion is only 66% of the Summary Compensation Table values, which supports a strong pay-for-performance alignment. Between 2013 and 2015, Baxter’s total GSV performance (including reinvested dividends) was approximately 23% (after giving effect to the Baxalta spin-off). This return level was below the median total shareholder return of Baxter’s peer companies which was approximately 76% during the same period. This produced lower realizable stock option values and resulted in below target PSU payouts during this time period. Our executive officers received PSU payouts in 2013, 2014 and 2015 at 65%, 30% and 0% of target respectively. See “—Financial Targets” for a discussion for how GSV is calculated.

Financial Targets

The Compensation Committee selected adjusted EPS and adjusted sales as the financial measures on which to assess the company’s performance for purposes of funding the cash bonus pool for 2015. Each half of the year was measured independently for cash bonus purposes to recognize that the first half of the year represented the combination of Baxter and Baxalta results, while the second half of the year, for continuing Baxter employees, represented Baxter results only. The table below shows the relative weight assigned to each measure during 2015:

	First Half	Second Half
Adjusted EPS	50%	75%
Adjusted Sales	50%	25%

Greater emphasis was placed on adjusted EPS for the second half of the year given the company’s increased focus on improving profitability after completion of the spin-off.

investor.baxter.com

34	Executive Compensation

Since each financial measure was met, the cash bonus pool was funded at two times the base salary for each executive officer covered by the bonus pool (other than the Chief Executive Officer, for whom the bonus pool was funded at two times his or her target cash bonus) with negative discretion applied as described below.

The Compensation Committee selected adjusted EPS and adjusted sales as financial metrics for the 2015 cash bonus plan as they are of immediate interest to stockholders and are the primary measures as to which Baxter regularly provides guidance to the market. The table below provides adjusted EPS and adjusted sales targets for 2015, 2014 and 2013 as well as actual results. The table also provides target and adjusted operating cash flow for 2014 and 2013, as operating cash flow was used in the calculation of the annual bonus funding in 2014 and 2013. The 2013 target and actual results exclude the impact of post-acquisition results for Gambro AB (Gambro), which was acquired in September 2013 and now constitutes a portion of Baxter’s Renal business.

	2015						2014			2013
	Target (H1/H2)		Actual (H1/H2)		Achievement % (H1/H2)		Target	Actual	Achievement %	Target	Actual	Achievement %
Adjusted EPS(1)	$1.82	$0.62	$2.01	$0.84	110.3%	135.3%	$5.11	$5.17	101.2%	$4.70	$4.72	100.5%
Adjusted Sales (in millions)(2)	$7,900	$5,431	$8,010	$5,482	101.4%	100.9%	$16,242	$16,600	102.2%	$14,259	$14,323	100.4%
Adjusted Operating Cash Flow (in millions)(3)	N/A	N/A	N/A	N/A	N/A	N/A	$3,413	$3,338	97.8%	$3,277	$3,256	99.4%

[1]	Adjusted EPS is calculated as the company’s diluted earnings per share determined in accordance with GAAP equal to $1.38 for the first half of 2015 (calculated prior to giving effect to the Baxalta separation), $0.33 for the second half of 2015 (including only continuing Baxter results), $4.56 for 2014 and $3.66 for 2013, each as adjusted for special items. Special items for 2015 related to the previously mentioned first half and second half results were $343 million on an after-tax basis, or $0.63 per diluted share, and $276 million on an after-tax basis, or $0.51 per diluted share, respectively, primarily related to intangible asset amortization, business optimization items, product-related items, separation-related costs for the Baxalta separation, Gambro integration items, debt extinguishment costs, tax and legal reserves and business development activities. For 2014, special items totaled $333 million on an after-tax basis, or $0.61 per diluted share, primarily related to intangible asset amortization, business optimization items, product-related items, separation-related costs for the Baxalta separation, Gambro integration items, tax and legal reserves and business development activities. For 2013, special items totaled $555 million on an after-tax basis, or $1.01 per diluted share, primarily related to charges for Gambro acquisition and integration items, business optimization initiatives, tax and legal reserves, currency-related items and business development activities. For 2013, the actual results also exclude a net loss of $0.05 per diluted share related to the impact of the Gambro acquisition. Total GAAP EPS from continuing operations (after giving effect to the Baxalta separation for the full year) was $0.72 for 2015, as adjusted for special items of $0.66 related to the aforementioned items (or $1.38 per share on an as adjusted basis), and $0.83 for 2014, as adjusted for special items of $0.45 related to the foregoing items (or $1.28 on an as adjusted basis), representing an increase of 8% over the period.
[2]

Adjusted Sales are calculated as the company’s reported net sales as determined in accordance with GAAP equal to $7.7 billion for the first half of 2015 (which amount was calculated prior to giving effect to the Baxalta separation) and $5.1 billion for the second half of 2015 (which amount represents solely Baxter sales, after giving effect to the Baxalta separation), $16.7 billion for 2014 (represents solely Baxter sales, after giving effect to the sale of the company’s former Vaccines franchise) and $15.0 billion for 2013 (excluding $485 million in adjusted sales related to the Gambro acquisition), in each case as adjusted for foreign currency fluctuations calculated using budgeted exchange rates.

[3]

Adjusted Operating Cash Flow is calculated from the company’s cash flow from operations as determined in accordance with GAAP, equal to $3.215 billion for 2014 and $3.198 billion for 2013. The 2014 results have been adjusted for cash flows related to the Baxalta separation of $70 million as well as $53 million of certain late payments in connection with an insurance recovery affecting a key customer. The 2013 results exclude $58 million in operating cash flows related to the Gambro acquisition.

The company calculated adjusted EPS for purposes of funding the cash bonus pool the same way it calculated adjusted EPS when it publicly announced its results — that is, the special items that were excluded from EPS to arrive at adjusted EPS for purposes of announcing earnings results were the same as the adjustments made for purposes of the cash bonus pool. Baxter uses adjusted sales (rather than net sales) as a target for the same reason that Baxter provides sales guidance excluding the impact of foreign currency fluctuations and certain other items — that is, the company believes it provides a better perspective on underlying sales growth. The use of budgeted exchange rates allows Baxter to evaluate final performance on the same foreign currency basis that was used for setting the target and establishing the budget.

Performance Over the Long-Term

As a healthcare company, Baxter operates in a rapidly changing, increasingly competitive and heavily regulated environment. Accordingly, encouraging its executive officers to focus on the long-term performance of the company is particularly important to Baxter. Historically, Baxter has awarded PSUs designed to reward strong and sustained long-term performance by the company on two important measures: GSV and ROIC. The ROIC measure was added to the PSU grants in 2013 to provide a better balance compared to tying the award to a single performance metric. It also provides the opportunity to focus on a strategic financial component over a multi-year period. Finally, the use of multiple measures for PSUs is aligned with external market best practice. Fifty percent of each PSU award in 2013 and 2014 consisted of GSV PSUs and the remaining 50% of each award consisted of ROIC PSUs.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	35

In 2015, due to complexities associated with setting performance targets in advance of the Baxalta spin-off, Baxter did not grant any PSUs to any of its executive officers, with the exception of the hiring grant to Mr. Almeida (as described below in “—Elements of Executive Compensation—Equity Awards”). Instead, the company granted RSUs to its executive officers in lieu of PSUs. The company granted PSUs as part of each executive officer’s annual compensation for 2016. In general, the Compensation Committee views grants not tied to performance and one-time grants as appropriate in limited circumstances (including in connection with the Baxalta spin-off) and seeks to avoid their use to the extent it may be inconsistent with the company’s overall pay-for-performance philosophy.

Performance Against Peers

Although no PSUs were awarded in 2015, GSV PSUs associated with the annual 2013 PSU grant had a performance period which ended on December 31, 2015. The GSV performance period for PSUs associated with the annual 2014 PSU grant is scheduled to end on December 31, 2016. For these grants, the combined value of Baxter’s and Baxalta’s stock prices post-separation was or will be used to determine the extent to which the related PSUs will pay out.

The GSV for each period listed above will be (or was) measured based on the following formula:

Average Closing Stock Price Over the Last Twenty Consecutive Trading Days of the Performance Period
minus Average Closing Stock Price Over the Last Twenty Consecutive Trading Days Immediately
Preceding the Commencement of the Performance Period
plus Reinvested Dividends

Divided (÷) by

Average Closing Stock Price Over the Last Twenty Consecutive Trading Days Immediately Preceding the
Commencement of the Performance Period

The GSV PSUs will pay out in shares of Baxter or Baxalta common stock in a range of 0% to 200% of the number of PSUs awarded. See “—Adjustments to Certain Equity Awards in the Spin-Off” for a discussion of the adjustments made to the 2013 and 2014 PSUs in connection with the Baxalta spin-off. The table below shows how the company’s GSV against its peers (as discussed below) correlates with the 0% to 200% range of payouts.

Performance	Payout
Below 25th Percentile Rank	0%
25th Percentile Rank	25%
60th Percentile Rank	100%
75th Percentile Rank	150%
85th Percentile Rank or Above	200%

The GSV PSUs will pay out linearly between each set of data points above the 25th percentile and below the 85th percentile. In order to pay out at the 100% target level, Baxter must outperform its peers at the 60th percentile over the relevant performance period.

The peer group used to assess performance for the outstanding GSV PSU periods (2013 – 2015 and 2014 – 2016) is set forth below, as that was the peer group in place at the time the related grants were made. The new Baxter peer group, as updated and approved in July 2014 in anticipation of the Baxalta spin-off, is set forth under “—Baxter’s New Peer Group and Use of Peer Group Data.” The Compensation Committee uses the new peer set for executive-level benchmarking and for the establishment of equity awards, beginning with the ones made in March 2015 in anticipation of the spin-off.

investor.baxter.com

36	Executive Compensation

Baxter’s historical peer group, as set forth below, reflects the nature of Baxter’s business at the time the peer group was set and includes medical products and biopharmaceuticals companies:

Abbott Laboratories	C.R. Bard, Inc.	PerkinElmer, Inc.
Abbvie Inc.*	DaVita HealthCare Partners Inc.	Perrigo Company plc
Agilent Technologies, Inc.	DENTSPLY International Inc.**	Pfizer Inc.
Alexion Pharmaceuticals, Inc.	Edwards Lifesciences Corp.	Quest Diagnostics Incorporated
Allergan plc	Eli Lilly and Company	Regeneron Pharmaceuticals*
Amgen Inc.	Gilead Sciences, Inc.	St. Jude Medical, Inc.
Becton, Dickinson and Company	Intuitive Surgical, Inc.	Stryker Corporation
Biogen Inc.	Johnson & Johnson	Thermo Fisher Scientific Inc.
Boston Scientific Corporation	Laboratory Corporation of America Holdings	Varian Medical Systems, Inc.
Bristol-Myers Squibb Company	Medtronic Public Limited Company	Vertex Pharmaceuticals*
Celgene Corporation	Merck & Co., Inc.	Waters Corporation
Cerner Corporation	Mylan N.V.	Zimmer Biomet Holdings, Inc.
* Only apply to the GSV period ending on December 31, 2016.
** For the GSV period ending on December 31, 2016, DENTSPLY Sirona Inc.

Performance Against ROIC

As discussed above, ROIC PSUs were granted in 2013 and 2014. During or prior to 2015, the annual ROIC performance had been assessed with respect to the first two tranches of the 2013 ROIC PSUs and with respect to the first tranche of the 2014 ROIC PSUs. In anticipation of the Baxalta spin-off, separate ROIC metrics were established for the first half of 2015, for which performance was measured based on combined Baxter and Baxalta performance, and the second half of the year, for which performance was measured based on Baxter’s results only (for awards granted to continuing Baxter employees). These new metrics apply to the third tranche of the 2013 ROIC PSUs and the second tranche of the 2014 ROIC PSUs, for which performance was finally assessed for both tranches of PSUs in February 2016. For the third tranche of the 2014 ROIC PSUs, the ROIC performance metric has been established and will be assessed for full-year 2016 ROIC, Baxter-only performance.

ROIC measures how effectively Baxter is allocating and utilizing capital in its operations. ROIC has historically been used as the second PSU measure in order to balance the GSV measure, helping to ensure a focus on efficient and value-maximizing investment and appropriate long-term management of capital. For 2016, the Compensation Committee replaced ROIC with operating margin as the second performance metrics for its PSU awards. See “—Structure of Compensation Program” for a discussion of the related changes for 2016.

ROIC is calculated by dividing annual cash flows from operations for a period (excluding the impact of interest expense) by average invested capital for the period. During each three-year performance period, the Compensation Committee has set or will set annual ROIC goals. The 2015 ROIC goals were used to measure performance for both the second tranche of the 2014 ROIC PSUs and the third tranche of the 2013 ROIC PSUs. As discussed above, in anticipation of the spin-off, the 2015 performance period was split into two halves. The related PSUs will pay out in shares of Baxter or Baxalta common stock in a range of 0% to 200% of the number of PSUs awarded. The table below shows how the company’s ROIC performance (for the 2013 ROIC PSUs and the 2014 ROIC PSUs) correlates with the 0% to 200% range of payouts.

Performance as a
Percentage of Target	Payout
Below 93%	0%
93%	25%
100%	100%
107%	200%

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	37

Baxter does not provide guidance on ROIC nor does it disclose ROIC in its public filings. However, for the first half of 2015 and the second half of 2015 and years 2014 and 2013, Baxter achieved 96.4%, 119.9%, 102.5% and 100.8% of the applicable ROIC target for such period.

Performance Payout is “At-Risk”

As it is possible that there will be no payout under PSUs, these awards are completely “at-risk” compensation. For example, the company did not issue any shares of common stock with respect to the GSV PSUs granted in 2012 and otherwise payable in 2015 or the GSV PSUs granted in 2013 and otherwise payable in 2016 because the company did not achieve the threshold level of performance over the applicable three-year periods. This result is consistent with the company’s pay-for-performance philosophy and the Compensation Committee’s belief that a portion of equity granted to the company’s officers be completely “at-risk.” Additionally, the payouts of GSV PSUs in 2013 (with respect to the 2010 grant) and 2014 (with respect to the 2011 grant) were 65% and 30%, respectively, of the original targets for those awards, demonstrating alignment with Baxter’s overall pay-for-performance philosophy.

Performance of Baxter Common Stock

The performance of Baxter common stock determines the value of the stock options and RSUs that were granted to the named executive officers in 2015.

Individual Performance

The Compensation Committee assesses the individual performance of each executive officer (other than the Chief Executive Officer) in making compensation decisions related to cash bonuses and equity awards. These assessments may be used to adjust the payout or grants made resulting from the company’s performance against the related financial metrics. The Compensation Committee’s assessment of individual performance is inherently subjective and requires significant input from the Chief Executive Officer, who reviews the performance goals and self-evaluations of each of the other executive officers and shares his or her insights and recommendations with the Compensation Committee. Based on that input, the Compensation Committee assesses how well an officer fulfilled his or her obligations in the past year. This assessment focuses on how well the operations or function for which an officer is responsible performed during the year. The Compensation Committee also considers how well an officer performed against the performance goals set for the officer.

The Board is responsible for assessing the Chief Executive Officer’s performance each year. As part of this assessment, the Board reviews the extent to which the Chief Executive Officer has satisfied his or her goals for the year (as described below). This review is conducted with the support of the lead director and the Corporate Governance and Compensation Committees, which oversee the establishment of the goals and the annual review process.

The goals set for each named executive officer for 2015 reflected the diversity of the company’s business and the wide range of responsibilities that are attributed to each of these officers. For example, Mr. Parkinson had performance goals for 2015 covering the following areas: financial performance; organizational development and human resources; corporate strategy and business development; quality and regulatory; operational excellence; board relations and governance; constituent relations (including with respect to sustainability matters); leadership; innovation and R&D; and the Baxalta separation. Mr. Parkinson also had a higher-level set of aspirational goals which were designed to measure his long-term performance. In evaluating each officer’s performance against his or her goals, consideration is given not only to whether an objective was met but most significantly how the objective was met including how appropriately the officer prioritized meeting an objective relative to the officer’s other responsibilities. Accordingly, the adjustments that are made to an officer’s compensation based on his or her performance are not directly correlated to the number of goals that an officer achieved. The Compensation Committee believes that this type of rigid correlation could motivate an officer to focus on achieving his or her performance goals rather than on fulfilling his or her job responsibilities in a manner that is in the best interests of the company and its stockholders. The Compensation Committee or the Board adjusts cash bonuses and equity grants for individual performance on a discretionary basis in light of the overall assessment made by the Compensation Committee or the Board, as applicable, of how well an officer fulfilled his or her obligations to the company in the past year. For 2015, the individual adjustments made by the Compensation Committee or the Board with respect to the compensation awarded to the named executive officers under the company’s cash and equity incentive plans ranged from 100% to 120% (excluding Messrs. Almeida and Hombach and Dr. Hantson). See “—Elements of Executive Compensation—Cash Bonuses—Individual Performance” and “—Elements of Executive Compensation—Equity Awards—Individual Equity Grants” for additional information regarding individual adjustments made to the cash and equity awards, respectively, for the named executive officers in 2015.

investor.baxter.com

38	Executive Compensation

Baxter’s New Peer Group and Use of Peer Group Data

Use of peer group data plays a significant role in the structure of the compensation program as it is a primary input in setting target levels for base salaries, cash bonuses and equity awards and helps to ensure that compensation is market competitive in order to retain and attract talent. Baxter uses data from companies that the Compensation Committee has selected as comparable companies (the peer group) to help identify a reasonable starting point for base salaries, cash bonuses and equity awards and then analyzes company and individual performance to determine whether it is appropriate to move away from this baseline. Peer group data also plays a role in what non-cash compensation is paid to the named executive officers as the market data the company obtains regarding companies in its peer group helps determine what types and amounts of non-cash compensation are appropriate for competitive purposes. If data is not available for a particular officer’s position at the company, the Compensation Committee utilizes the information that is available to Aon Hewitt as well as internal equity principles to set an officer’s compensation targets at levels that are competitive with other officers at Baxter.

Baxter’s use of peer group data is consistent among the named executive officers in that the baseline (percentile target) that is set for an element of compensation applies to all officers regardless of position. However, differences in the compensation paid to comparable officers at companies in the peer group do result in different target amounts for officers depending on their position.

As discussed above, information may not be available from each of the companies in Baxter’s peer group for every officer position. As a result, the number of companies in Baxter’s peer group may fluctuate as applied to each officer. In connection with the spin-off of Baxalta, the Compensation Committee approved a new peer group for Baxter in July 2014. This peer group was developed in conjunction with Cook & Co., the Compensation Committee’s independent compensation consultant, and was used to guide compensation actions for continuing Baxter officers in 2015. It reflects Baxter’s emergence as a stand-alone medical products company. Note that this peer group differs from the peer group used to assess the outstanding GSV PSUs (from 2013 and 2014), as set forth above under “—Performance Over the Long Term—Performance Against Peers.” It also differs from the peer group used to establish 2015 compensation for continuing Baxalta officers, including Dr. Hantson and Mr. Hombach. As of December 31, 2015, the companies included in Baxter’s updated peer group are set forth below:

Abbott Laboratories	C.R. Bard, Inc.	St. Jude Medical, Inc.
Agilent Technologies, Inc.	DaVita HealthCare Partners Inc.	Stryker Corporation
Allergan plc	DENTSPLY International Inc.*	Thermo Fisher Scientific Inc.
Becton, Dickinson and Company	Laboratory Corporation of America Holdings	Valeant Pharmaceuticals International, Inc.
Boston Scientific Corporation	Medtronic Public Limited Company	Varian Medical Systems, Inc.
Cerner Corporation	Quest Diagnostics Incorporated	Zimmer Biomet Holdings, Inc.

* Became DENTSPLY Sirona Inc. on February 29, 2016

The median revenue and market capitalization for these companies is approximately $8.7 billion and $20.7 billion, respectively. As of December 31, 2015, Baxter’s revenue of $10.0 billion was between the 50th and 75th percentiles and market capitalization of $20.9 billion approximated the 50th percentile of the peer group.

Elements of Executive Compensation

Base Salaries

Base salaries are paid in order to provide a fixed component of compensation for the named executive officers. For each of the last three years, base salary target levels for all named executive officers were set within a range that is competitive with the 50th percentile of salaries paid to comparable officers at companies in the peer group established in July 2014. For 2015, the Compensation Committee selected the 50th percentile as the positioning for base salaries because, as they are the only fixed component of compensation, they are less appropriately used to motivate performance and thus the Compensation Committee determined to set them at a reasonably competitive mid-point.

For 2015, Mr. Parkinson received a base salary of $1,535,000. Effective as of February 14, 2015, the base salaries of each of the named executive officers (other than Messrs. Almeida and Parkinson) were increased as part of the annual review process. After giving effect to those adjustments, Mr. Scharf’s annual salary increased from $653,000 to $670,000, Mr. Saccaro’s salary increased

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	39

from $600,000 to $625,000 and Ms. Mason’s annual salary increased from $527,000 to $542,000. The salaries of Dr. Hantson and Mr. Hombach increased from $950,000 to $1,100,000 and from $765,000 to $785,000 effective as of the same date. For 2016, the base salaries for Messrs. Saccaro and Scharf and Ms. Mason have been increased to $647,000, $680,000 and $550,000, respectively. Mr. Almeida’s salary remains unchanged at $1,300,000.

The Compensation Committee may set actual individual base salaries higher or lower than targeted base salaries for any reason that the Compensation Committee deems relevant. Factors that the Compensation Committee considered for 2015 base salaries included how long an officer has been at Baxter and in his or her current role, the impact of his or her position on the company’s results, the quality of the overall experience an officer brings to his or her role and how the officer’s role fits within the structure of the organization. Base salaries for all of the named executive officers were generally competitive with the 50th percentile of salaries paid to comparable officers in the peer group.

Cash Bonuses

Cash bonuses are intended to reward company and individual performance by providing officers with an opportunity to receive additional cash compensation based on both the company’s performance relative to the financial targets described above and the Compensation Committee’s assessment (or with respect to the Chief Executive Officer, the Board’s assessment) of how well an officer performed his or her role during the applicable year, as discussed above in “—Structure of Compensation Program—Individual Performance.” In assessing an individual officer’s performance, the Compensation Committee considers the individual’s present and potential contribution to Baxter, in addition to various performance criteria which include, but are not limited to, implementation of critical projects (like acquisitions or divestitures), product development, regulatory or quality performance and innovation or research goals. Baxter believes it is important to consider an individual’s performance in assessing compensation and not just the company’s overall performance relative to the financial targets discussed above. In addition, cash bonuses may be periodically used by the company for recruitment and retention purposes in order to competitively compensate and attract and retain high performing executives. See “—Determination of 2015 Annual Bonus Payments—Spin-Off Retention Bonus” for a discussion of retention bonuses paid to certain executive officers in 2015 in connection with the Baxalta separation and distribution.

Target Setting

For each of the last three years, cash bonus targets for all applicable named executive officers were set within a range that is competitive with cash bonuses targets of comparable officers at companies in Baxter’s peer group (as in effect for the applicable period). Mr. Almeida was not eligible to participate in the cash bonus plan for the 2015 plan year. The Compensation Committee has the discretion to further adjust each officer’s target as it deems appropriate. Typical reasons for adjusting cash bonus targets are how long an officer has been in his or her current role and how the officer’s role fits within the structure of the organization.

Determination of 2015 Annual Bonus Payouts

Based on the company’s performance against its 2015 financial targets, the bonus pool was funded at two times the base salary for each executive officer covered by the bonus pool (other than Mr. Parkinson, for whom the bonus pool was funded at two times his target cash bonus). The Compensation Committee (or the Board in the case of Mr. Parkinson) then had the ability to use “negative discretion” to determine the actual cash bonus amount paid to each named executive officer. Any “negative discretion” takes into account the Compensation Committee’s view (or the Board’s view in the case of Mr. Parkinson) of how well each officer performed his or her responsibilities during 2015. As a result, the actual cash bonus paid to each named executive officer was calculated using the following formula: (x) the product of such officer’s cash bonus target multiplied by (y) the company performance adjustment percentage (see description immediately below under “—Company Performance”). The Compensation Committee or the Board then had the ability to adjust the resulting amount in light of the applicable officer’s individual performance for the relevant period, as discussed below in “—Individual Performance.”

Company Performance. As discussed above, Baxter performed relative to its adjusted EPS and adjusted sales financial targets for 2015 at 110.3%, and 101.4%, respectively, for the first half of 2015 and at 135.3%, and 100.9%, respectively, for the second half of 2015. Given the relative weighting of these targets (50% and 50% for the first half of 2015, and 75% and 25% for the second half of 2015, respectively) and the associated funding schedule for each metric, this performance translated into an adjustment to each officer’s cash bonus of 139% of target. The funding schedule associated with each metric ranges from 0% to 150% with the baseline for each metric being 100% (the company must achieve a given financial target for the funding for such metric to be 100% and funding can range from 0% to 150%). The band of funding around the baseline varies by metric. This variation reflects the probability of achievement of a given target based on historical performance data as well as the scope of the given metric.

investor.baxter.com

40	Executive Compensation

Individual Performance. The goals for each Baxter named executive officer for 2015 reflect the responsibilities that are attributed to each of these officers and the special circumstances surrounding the separation. In evaluating each officer’s performance against his or her goals, consideration was given not only to whether an objective was met, but also to how the objective was met. The Compensation Committee adjusted cash bonuses payable for 2015 and equity grants made in 2016 for individual performance on a discretionary basis in light of the Compensation Committee’s overall assessment of how well an officer fulfilled his or her obligations to Baxter in the past year. The Compensation Committee believes that the methodology it uses in paying cash bonuses is consistent with providing compensation that reflects how an officer is valued within the company and the marketplace. Based on the Compensation Committee’s assessment (or the Board’s assessment in the case of Mr. Parkinson) of the performance of each officer of the company, each officer’s cash bonus target was adjusted in a range of 90% to 120% of target. Each of the named executive officers received an upward adjustment in a range of 110% to 120%. In determining the adjustment for Mr. Parkinson, the Board considered not only the financial performance of the company, but also acknowledged the contributions made by Mr. Parkinson towards the achievement of the company’s strategic and operational goals, including successful completion of the Baxalta separation (See “— Structure of Compensation Program — Individual Performance”). In determining the adjustments for the other named executive officers (other than Dr. Hantson and Messrs. Almeida and Hombach), the Compensation Committee took into consideration Mr. Saccaro’s leadership of the company’s finance and information technology functions and his leadership in implementing initiatives to improve profitability, Ms. Mason’s leadership of the company’s human resources function and her contributions to help position the company for future success post business separation and Mr. Scharf’s leadership of the company’s legal, communications and government affairs functions in addressing the challenges faced in an increasingly complex and regulated environment and as a stand-alone medical products company. The Baxalta Compensation Committee made final determinations of cash bonus awards for Dr. Hantson and Mr. Hombach for the first half of 2015. Baxalta paid these amounts to Dr. Hantson and Mr. Hombach in accordance with the terms of the employee matters agreement (as described below in “—Executive Compensation Tables—Adjustments to Certain Equity Awards in the Spin-Off”).

Spin-Off Retention Bonus. In recognition of the successful spin-off of Baxalta (which was completed on schedule), the spin-off retention bonuses granted in 2014 paid out at 150% of target. As a result the 2015 payout amounts were $1,125,000 for Mr. Hombach and $750,000 for each of Ms. Mason and Mr. Scharf. There were no other spin-off retention cash bonuses paid by Baxter to any named executive officer in 2015.

Other 2015 Bonuses. Mr. Saccaro was not eligible for the above spin-off retention bonus due to the timing of his rehire. However, in recognition of the successful spin-off of Baxalta, he received a $250,000 bonus. There were no other special cash bonuses paid by Baxter to any named executive officer in 2015.

Equity Awards

Equity awards are the most significant components of each named executive officer’s compensation package. The company’s compensation program emphasizes equity awards to motivate executive officers to drive the long-term performance of the company and to align their interests with those of the company’s stockholders. This emphasis is appropriate as these officers have the greatest role in establishing the company’s direction and should have the greatest proportion of their compensation aligned with the long-term interests of Baxter’s’ stockholders. This alignment is furthered by requiring officers to satisfy the stock ownership guidelines discussed below under “—Baxter’s Stock Ownership Guidelines for Executive Officers; Prohibitions on Trading.”

Structure of Equity Compensation Program

Historically, Baxter’s equity compensation program for named executive officers provides for annual grants in equal proportion of PSUs and stock options. PSUs have historically been provided to reflect the Compensation Committee’s belief that as the recipients of these awards have the most responsibility for Baxter’s performance, the payout of a portion of their equity awards should be completely “at-risk.” Stock options compose the balance of the annual equity grant to recognize that it is in the best interests of the company to provide a certain amount of equity that will vest as long as the officer continues to serve at Baxter. The company also periodically grants equity to named executive officers for recognition, recruitment and retention purposes, and as discussed above, utilizes equity as a primary vehicle to attract and retain high performing executives. In general, the Compensation Committee views one-time grants and grants not tied to performance as appropriate in limited circumstances (including in connection with the Baxalta spin-off) and seeks to avoid their use to the extent it may be inconsistent with a pay-for-performance philosophy, In 2015, due to the impending business separation of Baxalta, executive officers received their equity grants in equal proportions of stock options and RSUs. For 2016, executive officer equity grants were made in equal proportions of PSUs and stock options.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	41

Individual Equity Grants

In order to determine the size of equity grants to be awarded to each named executive officer (other than Mr. Almeida) in connection with the annual grant process in March 2015, the Compensation Committee reviewed market data on how much equity similarly situated officers were receiving at companies in Baxter’s peer group, as established in July 2014. This review focused on how much equity should be granted to each officer in order to be competitive with similarly situated officers at companies in Baxter’s prior peer group. The Compensation Committee (or the Board in the case of the Chief Executive Officer) set targets that were competitive with the peer group for each of the named executive officers. In determining the actual amount of each officer’s equity grant, the Compensation Committee then used its discretion (in March 2015) to adjust 2015 target equity grants for the company’s named executive officers, other than Mr. Almeida, across a range of 100% to 120% of the applicable peer group benchmark. These adjustments were made primarily to reflect the Compensation Committee’s assessment of each named executive officer’s future potential.

In connection with Mr. Almeida’s hiring, he received equity grants on his date of hire, October 28, 2015. Consistent with the historical equity mix and in light of the anticipated 2016 compensation structure, Mr. Almeida received 50% of his equity grant in stock options and 50% of his equity grant in PSUs. The Compensation Committee referenced the new Baxter peer group, as described above in “—Structure of Compensation Program—Baxter’s New Peer Group and Use of Peer Group Data,” to help determine, and competitively position, this grant.

One-half of the PSUs granted to Mr. Almeida in 2015 will be measured on Baxter’s GSV performance for the period from October 28, 2015 through December 31, 2018, and one-half will be measured on three annual operating margin targets for 2016, 2017 and 2018. This equity structure is similar to the equity mix and performance metrics for the 2016 annual grants made to other executive officers in March 2016, with the exception that Mr. Almeida’s GSV PSUs will be measured from his start date (October 28, 2015) through December 31, 2018. These grants to Mr. Almeida represent an acceleration of Mr. Almeida’s 2016 annual equity grants. As such, he did not receive any additional equity grants as part of the 2016 annual equity cycle.

In connection with the spin-off of Baxalta, awards granted in 2015 were equitably adjusted as of the date of the Baxalta spin-off. For more details about these adjustment, please refer to “—Adjustments to Certain Equity Awards in the Spin-Off.”

Perquisites

Baxter provides a very limited range of perquisites to its named executive officers. Baxter permits limited personal travel on company aircraft due to the potential efficiencies associated with such use. All personal aircraft usage must be pre-approved by the Chief Executive Officer or Chief Financial Officer. Baxter reimburses business-related travel and other related entertainment and incidental costs for executive officers and their significant others when such executive officers are invited to attend Board meetings or other business-related activities where the attendance of a significant other is expected. Baxter pays these expenses and costs as the business purpose served is closely related to the benefits received. During 2015, Baxter’s named executive officers were also eligible for reimbursement for executive physical examinations and related health services. In 2015, the aggregate incremental cost associated with providing these perquisites was less than $10,000 for each named executive officer.

Retirement and Other Benefits

Ms. Mason and Mr. Scharf participate in Baxter’s pension and supplemental pension plans to the same extent and on the same terms as any other eligible Baxter employee hired prior to December 31, 2006. Mr. Parkinson’s employment agreement provided for additional pension benefits tied to the number of years he remained employed at Baxter. In 2011, Mr. Parkinson received an additional four years of service under the supplemental pension plan upon his seventh anniversary of employment based on the terms of his employment agreement. As a result, as of 2015, he became entitled to a total of 15 years of deemed service. The level of pension benefits available to Mr. Parkinson compared to the other named executive officers was consistent with his level of responsibility within the company and how his position was valued in the market at the time his agreement was originally negotiated. Mr. Saccaro is a participant in Baxter’s pension and supplemental pension plans due to his prior employment with Baxter. These plans were closed to new participants as of December 31, 2006. Since Mr. Saccaro was rehired after this date, he is not eligible to accrue additional benefits in the pension plans. Mr. Hombach was a participant in the pension plans; however, his pension benefit was transferred to the Baxalta pension plan at the time of the Baxalta spin-off. Dr. Hantson was not eligible to participate in Baxter’s pension plans as he was hired by Baxter after their closure to new participants in 2006. Employees hired or rehired after that date, including Messrs. Almeida and Saccaro and Dr. Hantson, received an additional employer contribution equal to 3% of their compensation in Baxter’s tax-qualified

investor.baxter.com

42	Executive Compensation

Section 401(k) plan and nonqualified deferred compensation plan if their compensation exceeds the compensation that can be taken into account under Baxter’s 401(k) plan. A more detailed discussion of the pension program is provided under the caption “—Executive Compensation Tables—Pension Benefits.”

Each of the named executive officers is eligible to participate in Baxter’s deferred compensation plan, which permits the officer to defer the receipt of covered compensation and receive a 3.5% company match. Baxter allows named executive officers to participate in a deferred compensation plan in order to provide a market competitive plan as well as to facilitate retirement savings as part of the total compensation program in a cost- and tax-effective way for the company. The terms of Baxter’s deferred contribution plan are more fully described under the caption “—Executive Compensation Tables—Nonqualified Deferred Compensation.”

Risk Assessment of Compensation Policies and Practices

With the assistance of the Compensation Committee’s independent compensation consultant, the Compensation Committee reviewed Baxter’s material compensation policies and practices applicable to its employees, including its executive officers, and concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the company. The key features of the executive compensation program that support this conclusion include:

●	appropriate pay philosophy, peer group and market positioning;
●

effective balance in cash and equity mix, short- and long-term focus, corporate, business unit and individual performance focus and financial and non-financial performance measurement and discretion; and

●	meaningful policies that mitigate risk, such as the stock ownership guidelines and executive compensation recoupment policy discussed below.

Baxter’s Stock Ownership Guidelines for Executive Officers; Prohibitions on Trading

In order to align their economic interests with those of stockholders, executive officers are required to own a certain amount of Baxter stock. The Chief Executive Officer is required to achieve ownership of Baxter common stock valued at a minimum of six times annual base salary within five years of his or her appointment. As of December 31, 2015 when he retired as Chief Executive Officer and Chairman, Mr. Parkinson was at 288% of his ownership guideline. Messrs. Almeida and Saccaro are still within the five-year phase-in period. Each of the other executive officers is required to achieve ownership of Baxter common stock valued at a minimum of four times annual base salary, in each case within five years of becoming an executive officer. Each of Mr. Scharf and Ms. Mason satisfy the ownership guideline. This requirement, like the executive compensation recoupment policy discussed below, helps ensure long-term focus and appropriate levels of risk-taking by executive officers.

Pursuant to Baxter’s securities trading policy, officers and certain other employees, including all named executive officers, are prohibited from engaging in short-term trading activities and option transactions in Baxter stock. As a result, these persons cannot enter into any “put” or “call” options or otherwise buy or sell derivatives on any Baxter stock. Additionally, it is Baxter’s policy to not permit officers to pledge Baxter stock as collateral for loans or otherwise as a security interest.

Executive Compensation Recoupment Policy

Baxter has an executive compensation recoupment policy that applies to all cash bonuses paid by Baxter under its incentive plans and all grants of equity awarded by the company to any person designated as an officer by the Board. Following any restatement of the company’s financial results that requires an amendment to any previously filed results or if an officer violates a restrictive covenant contained in any agreement between the company and the officer, the Board will review the facts and circumstances that led to the requirement for the restatement or the violation and take any actions it deems appropriate with respect to executive incentive compensation. With respect to a restatement, the Board will consider whether an officer received compensation based on performance reported, but not actually achieved, or was accountable for the events that led to the restatement, including any misconduct. Actions the Board may take include: recovery, reduction or forfeiture of all or part of any bonus, equity or other compensation previously provided or to be provided in the future; disciplinary actions; and the pursuit of any other remedies.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	43

Post-Termination Compensation

Named executive officers may be entitled to receive certain payments if Baxter undergoes a change in control and the officer ceases to be employed by the company pursuant to severance agreements between Baxter and each executive officer. The Baxalta spin-off did not constitute a change in control under any of these arrangements. Providing for payments in a change in control situation is consistent with market practice and helps ensure that if a change in control is in the best interests of the stockholders, officers have appropriate incentives to remain focused on their responsibilities before, during and after the transaction without undue concern for their personal circumstances. In consideration for these benefits, the named executive officers have agreed to be bound for two years from the date of their respective termination to non-competition, non-solicitation and non-disparagement covenants. The named executive officers’ severance benefits were not a significant factor in determining their other compensation elements because the Compensation Committee did not believe that these benefits, as provided, exceeded market practices of peer companies in a way that justified a reduction in any other elements or vice versa. None of the named executive officers is entitled to any excise tax gross-up covering the officer’s change in control benefits. For a more detailed discussion of these agreements, including the estimated amounts that would be payable assuming a termination date of December 31, 2015, please refer to the information under the caption “Executive Compensation Tables—Potential Payments Upon Termination or Following a Change in Control.”

Following Baxter’s announcement of its plan to separate into two new independent companies, the Board put in place severance agreements with Messrs. Hombach and Scharf and Ms. Mason in the event that their employment is terminated by the company (other than for cause, death or disability) by the later of December 31, 2015 or the first anniversary of the business separation (July 1, 2016). Upon his hire, Mr. Saccaro received a similar severance agreement (as described in “—Executive Compensation Tables — Certain Employment Arrangements—Saccaro Offer Letter”). These agreements are consistent with market practice and helped to ensure that senior leadership talent was retained through and after the spin-off date, which was critical for both the execution of the separation plan and business continuity.

In connection with the spin-off, the change of control agreements with Dr. Hantson and Mr. Hombach were terminated as they entered into related agreements with Baxalta.

Advisory Vote on Executive Compensation

At the 2011 Annual Meeting, stockholders recommended on an advisory basis to hold advisory votes approving named executive officer compensation (commonly referred to as “say-on-pay” votes) annually. The Board determined to follow the stockholders’ recommendation and hold the say-on-pay vote annually until the next required advisory vote on the frequency of such votes, which is expected to occur at the 2017 Annual Meeting. Therefore, stockholders are being asked again this year to consider a resolution to approve the compensation paid to Baxter’s named executive officers in 2015 as disclosed in this Proxy Statement under “Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation.” Although advisory votes, like Proposal 2, are not binding on the Board, the Board reviews and thoughtfully considers the voting results when determining compensation policies and making future decisions concerning the compensation of named executive officers. Any impact of the 2016 voting results will be disclosed in the proxy statement to be filed in connection with the 2017 Annual Meeting.

investor.baxter.com

44	Executive Compensation

Executive Compensation Tables

Summary Compensation Table

The following table shows for the years indicated below the compensation provided by Baxter and its subsidiaries to its named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
Robert L. Parkinson, Jr., Former Chairman and Chief Executive Officer	2015	$1,535,000	—	$6,571,575	$4,894,826	$3,637,491	$1,234,934	$9,858	$17,883,684
	2014	1,535,000	—	3,580,637	4,541,757	3,168,828	2,469,024	9,456	15,304,702
	2013	1,525,548	—	6,839,789	4,792,568	2,695,407	301,740	9,162	16,164,214
James K. Saccaro, Corporate Vice President and Chief Financial Officer	2015	621,986	$250,000	913,012	917,783	834,000	—	75,112	3,611,893

Robert J. Hombach, Former Corporate Vice President and Chief Financial Officer	2015	386,863	—	1,641,505	1,223,704	1,858,831	—	50,781	5,161,684
	2014	756,986	—	3,886,172	1,191,276	1,049,061	2,601,713	57,478	9,542,686
	2013	689,918	—	877,271	1,142,793	890,435	744,791	54,510	4,399,718
José E. Almeida, Chairman and Chief Executive Officer	2015	231,507	—	2,913,847	4,800,240	—	—	7,613	7,953,207

Jeanne K. Mason, Corporate Vice President, Human Resources	2015	540,192	—	1,025,888	764,813	1,443,749	358,317	10,675	4,143,634
	2014	525,644	—	2,428,743	744,546	608,946	568,863	10,218	4,886,960

David P. Scharf, Corporate Vice President, General Counsel and Corporate Secretary	2015	667,951	—	1,436,300	1,070,744	1,661,145	326,196	51,701	5,214,037
	2014	651,397	—	2,658,082	1,042,374	800,865	463,212	44,795	5,660,725

Ludwig N. Hantson, Former Corporate Vice President and President, BioScience	2015	527,397	—	1,697,388	1,223,704	1,053,846	—	66,961	4,569,296
	2014	840,192	—	972,610	1,191,276	1,370,850	—	118,315	4,493,243
	2013	743,699	—	1,096,573	1,428,483	1,004,250	—	135,267	4,408,272

[1]	Amounts shown in this column represent salary earned in each year, based on the base salary for each portion of the year. Each of Mr. Hombach’s and Dr. Hantson’s salary is through June 30, 2015. For additional information regarding each named executive officer’s salary for 2015, see “—Elements of Executive Compensation—Base Salaries.”
[2]	Amount shown in this column represents a discretionary cash award paid to Mr. Saccaro for his work in the completion of the Baxalta spin-off.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	45

[3]

Awards in 2015 represent (i) the grant date fair value of PSUs awarded in 2015 (with respect to PSUs granted in 2013 and 2014) and (ii) the grant date fair value of RSUs granted in 2015. The grant date fair value of the maximum amount of shares payable under the PSUs awarded in 2015 include the following: $3,404,218 for Mr. Parkinson; $0 for Mr. Saccaro; $848,312 for Mr. Hombach; $5,827,694 for Mr. Almeida; $742,240 for Mr. Scharf; $530,090 for Ms. Mason; and $960,078 for Dr. Hantson. Awards in each of 2014 and 2013 represent the aggregate fair value of RSUs granted and PSUs awarded in such year. All PSU awards reflect the grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (FASB ASC Topic 718). Refer to Note 12 to the Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of how grant date fair value of PSU awards were calculated. RSU awards were valued as of the grant date by multiplying the per share closing price of Baxter common stock by the number of shares subject to the awards. Dividend equivalents accrue on the unvested PSUs and RSUs reflected on this table but are paid only if the underlying awards vest. For further information on these awards, see the “2015 Grants of Plan-Based Awards” table.

[4]

Amounts shown in this column represent the value of Baxter stock options based on the grant date fair value computed in accordance with FASB ASC Topic 718. For more information on how these amounts are calculated, please see Note 12 to the Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015. For further information on these awards, see the “2015 Grants of Plan-Based Awards” table.

[5]

Amounts shown in this column represent cash bonuses paid for performance in the applicable year. The methodology applied in determining the cash bonus amounts earned by the named executive officers is discussed under “—Elements of Executive Compensation—Cash Bonuses.” These amounts include a spin-off retention bonus of $750,000 paid to each of Ms. Mason and Mr. Scharf and of $1,125,000 paid to Mr. Hombach in 2015. See “Elements of Executive Compensation—Cash Bonuses—Determination of 2015 Annual Bonus Payments—Spin-Off Retention Bonus.” The cash bonuses for Dr. Hantson and Mr. Hombach for 2015 represent their cash bonus payments for the first half of 2015 and were finalized by the Baxalta Compensation Committee. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Cash Bonuses—Individual Performance” for additional information.

[6]

Amounts shown in this column represent the aggregate of the increase in actuarial values of each of the named executive officer’s benefits under the company’s pension plan and supplemental pension plan. As discussed below in connection with the “Pension Benefits” table, none of Mr. Almeida, Mr. Saccaro, Mr. Hombach or Dr. Hantson is currently eligible to participate in the pension plans. An increase in the discount rate has resulted in a decrease in Mr. Saccaro’s pension value of accumulated benefits (with respect to his prior employment) by $8,663. Prior to Mr. Hombach’s departure from Baxter in connection with the Baxalta spin-off, his 2015 pension plan earnings were not considered in his pension calculation. As a result, and in light of the increase in the discount rate, the value of Mr. Hombach’s accumulated pension benefits decreased by $1,221,250 for 2015. For more information on these pension benefits, see “—Certain Employment Arrangements—Saccaro Offer Letter” and the “—Pension Benefits” table below.

[7]

Amounts shown in this column represent (i) the dollar value of term life insurance premiums paid by the company on behalf of the named executive officers; (ii) contributions made by the company to Baxter’s deferred compensation plan; and (iii) contributions made by the company to Baxter’s tax-qualified Section 401(k) plan. Contributions made by the company to Baxter’s deferred compensation and tax-qualified Section 401(k) plans on behalf of Messrs. Almeida and Saccaro include an additional employer contribution equal to 3% of their compensation as a result of their ineligibility to participate in, or accumulate additional benefits under, the company’s pension and supplemental pension plans. The following table quantifies the amounts paid to each named executive officer in 2015 for any component discussed above that involved an amount equal to or greater than $10,000:

	Deferred Compensation Contributions	401(k) Contributions
Mr. Parkinson	—	$7,950
Mr. Saccaro	$57,092	17,225
Mr. Hombach	40,554	9,275
Mr. Almeida	—	7,200
Ms. Mason	—	9,275
Mr. Scharf	41,122	9,275
Dr. Hantson	56,732	9,275

investor.baxter.com

46	Executive Compensation

The following table summarizes grants of plan-based awards at the time of grant. The awards described in the following table do not reflect the conversion of awards granted in connection with the Baxalta spin-off effective July 1, 2015. See the table entitled “—Adjustment to Certain Equity Awards in the Spin-Off” for a description of the related conversion and the number of Baxter awards outstanding on July 1, 2015.

2015 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Parkinson
First Half 2015 Cash Bonus(4)	2/14/2015	1,189,500
Second Half 2015 Cash Bonus(4)	8/11/2015	1,189,500
2015 Stock Option Grant	3/3/2015						531,561	$69.42	$4,894,826
ROIC 2014 PSU Grant (First Half 2015)(5)	3/3/2015		1,375	5,500	11,000				381,810
ROIC 2014 PSU Grant (Second Half 2015)(5)	8/11/2015		1,375	5,501	11,002				381,879
ROIC 2013 PSU Grant (First Half 2015)(6)	3/3/2015		1,690	6,759	13,518				469,210
ROIC 2013 PSU Grant (Second Half 2015)(6)	8/11/2015		1,690	6,759	13,518				469,210
2015 RSU Grant	3/3/2015					70,145			4,869,466
Mr. Saccaro
First Half 2015 Cash Bonus(4)	2/14/2015	250,000
Second Half 2015 Cash Bonus(4)	8/11/2015	250,000
2015 Stock Option Grant	3/3/2015						99,668	$69.42	917,783
2015 RSU Grant	3/3/2015					13,152			913,012
Mr. Hombach
First Half 2015 Cash Bonus(4)	2/14/2015	373,000
2015 Stock Option Grant	3/3/2015						132,890	$69.42	1,223,704
ROIC 2014 PSU Grant (First Half 2015)(5)	3/3/2015		361	1,443	2,886				100,173
ROIC 2014 PSU Grant (Second Half 2015)(5)	8/11/2015		361	1,443	2,886				100,173
ROIC 2013 PSU Grant (First Half 2015)(6)	3/3/2015		403	1,612	3,224				111,905
ROIC 2013 PSU Grant (Second Half 2015)(6)	8/11/2015		403	1,612	3,224				111,905
2015 RSU Grant	3/3/2015					17,536			1,217,349
Mr. Almeida
2015 Stock Option Grant	10/28/2015						720,000	$37.25	4,800,240
GSV 2015 PSU Grant(7)	10/28/2015		15,761	63,043	126,086				2,913,847

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	47

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Ms. Mason
First Half 2015 Cash Bonus(4)	2/14/2015	217,000
Second Half 2015 Cash Bonus(4)	8/11/2015	217,000
2015 Stock Option Grant	3/3/2015						83,056	$69.42	764,813
ROIC 2014 PSU Grant (First Half 2015)(5)	3/3/2015		225	901	1,802				62,547
ROIC 2014 PSU Grant (Second Half 2015)(5)	8/11/2015		226	902	1,804				62,617
ROIC 2013 PSU Grant (First Half 2015)(6)	3/3/2015		252	1,007	2,014				69,906
ROIC 2013 PSU Grant (Second Half 2015)(6)	8/11/2015		252	1,008	2,016				69,975
2015 RSU Grant	3/3/2015					10,960			760,843
Mr. Scharf
First Half 2015 Cash Bonus(4)	2/14/2015	285,000
Second Half 2015 Cash Bonus(4)	8/11/2015	285,000
2015 Stock Option Grant	3/3/2015						116,279	$69.42	1,070,744
ROIC 2014 PSU Grant (First Half 2015)(5)	3/3/2015		315	1,262	2,524				87,609
ROIC 2014 PSU Grant (Second Half 2015)(5)	8/11/2015		316	1,263	2,525				87,677
ROIC 2013 PSU Grant (First Half 2015)(6)	3/3/2015		352	1,410	2,820				97,882
ROIC 2013 PSU Grant (Second Half 2015)(6)	8/11/2015		353	1,411	2,822				97,952
2015 RSU Grant	3/3/2015					15,344			1,065,180
Dr. Hantson
First Half Cash Bonus(4)	2/14/2015	550,000
2015 Stock Option Grant	3/3/2015						132,890	$69.42	1,223,704
ROIC 2014 PSU Grant (First Half 2015)(5)	3/3/2015		361	1,443	2,886				100,173
ROIC 2014 PSU Grant (Second Half 2015)(5)	8/11/2015		361	1,443	2,886				100,173
ROIC 2013 PSU Grant (First Half 2015)(6)	3/3/2015		503	2,014	4,028				139,812
ROIC 2013 PSU Grant (Second Half 2015)(6)	8/11/2015		504	2,015	4,030				139,881
2015 RSU Grant	3/3/2015					17,536			1,217,349

[1]	Unless otherwise noted, all stock awards are RSUs granted in 2015 and vest ratably in annual one-third increments over the three-year period beginning on the grant date. For Dr. Hantson and Mr. Hombach, the awards were converted into Baxalta RSUs in connection with the Baxalta spin-off. For Messrs. Parkinson, Saccaro and Scharf and Ms. Mason, the awards were adjusted in connection with the Baxalta spin-off. See “—Adjustments to Certain Equity Awards in the Spin-Off” for additional information.
[2]	Unless otherwise noted, all stock option awards are non-qualified stock options granted in 2015 and vest ratably in annual one-third increments over the three-year period beginning on the grant date. Mr. Almeida’s 2015 grant is scheduled to vest ratably in March 2017, March 2018 and March 2019.
[3]	The option exercise price for the stock options granted on March 3, 2015 was the closing price of Baxter’s common stock on such date. The listed exercise price does not reflect the adjusted exercise price, as described in “—Adjustments to Certain Equity Awards in the Spin-Off.” The option exercise price for the stock options granted to Mr. Almeida on October 28, 2015 was the closing price of Baxter’s common stock on such date.

investor.baxter.com

48	Executive Compensation

[4]	The amounts shown represent award opportunities under Baxter’s 2015 annual cash bonus program at 100% of target bonus for the first half and second half of 2015. There is no threshold amount for cash bonuses. Consistent with the cash bonus program and under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), the maximum cash bonus that could have been paid to any participating officer for 2015 performance was the lesser of (i) two times an officer’s salary (or target bonus in the case of Mr. Parkinson) and (ii) $5 million. This amount was split evenly between the first and second halves of 2015; provided, that no target bonus amounts are included for Dr. Hantson or Mr. Hombach for the second half of 2015 as they departed Baxter effective as of June 30, 2015. The actual cash bonus paid to each named executive officer for his or her 2015 performance is reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.
[5]	Fifty percent of the PSUs granted in March 2014 are ROIC PSUs and will be paid out in shares of Baxter or Baxalta common stock based on the achievement of annual ROIC goals between January 1, 2014 and December 31, 2016, subject to satisfaction of the three-year time vesting requirement. The amounts set forth under “Threshold,” “Target” and “Maximum” represent the number of shares of common stock that would be paid out under the second of three ROIC performance periods if Baxter’s first-half and second-half ROIC goals for 2015 meet 93%, 100% and 107% of the target, respectively. The remaining one-third of the ROIC PSUs, which are based on the achievement of an annual ROIC goal in 2016, are not included in the above table because they are not considered granted for accounting purposes until the ROIC goal is set for 2016 (which occurred in February 2016). For more information on how these payouts are determined, please see “— Structure of Compensation Program — Performance over the Long-Term — Performance Against ROIC.”
[6]	Fifty percent of the PSUs granted in March 2013 are ROIC PSUs and will be paid out in shares of Baxter or Baxalta common stock based on the achievement of annual ROIC goals between January 1, 2013 and December 31, 2015, subject to the satisfaction of the three-year time vesting requirement. The amounts set forth under “Threshold,” “Target” and “Maximum” represent the number of shares of common stock that would be paid out under the third of three ROIC performance periods if Baxter’s first-half and second-half ROIC goals for 2015 meet 93%, 100% and 107% of the target, respectively. For more information on how these payouts are determined, please see “— Structure of Compensation Program — Performance over the Long-Term — Performance Against ROIC.”
[7]	In connection with his appointment as Chairman and Chief Executive Officer effective as of January 1, 2016, Mr. Almeida received a PSU grant on October 28, 2015. Fifty percent of this grant consists of GSV PSUs that will be paid out in shares of Baxter stock based on the change in Baxter GSV during the three-year performance period between October 28, 2015 and December 31, 2018. The remaining 50% of this grant consists of PSUs which have performance criteria and performance periods consistent with those of the equity awards made to executive officers generally in March 2016. See “— Structure of Compensation Program” for a description of such criteria.

Description of Certain Awards Granted in 2015

Restricted Stock Units

Each named executive officer received an RSU grant in March 2015 (with the exception of Mr. Almeida), which vests one-third per year over a three-year period. Generally, if an officer ceases to be employed at Baxter before his or her RSUs vest, these units will expire on the date the officer’s employment is terminated unless the termination is due to death, disability, retirement or a change in control. If an officer who is retirement eligible (meaning the officer is at least 65 years of age, or at least 55 years of age with at least ten years of service) retires after December 31, 2015, then the officer’s RSUs will continue to vest based upon their original vesting schedule. If an officer is terminated due to death or disability after December 31, 2015, the officer’s units will vest immediately. These grants are reflected in the “All Other Stock Awards: Number of Shares of Stock or Units” column in the 2015 Grants of Plan-Based Awards table above. See “—Potential Payments Upon Termination or Following a Change in Control” for a discussion of the impact of a change of control transaction on outstanding RSUs.

See “—Adjustments to Certain Equity Awards in the Spin-Off” for a discussion of the adjustments made to these awards in connection with the Baxalta spin-off.

Performance Share Units

As discussed above, Mr. Almeida received a grant of PSUs in connection with his appointment as a Baxter executive officer in October 2015 as an acceleration of his annual 2016 grant. Fifty percent of this grant consists of GSV PSUs that will be paid out in shares of Baxter stock based on the change in total Baxter GSV during the performance period between October 28, 2015 and December 31, 2018. The remaining 50% of this grant consists of PSUs which have performance criteria and performance periods consistent with those of the equity awards made to executive officers generally in March 2016.

Stock Options

Each named executive officer (other than Mr. Almeida) received a stock option grant in connection with the company’s annual equity award process in March 2015. Mr. Almeida received his stock option grant in connection with his appointment in October 2015. All stock options granted in 2015, with the exception of Mr. Almeida’s grant, vest one-third per year over a three-year period, starting on the first anniversary of the grant date. As Mr. Almeida’s grant represented an acceleration of his 2016 annual equity grant, the vesting schedule on his options was aligned with the vesting schedule for equity grants made in 2016 to named executive officers. Mr. Almeida’s stock options will vest one-third per year in March 2017, March 2018 and March 2019. The exercise price of each stock option awarded by Baxter to its executive officers under the company’s incentive compensation programs is the closing price of Baxter’s common stock on the grant date. Generally, if an officer ceases to be employed at Baxter before his or her stock

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	49

options vest, these options will expire on the date such officer’s employment is terminated unless the termination is due to death, disability, retirement or a change in control. If an officer who is retirement eligible (as defined above) retires after December 31, 2015, then the officer’s stock options will continue to vest based upon their original vesting schedule and expire on the fifth anniversary of the termination date. If an officer is terminated due to death or disability after December 31, 2015, the officer’s options will vest immediately and expire five years later. Except as discussed above, each of these options expires on the ten-year anniversary of the grant date. These grants are reflected in the “All Other Option Awards: Number of Securities Underlying Options” column in the 2015 Grants of Plan-Based Awards table above. See “—Potential Payments Upon Termination or Following a Change in Control” for a discussion of the impact of a change of control transaction on outstanding stock options.

See also “—Adjustments to Certain Equity Awards in the Spin-Off” for a discussion of the adjustments made to these awards and the related exercise price in connection with the Baxalta spin-off.

Certain Employment Arrangements

Parkinson Employment Agreement

Baxter and Mr. Parkinson entered into an employment agreement on April 19, 2004 in connection with his appointment as Chairman and Chief Executive Officer. Mr. Parkinson resigned as Chairman and Chief Executive Officer effective December 31, 2015. He remained employed with the company through March 11, 2016, to assist in the transition of his duties to Mr. Almeida.

Mr. Parkinson has agreed not to compete with the company, directly or indirectly, for a period of two years after the termination of his employment. Mr. Parkinson also has agreed, during the same period, not to solicit or attempt to solicit any customer or supplier of the company nor solicit, persuade or induce any individual who is employed by the company or its subsidiaries to terminate his or her employment or enter into an employment relationship with another entity.

Almeida Offer Letter

Mr. Almeida’s offer letter, dated as of October 28, 2015, provides for an annual base salary of $1,300,000. He is eligible to participate in Baxter’s officer bonus and long-term incentive programs at a level commensurate with his position as Chief Executive Officer as determined by the independent directors of the Board, and to receive benefits to the same extent and on the same terms as those benefits provided to other senior executives, such as health, disability, insurance and retirement benefits. The offer letter also provides for severance equal to two year’s base salary and target bonus in the event of an involuntary termination without cause or termination with good reason within five years of his hire date. In addition to these benefits, in accordance with the terms of his change of control agreement, Mr. Almeida is eligible for certain payments in the event of his termination for good reason or termination without cause following a change in control. For more information about these payments, please see “—Potential Payments Upon Termination or Following a Change in Control.” Mr. Almeida also is subject to certain restrictive covenants, including non-competition, non-solicitation of customers, suppliers and employees and non-disparagement.

Saccaro Offer Letter

The terms of Mr. Saccaro’s offer letter, dated as of July 2, 2014, provide him with an annual base salary of $600,000, which amount has been increased to $647,000 for 2016 as discussed above in “Compensation Discussion and Analysis—Elements of Executive Compensation—Base Salaries.” He is eligible to participate in Baxter’s officer bonus and long-term incentive programs at a level commensurate with his position as Chief Financial Officer, and to receive benefits to the same extent and on the same terms as those benefits provided by the company to its other senior executives, such as health, disability, insurance and retirement benefits. In addition to these benefits, in accordance with the terms of his change of control agreement, Mr. Saccaro is eligible for certain payments in the event of his termination for good reason or without cause following a change in control. For more information about these payments, please see “—Potential Payments Upon Termination Following A Change in Control.” Mr. Saccaro also is subject to certain restrictive covenants, including non-competition, non-solicitation of customers, suppliers and employees and non-disparagement. He is also a party to a Baxalta spin-off separation agreement. For more information, please see “—Potential Payments Upon Termination or Following a Change in Control—Spin-Off Separation Agreement.”

investor.baxter.com

50	Executive Compensation

Adjustments to Certain Equity Awards in the Spin-Off

In connection with the Baxalta spin-off, Baxter and Baxalta entered into an employee matters agreement that governs the compensation and employee benefit obligations with respect to employees who remain with Baxter, and those who were transferred to Baxalta. The employee matters agreement addressed, among other things, the mechanism for the conversion and adjustment of equity awards (including stock options, RSUs and PSUs) in connection with the spin-off. The employee matters agreement provides for the following, with respect to Baxter’s officers and directors:

For equity granted prior to January 1, 2015:

●	Each outstanding Baxter stock option, RSU and PSU was adjusted such that each officer and director received one Baxter stock option, RSU and PSU and one Baxalta stock option, RSU and PSU.
●	The exercise prices of the stock options were adjusted in proportion to the Baxter and Baxalta last five-day weighted average stock prices on the when-issued trading markets that existed prior to the consummation of the spin-off. The grant prices of Baxter stock options were reduced to approximately 53.9% of the original grant prices, while the grant prices of Baxalta stock options were established at the remainder of the original Baxter grant price, approximately 46.2%.
●	Outstanding PSU performance periods continued following the spin-off:

○For GSV PSUs, the combined stock price of Baxter and Baxalta and the dividend policy of both companies at the end of the performance period will be compared to the original Baxter stock price at the beginning of the period to determine the final payout, if any.
○For ROIC PSUs, a target was set for the first half of 2015 for the combined company. For the second half of 2015, a target was set in consideration of Baxter performance only (for continuing Baxter employees). Both Baxter and Baxalta shares issued to continuing Baxter employees will be paid out based on Baxter’s performance for both the first half and second half of the year with respect to any 2013 ROIC PSUs or 2014 ROIC PSUs.

●	All Baxalta equity issued to Baxter officers and directors in the conversion is subject to substantially the same terms, vesting conditions and other restrictions that were applicable to the underlying awards prior to the spin-off.
●	Continued employment with Baxter is considered continued Baxalta employment for purposes of Baxalta equity issued to Baxter officers in the conversion.

For equity granted after January 1, 2015:

●	Each outstanding Baxter stock option and RSU was adjusted such that each officer and director received an adjusted number of Baxter stock options or RSUs. No PSUs were granted in 2015 except to Mr. Almeida, and his grant was made after the spin-off.
●	The exercise prices of these stock options were adjusted in proportion to the Baxter and Baxalta last five-day weighted average stock prices on the when-issued trading markets leading up to the spin-off. The grant prices of Baxter stock options were reduced to approximately 53.9% of the original grant prices.
●	The adjusted number of stock options and RSUs were based on the inverse of the stock price adjustment. For each Baxter stock option and RSU outstanding as of the spin-off, Baxter officers and directors received approximately 1.9 options or RSUs (or 1/53.9%).

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	51

The following table summarizes equity awards outstanding as of December 31, 2015. The awards described in the following table reflect the spin-off related adjustment or conversion awards granted prior to the Baxalta spin-off and include both the Baxter and Baxalta portions of the grant.

Outstanding Equity Awards at 2015 Fiscal Year-End

		Option Awards				Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Performance Period and PSU Type(3)(4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Mr. Parkinson	BAX	546,000		$20.65	3/14/2016	217,128	$8,283,433	2013 - 2015	(G)	11,830	$451,315
	BAX	384,000		27.58	3/15/2017			2014 - 2016	(G)	36,558	1,394,688
	BAX	304,000		31.30	3/5/2018			2013	(R)	14,645	558,707
	BAX	254,400		28.27	3/4/2019			2014	(R)	11,593	442,273
	BAX	263,989		31.77	3/3/2020
	BAX	330,852		28.97	3/4/2021
	BAX	383,511		30.95	3/6/2022
	BAX	266,058	133,030	37.82	3/3/2023
	BAX	131,126	262,253	37.17	3/4/2024
	BAX		987,161	37.38	3/3/2025
	BXLT	546,000		17.70	3/14/2016	83,223	3,248,194	2013 - 2015	(G)	11,510	449,235
	BXLT	384,000		23.63	3/15/2017			2014 - 2016	(G)	35,548	1,387,438
	BXLT	304,000		26.82	3/5/2018			2013	(R)	14,433	563,320
	BXLT	254,400		24.23	3/4/2019			2014	(R)	11,425	445,918
	BXLT	263,989		27.23	3/3/2020
	BXLT	330,852		24.83	3/4/2021
	BXLT	383,511		26.53	3/6/2022
	BXLT	266,058	133,030	32.42	3/3/2023
	BXLT	131,126	262,253	31.86	3/4/2024
Mr. Saccaro	BAX	28,333	56,667	40.00	8/30/2024	37,352	1,424,979
	BAX		185,093	37.38	3/3/2025
	BXLT	28,333	56,667	34.29	8/30/2024	12,293	479,796

investor.baxter.com

52	Executive Compensation

		Option Awards				Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Performance Period and PSU Type(3)(4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Mr. Hombach	BAX	49,628		28.97	3/4/2021	56,660	$2,161,579	2013 - 2015	(G)	2,821	$107,621
	BAX	88,597		30.95	3/6/2022			2014 - 2016	(G)	9,589	365,820
	BAX	63,442	31,721	37.82	3/3/2023			2013	(R)	3,493	133,258
	BAX	34,393	68,788	37.17	3/4/2024			2014	(R)	3,041	116,014
	BXLT	49,628		24.83	3/4/2021	104,047	4,060,954	2013 - 2015	(G)	2,745	107,137
	BXLT	88,597		26.53	3/6/2022			2014 - 2016	(G)	9,325	363,955
	BXLT	63,442	31,721	32.42	3/3/2023			2013	(R)	3,442	134,341
	BXLT	34,393	68,788	31.86	3/4/2024			2014	(R)	2,997	116,973
	BXLT		287,936	32.04	3/3/2025
Mr. Almeida	BAX		720,000	37.25	10/28/2025			2015 – 2018	(G)	126,086	4,810,181
Ms. Mason	BAX	33,350		31.30	3/5/2018	56,144	2,141,894	2013 - 2015	(G)	1,763	67,258
	BAX	31,395		28.27	3/4/2019			2014 - 2016	(G)	5,992	228,595
	BAX	37,274		31.77	3/3/2020			2013	(R)	2,183	83,281
	BAX	47,146		28.97	3/4/2021			2014	(R)	1,900	72,485
	BAX	54,143		30.95	3/6/2022
	BAX	39,651	19,826	37.82	3/3/2023
	BAX	21,496	42,992	37.17	3/4/2024
	BAX		154,243	37.38	3/3/2025
	BXLT	33,350		26.82	3/5/2018	34,899	1,362,108	2013 - 2015	(G)	1,715	66,936
	BXLT	31,395		24.23	3/4/2019			2014 - 2016	(G)	5,828	227,467
	BXLT	37,274		27.23	3/3/2020			2013	(R)	2,151	83,954
	BXLT	47,146		24.83	3/4/2021			2014	(R)	1,872	73,064
	BXLT	54,143		26.53	3/6/2022
	BXLT	39,651	19,826	32.42	3/3/2023
	BXLT	21,496	42,992	31.86	3/4/2024

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	53

		Option Awards				Stock Awards
Name	Security	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Performance Period and PSU Type(3)(4)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)(4)
Mr. Scharf	BAX	13,000		$31.30	3/5/2018	68,133	$2,599,274	2013 - 2015	(G)	2,468	$94,154
	BAX	32,410		31.77	3/3/2020			2014 - 2016	(G)	8,391	320,117
	BAX	19,851		28.97	3/4/2021			2013	(R)	3,056	116,586
	BAX	78,753		30.95	3/6/2022			2014	(R)	2,661	101,517
	BAX	55,511	27,756	37.82	3/3/2023
	BAX	30,094	60,190	37.17	3/4/2024
	BAX		215,941	37.38	3/3/2025
	BXLT	13,000		26.82	3/5/2018	38,542	1,504,294	2013 - 2015	(G)	2,401	93,711
	BXLT	32,410		27.23	3/3/2020			2014 - 2016	(G)	8,159	318,445
	BXLT	19,851		24.83	3/4/2021			2013	(R)	3,012	117,558
	BXLT	78,753		26.53	3/6/2022			2014	(R)	2,622	102,337
	BXLT	55,511	27,756	32.42	3/3/2023
	BXLT	30,094	60,190	31.86	3/4/2024
Dr. Hantson	BAX	84,367		28.97	3/4/2021	72,492	2,765,570	2013 - 2015	(G)	3,526	134,517
	BAX	88,597		30.95	3/6/2022			2014 - 2016	(G)	9,589	365,820
	BAX	79,302	39,651	37.82	3/3/2023			2013	(R)	4,365	166,525
	BAX	34,393	68,788	37.17	3/4/2024			2014	(R)	3,041	116,014
	BXLT	84,367		24.83	3/4/2021	199,187	7,774,269	2013 - 2015	(G)	3,430	133,873
	BXLT	88,597		26.53	3/6/2022			2014 - 2016	(G)	9,325	363,955
	BXLT	79,302	39,651	32.42	3/3/2023			2013	(R)	4,302	167,907
	BXLT	34,393	68,788	31.86	3/4/2024			2014	(R)	2,997	116,973
	BXLT		287,936	32.04	3/3/2025

investor.baxter.com

54	Executive Compensation

1 The chart below represents stock options vesting as follows:

Name	Security	March 2016	September 2016	March 2017	September 2017	March 2018	March 2019
Mr. Parkinson	BAX	593,209	—	460,181	—	329,054	—
	BXLT	264,156		131,127	—	—	—
Mr. Saccaro	BAX	61,697	28,333	61,698	28,334	61,698	—
	BXLT	—	28,333	—	28,334	—	—
Mr. Hombach	BAX	66,115	—	34,394	—	—	—
	BXLT	162,093	—	130,373	—	95,979	—
Mr. Almeida	BAX	—	—	240,000	—	240,000	240,000
	BXLT	—	—	—	—	—	—
Ms. Mason	BAX	92,736	—	72,910	—	51,415	—
	BXLT	41,322	—	21,496	—	—	—
Mr. Scharf	BAX	129,831	—	102,075	—	71,981	—
	BXLT	57,851	—	30,095	—	—	—
Dr. Hantson	BAX	74,045	—	34,394	—	—	—
	BXLT	170,023	—	130,373	—	95,979	—
[2]

The amounts in the columns represent RSU awards and earned but unvested PSUs from (i) the 2013 ROIC PSU grants relating to the 2013, 2014 and first half of 2015 performance periods and (ii) the 2014 ROIC PSUs grants relating to the 2014 and first half of 2015 performance periods. The earned but unvested PSUs from the 2013 ROIC PSU grants vested in February 2016.

In addition, the amounts in the columns include the following RSU vesting:

Name	Security	March 2016	June 2017	September 2017	June 2018	June 2019
Mr. Parkinson	BAX	22,500	—	—	—	—
	BXLT	22,500	—	—	—	—
Mr. Saccaro	BAX	—	—	12,000	—	—
	BXLT	—	—	12,000	—	—
Mr. Hombach	BAX	—	40,000	—	—	—
	BXLT	—	40,000	—	—	—
Ms. Mason	BAX	—	25,000	—	—	—
	BXLT	—	25,000	—	—	—
Mr. Scharf	BAX	—	25,000	—	—	—
	BXLT	—	25,000	—	—	—
Dr. Hantson	BAX	—	16,666	—	16,667	16,667
	BXLT	—	16,666	—	16,667	16,667

Amounts shown in the columns also include the dividend shares accrued on the RSUs granted to each of the named executive officers. The market value of these unvested RSUs is based on the closing prices of Baxter and Baxalta common stock on December 31, 2015 ($38.15 and $39.03 respectively).

[3]

For the grants noted with a (G) in the “Performance Period and PSU Type” column, amounts represent the threshold and target numbers and value of shares of common stock that an officer would receive under the 2013 and 2014 GSV PSUs, respectively, after giving effect to the adjustments made to such awards in connection with the Baxalta spin-off. Please see “—Adjustments to Certain Equity Awards in the Spin-Off” for a discussion of the related adjustments. The performance period for such awards was January 1, 2013 through December 31, 2015 and January 1, 2014 through December 31, 2016, respectively. The final award with respect to the 2013 GSV PSUs was paid out on February 16, 2016 at 0% of target. Final payouts under the 2014 GSV PSUs will not be known until the performance period is completed. Therefore it is possible that no shares of common stock will be paid out under such GSV PSUs. For Mr. Almeida, amount represents the maximum number of shares of Baxter common stock that he may receive under the 2015 GSV PSUs. The market value of the PSUs included in these columns is based on the closing prices of Baxter and Baxalta common stock on December 31, 2015 ($38.15 and $39.03 respectively). Amounts in these columns also include the dividend shares accrued on such PSUs. For more information on how payouts under the GSV PSUs are determined, please see “—Structure of Compensation Program—Performance over the Long-Term—Performance Against Peers.”

[4]	For the grants noted with an (R) in the “Performance Period and PSU Type” column, amounts represent the maximum number and value of shares of common stock that an officer would receive under the ROIC PSUs attributable to the second half of 2015. The market value of the PSUs included in these columns is based on the closing prices of Baxter and Baxalta common stock on December 31, 2015 ($38.15 and $39.03 respectively). Amounts in these columns also include the dividend shares accrued on such PSUs. With respect to the 2015 performance period, the first-half award was earned at 62% of target, and the second-half award was earned at 200% of target. Any related earned 2014 ROIC PSUs will not pay out until 2017, but the related earned 2013 ROIC PSUs were paid on February 16, 2016. No amounts are included with respect to the 2016 annual performance period (for the 2014 ROIC PSUs) as the 2016 performance target had not been set as of December 31, 2015. For more information on how payouts under the ROIC PSUs are determined, please see “—Structure of Compensation Program—Performance over the Long-Term—Performance Against ROIC.”

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	55

The following table sets forth options exercised and RSUs that vested in 2015.

Option Exercises and Stock Vested

		Option Awards		Stock Awards
Name	Security	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Parkinson	BAX	—	—	23,787	$1,646,312
	BXLT	—	—	—	—
Mr. Saccaro	BAX	—	—	8,287	309,943
	BXLT	—	—	8,177	286,469
Mr. Hombach	BAX	—	—	—	—
	BXLT	—	—	—	—
Mr. Almeida	BAX	—	—	—	—
	BXLT	—	—	—	—
Ms. Mason	BAX	—	—	—	—
	BXLT	—	—	—	—
Mr. Scharf	BAX	—	—	—	—
	BXLT	—	—	—	—
Dr. Hantson	BAX	—	—	7,870	522,265
	BXLT	—	—	—	—

1 Represents the market value of the RSUs on the date of vesting as determined by the closing prices of Baxter or Baxalta common stock on the vesting date. No PSUs vested in 2015.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)
Mr. Parkinson(2)	Employment Agreement	15	$4,348,986
	Pension Plan	11	581,011
	Supplemental Pension Plan	11	10,488,821
Mr. Saccaro(3)	Pension Plan	11	358,602
	Supplemental Pension Plan	11	445,067
Mr. Hombach(4)	Pension Plan	26	1,136,910
	Supplemental Pension Plan	26	4,677,920
Ms. Mason	Pension Plan	9	440,640
	Supplemental Pension Plan	9	1,521,032
Mr. Scharf(5)	Pension Plan	9	296,986
	Supplemental Pension Plan	9	1,105,698
[1]	The amounts in this column have been determined by using pensionable earnings and benefit service through 2015. The present value of this accrued benefit is deemed payable at the earlier of normal retirement (age 65) or the earliest point where it would be unreduced (85 points, where each year of age and Baxter service equals one point). It was calculated as an annuity payable for the life of the participant and the present value of the benefit at

investor.baxter.com

56	Executive Compensation

the assumed payment age was discounted to the current age as of measurement date. Mr. Almeida and Dr. Hantson are not entitled to receive any pension benefits. The present values of the accrued benefits are based on the following assumptions:

Assumption	Value
Discount Rate	4.23%
Postretirement Mortality	Retirement Plan 2014, adjusted to reflect past experience
Termination/Disability	None assumed
Retirement Age	Earlier of age 65 or attainment of 85 points; for Mr. Parkinson’s employment agreement, completion of five years of service

Other assumptions not explicitly mentioned are the same as those assumptions used for Baxter’s financial reporting. Please refer to Note 13 to the Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 for more information on those assumptions.

[2]

As of April 2011, Mr. Parkinson had been employed at Baxter for seven years. As a result, under the terms of his employment agreement he received an additional four years of service under the supplemental pension plan, which in 2015 amounts to 15 years in total. The present value of accumulated benefits for Mr. Parkinson reflects the portion of the present value of these additional benefits that has been accrued by Baxter as of December 31, 2015. For more information about the additional benefits and Mr. Parkinson’s employment agreement, please see “—Elements of Executive Compensation—Retirement and Other Benefits.”

[3]

Mr. Saccaro is a participant in the pension and supplemental pension plan due to his prior employment with Baxter. However, as he was rehired by Baxter after these plans were closed to new participants in December 2006, he receives an additional employer contribution equal to 3% of his compensation in Baxter’s tax-qualified Section 401(k) plan and nonqualified deferred compensation plan annually in lieu of additional pension accruals.

[4]

Mr. Hombach was a participant in the pension and supplemental pension plan prior to the Baxalta spin-off. See Note 6 to the Summary Compensation Table for additional information regarding Mr. Hombach’s pension benefit.

[5]

Mr. Scharf has elected a benefit commencement date for the Supplemental Pension Plan which is after his earliest unreduced retirement date; therefore, the amount shown for this benefit reflects continued employment until such elected date.

Baxter’s tax-qualified pension plan is a broad-based retirement income plan. The normal retirement (age 65) benefit equals (i) 1.75 percent of a participant’s “Final Average Pay” multiplied by the participant’s number of years of pension plan participation, minus (ii) 1.75 percent of a participant’s estimated primary social security benefit, multiplied by the participant’s years of pension plan participation. “Final Average Pay” is equal to the average of a participant’s five highest consecutive calendar years of earnings out of his or her last ten calendar years of earnings. In general, the compensation considered in determining the pension payable to the named executive officer includes salary and cash bonuses awarded under the officer bonus program. Although age 65 is the normal retirement age under the pension plan, the pension plan has early retirement provisions based on a point system. Under the point system, each participant is awarded one point for each year of pension plan participation and one point for each year of age. Participants who terminate employment after accumulating at least 65 points, and who wait to begin receiving their pension plan benefits until they have 85 points, receive an unreduced pension plan benefit regardless of their actual age when they begin receiving their pension plan benefits.

Baxter’s supplemental pension plan is offered to provide a benefit for the amount of eligible compensation that is disallowed as pensionable earnings under the pension plan pursuant to provisions of the Code that limit the benefit available to highly compensated employees under qualified pension plans. Accordingly, this plan is available to all employees eligible to participate in the pension plan whose benefit under the pension plan is limited by the Code. If the present value of a participant’s benefit in the supplemental plan does not exceed $50,000 when the participant terminates employment, such participant will be paid in a lump sum. If the present value of the benefit exceeds $50,000, the participant will be paid in an annuity commencing when the participant is first eligible for early retirement, regardless of whether the participant elects to commence his or her qualified plan benefit at that time. As permitted by the transitional rules under related tax regulations, persons who were participants in the plan at the end of 2006 were given a one-time option to elect a different commencement date. Deferred salary and bonus amounts that may not be included under the pension plan are included in the supplemental plan. In addition, individual employment agreements may provide for additional pension benefits to be paid through the supplemental pension plan, such as those paid under Mr. Parkinson’s employment agreement.

Participation in the pension and supplemental pension plans was closed as of December 31, 2006. Any employees hired or rehired after that date are not eligible to participate in the pension plan or supplemental pension plan, but instead receive an additional employer contribution equal to 3% of his or her compensation in Baxter’s tax-qualified Section 401(k) plan (and nonqualified deferred compensation plan if his or her compensation exceeds the compensation that can be taken into account under Baxter’s 401(k) plan). Employees who were hired prior to December 31, 2006, but who did not have a vested interest in the pension plan, were eligible to elect to cease accruing benefits in the pension plan (and supplemental plan, if applicable), and instead receive the additional 401(k) plan employer contribution.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Executive Compensation	57

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
Mr. Parkinson	—	—	—	—
Mr. Saccaro	$45,650	$57,092	($208)	$76,513
Mr. Hombach	82,694	40,554	9,075	677,610
Mr. Almeida	—	—	—	—
Ms. Mason	—	—	—	—
Mr. Scharf	275,558	41,122	57,289	2,448,149
Dr. Hantson	65,311	56,732	15,031	817,795
[1]	Amounts in this column are included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
[2]	Amounts in this column are included in the “All Other Compensation” column of the Summary Compensation Table.
[3]

Amounts in this column are not included in the Summary Compensation Table as Baxter’s deferred compensation plan provides participants with a subset of investment elections available to all eligible employees under Baxter’s 401(k) plan.

A participant in Baxter’s deferred compensation plan may elect to defer a portion of his or her eligible compensation (up to 50% of base salary and up to 100% of eligible bonus) during the calendar year as long as the participant makes such election prior to the beginning of the calendar year. For named executive officers, eligible compensation under the deferred compensation plan includes a participant’s base salary and any annual cash bonus. Participants in the deferred compensation plan may select from a subset of investment elections available to all eligible employees under Baxter’s tax-qualified Section 401(k) plan. Amounts in a participant’s account are adjusted on a daily basis upward or downward to reflect the investment return that would have been realized had such amounts been invested in the investments selected by the participant. Participants may elect to change their investment elections once each calendar month. Baxter is also required to match contributions to the deferred compensation plan up to 3.5% of a participant’s eligible compensation. Any participant who either was hired after December 31, 2006, or elected not to continue to accrue benefits in the pension plan, receives a company contribution equal to 3% of his or her eligible compensation in excess of the compensation that is recognized in Baxter’s 401(k) plan, regardless of whether the participant is otherwise eligible to elect to defer a portion of his or her compensation. Deferrals under the plan are not recognized as eligible compensation for the qualified pension plan (but are recognized in the supplemental pension plan) or in calculating benefit pay under Baxter’s welfare benefit plans and result in lower compensation recognized for company matching under Baxter’s tax-qualified Section 401(k) plan.

Participants may elect to be paid distributions either in a lump sum payment or in annual installment payments over two to 15 years. Such election must be made when the participant first becomes eligible to participate in the plan. Distributions will be paid in the first quarter of the plan year following such participant’s termination of employment unless such participant is a “specified employee” as defined in Section 409A of the Code. No distributions will be paid in connection with the termination of a specified employee until at least six months following such termination and any amounts that would have otherwise been paid during such six month period shall be accumulated and paid in a lump sum, without interest, at the expiration of such period.

Potential Payments Upon Termination or Following a Change in Control

Change in Control

In consideration for the change in control benefits discussed below, each named executive officer identified in the table below has agreed to be bound for two years from the date of his or her termination to non-competition, non-solicitation and non-disparagement covenants. The named executive officer is also required to execute a customary release of claims to receive the benefits discussed below.

In connection with his retirement as CEO and Chairman, effective December 31, 2015, Mr. Parkinson’s employment agreement and change in control arrangement were terminated and as a result, he is no longer entitled to change in control benefits.

investor.baxter.com

58	Executive Compensation

Each of Messrs. Almeida, Saccaro and Scharf and Ms. Mason has entered into a change in control agreement with the company that provides for certain payments (as described below) in the event Baxter undergoes a change in control and the officer is terminated by the company (other than for cause or as a result of death or disability) or the officer terminates his employment for good reason during the term (which generally lasts two years and automatically extends each year). The Baxalta spin-off did not constitute a “change in control” under these agreements.

These payments include:

●

a lump sum cash payment generally equal to twice the aggregate amount of such officer’s salary and target bonus for the year in which termination occurs (reported as severance payments in the table below);

●	a prorated bonus;
●	a lump sum cash payment generally equal to continued retirement and savings plan accruals for two years;
●	two years of continued health and welfare benefit coverage;
●	two years of additional age and service credit for retiree health and welfare benefit purposes; and
●	outplacement expense reimbursement in an amount not to exceed $50,000.

None of the change in control agreements currently in place between the company and any of the named executive officers provides for gross-up payments to cover excise taxes that may be payable by them in connection with a change in control.

The table set forth below shows Baxter’s potential payment and benefit obligations to each of the named executive officers (other than Dr. Hantson and Messrs. Hombach and Parkinson) assuming that a change in control of the company had occurred and as a result the named executive officer either was terminated without cause or terminated his or her employment for good reason on December 31, 2015. The accelerated vesting of equity awards that is included in the table below would occur as a result of the terms of the equity compensation programs governing these awards rather than the terms of the severance agreements.

	Mr. Almeida	Ms. Mason	Mr. Saccaro	Mr. Scharf
Severance Payments(1)	$2,600,000	$1,952,000	$2,250,000	$2,480,000
Prorated Bonus Payments(2)	—	434,000	500,000	570,000
Additional Payments Related to Retirement and Savings Plans	167,000	444,000	178,000	494,000
Health and Welfare Benefit Coverage	61,000	36,000	58,000	60,000
Retiree Health and Welfare Benefit	—	5,387	—	—
Accelerated Vesting of Equity Awards(3)	5,458,181	5,595,820	2,315,876	6,589,443
Outplacement Expenses	50,000	50,000	50,000	50,000
Total	$8,336,181	$8,517,207	$5,351,876	$10,243,443
[1]

For Mr. Almeida, amount reflects that he did not participate in the 2015 cash bonus plan. This amount for Mr. Almeida also does not include the severance to which he would be otherwise entitled if he was terminated without cause or left with good reason within five years of his October 2015 hire date and not in connection with a change in control transaction. See “—Executive Compensation Tables—Certain Employment Arrangements—Almeida Offer Letter” for additional information.

[2]	Represents full 2015 bonus target as the officer would receive an annual bonus payment for the performance period in which the termination occurs.
[3]

Represents, for both Baxter and Baxalta, the “in-the-money” value of unvested stock options, if applicable, the value of unvested RSUs and the target amount of PSUs based on the closing stock price of Baxter and Baxalta on December 31, 2015 ($38.15 and $39.03, respectively). These totals are comprised of the following (Baxter and Baxalta) values: Mr. Almeida ($5,458,181 and $0), Ms. Mason ($3,207,511 and $2,388,309), Mr. Saccaro ($1,567,297 and $748,579) and Mr. Scharf ($3,648,345 and $2,941,098).

Spin-Off Separation Agreements

In connection with the planned separation of Baxter and Baxalta, Messrs. Saccaro and Scharf and Ms. Mason entered into severance agreements with Baxter.

Mr. Saccaro’s severance agreement provides that if his employment is terminated by Baxter without cause prior to the first anniversary of the completion of the Baxalta spin-off, he will receive a lump sum payment equal to one times his salary and target bonus for the year in which the termination occurs ($1,125,000), a lump sum payment covering six months of cost-sharing for COBRA coverage, or $14,000 and outplacement expense reimbursement in an amount not to exceed $50,000.

Ms. Mason and Mr. Scharf’s severance agreements provides that if his or her employment is terminated by Baxter without cause prior to the first anniversary of the Baxalta spin-off, he or she will receive a lump sum payment equal to 1.5 times salary and target bonus for the year in which the termination occurs (Ms. Mason: $1,464,000; Mr. Scharf: $1,860,000), a lump sum payment covering six months of cost-sharing for COBRA coverage (Ms. Mason: $8,000; Mr. Scharf: $14,000) and outplacement expense reimbursement in an amount not to exceed $50,000.

| 2016 Annual Meeting of Stockholders and Proxy Statement

59

Audit Matters

PROPOSAL 3

Ratification of Independent Registered Public Accounting Firm

In accordance with its charter, the Audit Committee of the Board of Directors is directly responsible for the appointment, compensation (including the negotiation of audit fees), retention and oversight of the independent registered public accounting firm retained to audit the company’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for Baxter in 2016. PwC, or its predecessor firm, has served as Baxter’s independent registered public accounting firm continuously since 1985.

The Audit Committee of the Board of Directors recommends a vote FOR the ratification of the appointment of PwC as the independent registered public accounting firm for Baxter in 2016.

Before selecting PwC, the Audit Committee carefully considered PwC’s qualifications as an independent registered public accounting firm. This included a review of its performance in prior years as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under rules of the SEC on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of such services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with PwC in all of these respects. In accordance with SEC rules and PwC policies, the lead partner overseeing the company’s engagement rotates every five years and the Audit Committee and its Chairman are directly involved in Baxter’s selection of the lead engagement partner.

The members of the Audit Committee and the Board believe that the continued retention of PwC as Baxter’s independent registered public accounting firm is in the best interests of the company and its stockholders, and therefore the Audit Committee requests that stockholders ratify the appointment. If the company’s stockholders do not ratify the appointment of PwC, the Audit Committee will consider the selection of another independent registered public accounting firm for 2017 and future years.

One or more representatives of PwC will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

investor.baxter.com

60	Audit Matters

Audit Committee Report

Dear Stockholders:

The Audit Committee is composed of five directors, all of whom meet the independence and other requirements of the NYSE. Additionally, four Audit Committee members qualify as an “audit committee financial expert.” The Audit Committee has the responsibilities set out in its charter, which has been adopted by the Board and is reviewed annually. These responsibilities include: (1) reviewing the adequacy and effectiveness of Baxter’s internal control over financial reporting with management and the external and internal auditors, and reviewing with management Baxter’s disclosure controls and procedures; (2) retaining and evaluating the qualifications, independence and performance of PwC, the company’s independent registered public accounting firm; (3) approving audit and permissible non-audit engagements to be undertaken by PwC; (4) reviewing the scope of the annual external and internal audits; (5) reviewing and discussing Baxter’s financial statements (audited and unaudited), as well as earnings press releases and related information, prior to their filing or release; (6) overseeing legal and regulatory compliance as it relates to financial matters; (7) holding separate executive sessions with PwC, the internal auditor and management; and (8) discussing guidelines and policies governing the process by which Baxter assesses and manages risk, as well as Baxter’s major financial risk exposures.

Management is responsible for the preparation, presentation and integrity of Baxter’s consolidated financial statements and Baxter’s internal control over financial reporting. PwC is responsible for performing an independent integrated audit of Baxter’s consolidated financial statements and the effectiveness of Baxter’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (PCAOB). PwC also reviews Baxter’s interim financial statements in accordance with the applicable auditing standards. Ultimately, it is the Audit Committee’s responsibility to monitor and oversee these processes on behalf of the Board of Directors. The Audit Committee met 15 times in 2015, including meeting with PwC and Baxter’s internal auditor, both privately and with management present.

In fulfilling its duties, the Audit Committee has reviewed and discussed with management Baxter’s audited financial statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2015 as well as Baxter’s interim financial statements included in the company’s Reports on Form 10-Q in 2015, in all cases including detailed discussions of the accompanying footnotes and related Management’s Discussion & Analysis. These reviews also included, among other things, a discussion of Baxter’s critical accounting policies; the reasonableness of significant financial reporting judgments, including the quality (not just the acceptability) of the company’s accounting principles; the effectiveness of the company’s internal control over financial reporting; corrected and uncorrected misstatements noted by PwC during its audit of the company’s annual financial statements; and the potential effects of changes in accounting regulation and guidance on the company’s financial statements.

In addition, in connection with its review of the company’s annual audited financial statements, the Audit Committee has discussed with PwC the matters required to be communicated pursuant to PCAOB Auditing Standard No. 16 (Communications with Audit Committees), has received and reviewed the written communications from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence. The Audit Committee also has considered whether the provision by PwC of non-audit services to Baxter is compatible with maintaining PwC’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Baxter’s audited financial statements referred to above be included in Baxter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Respectfully submitted,
The Audit Committee
K. J. Storm (Chair)
Peter S. Hellman
Munib Islam
Thomas T. Stallkamp
Albert P.L. Stroucken

| 2016 Annual Meeting of Stockholders and Proxy Statement

Audit Matters	61

Audit and Non-Audit Fees

The table set forth below lists the fees billed to Baxter by PwC for audit services rendered in connection with the integrated audits of Baxter’s consolidated financial statements for the years ended December 31, 2015 and 2014, and fees billed for other services rendered by PwC during these periods.

	2015	2014
	(Dollars in thousands)
Audit Fees	$11,488	$11,546
Audit-Related Fees	3,380	5,537
Tax Fees	1,001	1,198
All Other Fees	7,185	1,253
Total	$23,054	$19,534

Audit Fees include fees for services performed by PwC relating to the integrated audit of the consolidated annual financial statements and internal control over financial reporting, the review of financial statements included in the company’s quarterly reports on Form 10-Q and statutory and regulatory filings or engagements.

Audit-Related Fees include fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of the financial statements, including carve-out audits, accounting consultations and attestation services related to financial reporting. The decrease in 2015 is primarily related to reduced levels of carve-out work.

Tax Fees include fees for services performed by PwC for tax compliance, tax advice and tax planning. Of these amounts, approximately $461,000 in 2015 and $796,000 in 2014 were related to tax compliance services, including transfer pricing support, income tax return preparation or review and VAT compliance. The decrease in 2015 is primarily related to lower services for Gambro from the 2013 acquisition. Fees for tax consulting services of approximately $540,000 in 2015 and $401,000 in 2014 were related to international, federal, state and local tax planning, assistance with tax audits and appeals and other tax consultations.

All Other Fees include fees for all other services performed by PwC. The increase in 2015 is primarily related to certain advisory projects, including with respect to certain quality system reviews.

Pre-Approval of Audit and Permissible Non-Audit Fees

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit the company’s consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services expected to be rendered during that year by the independent registered public accounting firm. Reports on projects and services are presented to the Audit Committee on a regular basis.

The Audit Committee has established a pre-approval policy for engaging the independent registered public accounting firm for other audit and permissible non-audit services. Under the policy, the Audit Committee has identified specific audit, audit-related, tax and other services that may be performed by the independent registered public accounting firm. The engagement for these services specified in the policy requires the further, separate pre-approval of the chair of the Audit Committee or the entire Audit Committee if specific dollar thresholds set forth in the policy are exceeded. Any project approved by the chair under the policy must be reported to the Audit Committee at the next meeting. Services not specified in the policy as well as the provision of internal control-related services by the independent registered public accounting firm, require separate pre-approval by the Audit Committee.

All audit, audit-related, tax and other services provided by PwC in 2015 were approved by the Audit Committee in accordance with its pre-approval policy.

investor.baxter.com

62

Proposed Charter Amendment

PROPOSAL 4

Proposed Charter Amendment to Declassify Board

Background

In 1987, Baxter stockholders approved a proposal to move the requirement that the Board be divided into three classes from the company’s bylaws to Article SIXTH of Baxter’s certificate of incorporation (the Classified Board Provision). The Classified Board Provision provides that it “may not be amended or repealed without the affirmative vote of at least two-thirds of the holders of all the securities of Baxter then entitled to vote on such change” (the Voting Provision).

Baxter believes that the Voting Provision is ambiguous, as supported by recent legal developments in the Delaware courts (as described below). Additionally, Baxter believes revised statutory guidance under the DGCL permits Baxter to file a legal proceeding in the interest of resolving the ambiguity.

The Board recommends that stockholders vote FOR the approval of the Charter Amendment.

Since the Classified Board Provision was moved from the bylaws into the certificate of incorporation, Baxter stockholders have on multiple occasions submitted stockholder proposals requesting that the Board take action to repeal the Classified Board Provision by (i) adopting a Board resolution to amend the certificate of incorporation to repeal the Classified Board Provision and (ii) presenting the proposed amendment for a vote of Baxter stockholders. In response to these proposals, the Board resolved to repeal the Classified Board Provision, and, at annual meetings held in 2006, 2011 and 2013, submitted proposed amendments to stockholders to repeal the Classified Board Provision. Based on the company’s interpretation of the Voting Provision requirement at those times, Baxter counted stockholder votes on each of these proposals on a per capita basis and on that basis determined that the classified board proposals did not pass. Had Baxter applied a per share, as opposed to a per capita, voting standard, the proposals would have overwhelmingly passed. In fact, with respect to the most recent classified board proposal put to a vote at the 2013 Annual Meeting, more than 99% of shares voting voted in favor of the proposal (comprising well over two-thirds of all outstanding shares), but only approximately 10% of the registered stockholders voted in favor of the proposal.

More than a year after the stockholder vote on the 2013 classified board proposal failed on a per capita basis, in October 2014, the Delaware Supreme Court issued its decision in Salamone v. Gorman, 106 A.3d 354 (Del. 2014). In that case, the Delaware Supreme Court analyzed a voting agreement provision nearly identical to the Voting Provision and found that the language of such provision was ambiguous. The Supreme Court ultimately determined that the language used provided for a per share voting structure. The Supreme Court noted that when the contract to be interpreted is a certificate of incorporation (as is the case here), a presumption against disenfranchising majority stockholders will typically apply if the certificate is not clear on its face.

In part for the reasons articulated in Salamone, as well as the purpose of the Classified Board Provision articulated in the 1987 proxy statement (which include that a classified board enhances the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board), the company has concluded that the language in the Voting Provision providing for amendment or repeal by vote of “at least two-thirds of the holders of all the securities” of Baxter provides for a per share, rather than a per capita, voting structure.

On September 29, 2015, Baxter entered into the Third Point Support Agreement regarding the Classified Board Provision, among other matters. For the above-stated reasons, as well as in connection with entry into such agreement, the Board adopted resolutions on September 29, 2015 to recommend that Baxter stockholders approve and adopt the Charter Amendment and to submit that amendment to Baxter stockholders for consideration and approval at the Annual Meeting. On the same day, the Board also resolved to count stockholder votes on the Charter Amendment on a per share basis rather than on a per capita basis (the Board Resolution). The Board then directed that a Section 205 application (the Section 205 Application) be filed with the Delaware Court of Chancery seeking an order from the court declaring that the Board Resolution is valid. On October 14, 2015, counsel for Baxter filed the Section 205 Application.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Proposed Charter Amendment	63

On January 15, 2016, the Delaware Court of Chancery denied Baxter’s Section 205 Application, but in its ruling noted that Baxter would be better positioned to seek relief under Section 205 after putting the Charter Amendment up for a vote at the Annual Meeting, counting the votes on a per share basis and amending its certificate of incorporation if the Charter Amendment passes on this basis. If stockholders approve the Charter Amendment applying the per share voting standard, Baxter will file with the Delaware Secretary of State a certificate of amendment to its certificate of incorporation reflecting the adoption of the Charter Amendment, effective 90 days after filing. If the Charter Amendment is approved, Baxter will again pursue a Section 205 proceeding with the Delaware Court of Chancery, asking the court to validate the Charter Amendment. If the court does not do so before the 90th day after filing, the Charter Amendment will be abandoned and not take effect. Additionally, the directors elected at the Annual Meeting pursuant to “Proposal 1—Election of Directors” would in that case be elected for a three-year term. In the event the approved Charter Amendment is abandoned, Baxter intends to take additional actions to attempt to declassify the Board.

Stockholders are now being asked to approve the Charter Amendment (as further described below).

Charter Amendment

The Charter Amendment provides for a gradual declassification of the Board between 2016 and 2018. If adopted and subsequently validated by the Delaware Court of Chancery (as discussed below), the Board shall continue to be divided into three classes until the 2018 Annual Meeting. In accordance with the terms of the Charter Amendment, the directors elected at the Annual Meeting (one-third of the directors currently on the Board) shall then be elected to hold office for a one-year term expiring at the 2017 Annual Meeting. Additionally, all the directors whose terms expire at the 2017 Annual Meeting (two-thirds of the directors currently on the Board) shall then be elected to hold office for a one-year term expiring at the 2018 Annual Meeting. Beginning with the 2018 Annual Meeting, all directors shall then be elected for a one-year term expiring at the next annual meeting of stockholders. In accordance with the Charter Amendment, and effective after the 2018 Annual Meeting, the Board will no longer be classified under Section 141(d) of the DGCL and directors shall no longer be divided into three classes.

Before the 2018 Annual Meeting and the complete declassification of the Board, any board seats created as a result of an increase in the number of directors comprising the entire Board shall be allocated to make the classes of directors as nearly equal as possible. Additionally, any director elected to fill a term resulting from an increase in the number of directors shall have the same term as the other members of his class or, if the director is not a member of a class, until the next annual meeting. Furthermore, a director elected to fill any other vacancy shall have the same remaining term as that of his predecessor.

This summary should be read with and is subject to the specific provisions of the Charter Amendment, the full text of which is set forth as Appendix A to this Proxy Statement.

Required Vote

As discussed above and in accordance with the Board Resolution, approval of this proposal requires the affirmative vote of two-thirds of the shares of Baxter common stock outstanding. Abstentions will have the effect of a vote against the approval of this proposal. Nominees such as banks and brokers holding shares on behalf of beneficial owners who do not provide voting instructions may not vote the related shares with respect to this proposal. These broker non-votes will also have the effect of a vote against approval of this proposal. Assuming the Charter Amendment is approved, Baxter thereafter intends to pursue a Section 205 proceeding in the Delaware Court of Chancery after the Annual Meeting asking the court to validate the Charter Amendment.

investor.baxter.com

64

Ownership of Our Stock

Security Ownership by Directors and Executive Officers

The following table sets forth information as of February 1, 2016 regarding beneficial ownership of Baxter common stock by named executive officers and directors.

Name of Beneficial Owner	Shares of Common Stock(1)		Shares Under Exercisable Options(2)
Non-employee Directors:
Mr. Chen	864		9,720
Dr. Chowdhry	2,593		9,720
Mr. Forsyth	21,313		40,750
Dr. Gavin	19,276		40,750
Mr. Hellman(3)	14,973		40,750
Mr. Islam(4)	0		0
Mr. Mahoney	0		0
Ms. Shapazian(5)	9,620		25,090
Mr. Stallkamp(6)	29,143		21,110
Mr. Storm	16,084		40,750
Mr. Stroucken(7)	16,349		40,750
Named Executive Officers:
Mr. Parkinson	481,536		2,911,145
Mr. Saccaro	6,855		90,030
Mr. Hombach(8)	10,684		302,175
Mr. Almeida	0		0
Ms. Mason	39,370		357,191
Mr. Scharf	30,609		359,450
Dr. Hantson	24,565		360,704
All directors and executive officers as a group (21 persons)(3)–(10)	796,701	(10)	5,163,974

[1]	Includes shares over which the person held voting and/or investment power as of February 1, 2016. None of the holdings represents holdings of more than 1% of Baxter’s outstanding common stock.
[2]	Amount of shares includes options that are exercisable as of February 1, 2016 and options which become exercisable within 60 days thereafter.
[3]	Includes 560 shares not held directly by Mr. Hellman but held by or for the benefit of his spouse.
[4]	Mr. Islam has disclaimed beneficial ownership of the 1,790 RSUs and 6,290 stock options granted to him in connection with his appointment to the Board, by virtue of his employment relationship with Third Point. As set forth on a related Form 4 filed by Third Point and Daniel S. Loeb on October 1, 2015, Third Point and Mr. Loeb may be deemed to be the beneficial owners of these securities.
[5]	Includes 6,120 shares not held directly by Ms. Shapazian but in a family trust for which she is a trustee.
[6]	Includes 22,600 shares not held directly by Mr. Stallkamp but in a spousal lifetime access trust for which he is a trustee.
[7]	Includes 696 shares not held directly by Mr. Stroucken but in a family trust of which he is a beneficial owner.
[8]	Includes 24,814 options which are owned by Mr. Hombach in a constructive trust and as to which he disclaims beneficial ownership.
[9]	The number of persons included in this group does not include Messrs. Parkinson and Hombach and Dr. Hantson as they were not executive officers as of February 1, 2016.
[10]	Includes 394 shares not held directly by Mr. Robert Felicelli, Corporate Vice President, Quality, but for the benefit of his spouse and son.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Ownership of Our Stock	65

Security Ownership by Certain Beneficial Owners

As of February 10, 2016, the following entities were the only persons known to Baxter to be the beneficial owners of more than five percent of Baxter common stock, based on public filings made with the SEC:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Third Point LLC(2) 390 Park Avenue, 19th Floor New York, NY 10022	53,850,000	9.8%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10022	39,122,504	7.1%
Wellington Management Group LLP(4) 280 Congress Street Boston, MA 02210	32,929,474	6.0%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	32,092,496	5.9%

[1]	Based on 547,871,849 shares outstanding as of January 31, 2016, as set forth on the company’s Annual Report on Form 10-K for the year ended December 31, 2015.
[2]

Based solely on Amendment No. 2 to Schedule 13D filed by Third Point and Mr. Loeb on September 30, 2015 (Third Point Schedule 13D), each of Third Point and Mr. Loeb beneficially own the reported shares which are held of record by the Third Point funds party to the Third Point Support Agreement. Additionally, as set forth on the Third Point Schedule 13D, each of Third Point and Mr. Loeb shares voting and dispositive power with respect to all of the reported shares.

[3]

Based solely on Amendment No. 2 to Schedule 13G filed by BlackRock, Inc. (BlackRock) on February 10, 2016 (BlackRock Schedule 13G), BlackRock beneficially owns the reported shares, which are owned of record by the BlackRock subsidiaries set forth on Exhibit A to the BlackRock Schedule 13G. Additionally, according to the BlackRock Schedule 13G, BlackRock has sole voting power with respect to 34,307,493 of the reported shares, no shared voting power with respect to any of the reported shares and has sole dispositive power with respect to all of the reported shares.

[4]

Based solely on a Schedule 13G filed by Wellington Management Group LLP (Wellington Management Group), Wellington Group Holdings LLP (Wellington Group), Wellington Investment Advisors Holdings LLP (Wellington Investment Advisors) and Wellington Management Company LLP (Wellington Management Company) on February 11, 2016 (the Wellington Schedule 13G), the reported shares are owned of record by clients of one or more of the investment advisors set forth on Exhibit A thereto, which investment advisors are directly or indirectly owned by Wellington Management Group. According to the Wellington Schedule 13G, (i) each of Wellington Management Group, Wellington Group and Wellington Investment Advisors has no sole voting or dispositive power with respect to any of the reported shares, has shared voting power with respect to 10,366,383 of the reported shares, has shared dispositive power with respect to all of the reported shares and beneficially owns all of the reported shares and (ii) Wellington Management Company has no sole voting or dispositive power with respect to any of the reported shares, has shared voting power with respect to 9,444,410 of the reported shares, has shared dispositive power with respect to 31,246,877 of the reported shares and beneficially owns 31,246,877 of the reported shares.

[5]

Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 10, 2016, The Vanguard Group has sole voting power with respect to 1,024,823 of the reported shares, has sole dispositive power with respect to 31,030,806 of the reported shares, has shared voting power with respect to 55,300 of the reported shares and has shared dispositive power with respect to 1,061,690 of the reported shares. Additionally, The Vanguard Group reported that it beneficially owns all of the reported shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the company’s executive officers and directors and persons who own more than 10% of Baxter common stock to file initial reports of ownership and changes in ownership with the SEC. Based solely on the company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from them, the company believes that all reports required by Section 16(a) of the Exchange Act were filed on a timely basis during or with respect to 2015, except that one report, relating to partial vesting of an RSU grant on September 2, 2015, was not filed on a timely basis on Form 4 with respect to Mr. Saccaro.

investor.baxter.com

66

Stockholder Proposals

PROPOSAL 5

Independent Board Chairman

Baxter has been advised that John Chevedden will present the following resolution at the 2016 Annual Meeting, on behalf of Kenneth Steiner. Baxter has also been advised that Mr. Steiner is owner of at least 500 shares of Baxter common stock. Baxter will furnish the address and share ownership of Mr. Steiner promptly upon oral or written request. After thoughtful consideration, the Board of Directors recommends that you vote AGAINST this proposal for the reasons set forth in the Board of Directors’ statement that follows the proposal.

In accordance with the rules of the SEC, the proposal and supporting statement are being reprinted as they were submitted to Baxter’s Corporate Secretary by the proponent. Baxter takes no responsibility for them.

The Board recommends a vote AGAINST this stockholder proposal. Proxies solicited by the Board will be voted AGAINST this proposal unless otherwise instructed.

Stockholder Proposal

RESOLVED: Stockholder ask our board of directors to adopt, and present for stockholder approval, as policy, and amend our governing documents as necessary, the following:

Require the Chair of the Board, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next Chief Executive Officer transition, so it does not violate any existing agreement. If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. This proposal requests that all necessary steps be taken to accomplish the above.

This proposal topic won 50%-plus support at five major U.S. companies in 2013 including 73%-plus support at Netflix. Stockholders of our company gave an impressive 48% vote of support for this proposal in 2015.

It is the responsibility of the Board to protect stockholders’ long-term interests by providing independent oversight of management. By setting agendas, priorities and procedures, the Chairman is critical in shaping the work of the Board.

A board of directors is less likely to provide rigorous independent oversight if the Chairman is the CEO, as is the case with our company. Having a board chairman who is independent of the company and its management is a practice that will promote greater management accountability to stockholders and lead to a more objective evaluation of management.

According to the Millstein Center for Corporate Governance and Performance (Yale School of Management), “The independent chair curbs conflicts of interest, promotes oversight of risk manages the relationship between the board and CEO, serves as a conduit for regular communication with shareowners, and is a logical next step in the development of an independent board.”

An NACD Blue Ribbon Commission on Directors’ Professionalism recommended that an independent director should be charged with “organizing the board’s evaluation of the CEO and provide ongoing feedback; chairing executive sessions of the board; setting the agenda and leading the board in anticipating and responding to crises.” A blue-ribbon report from The Conference Board echoed that position.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board of directors should be chaired by an independent director, as does the Council of Institutional Investors.

An independent director serving as chairman can help ensure the functioning of an effective board. Please vote to enhance stockholder value: Independent Board Chairman – Proposal 5.

| 2016 Annual Meeting of Stockholders and Proxy Statement

Stockholder Proposals	67

Board of Directors’ Statement Opposing the Stockholder Proposal

The Board continues to believe that the decision of who should serve as Chairman is the responsibility of the Board and that the Board should not be constrained by a requirement that the position of Chairman be limited to a director who is an independent member of the Board. The company’s existing governance structure allows the Board flexibility to make changes in the company’s leadership structure if and when the Board believes that such actions are in the best interests of the company and its stockholders. The Board believes that the company and its stockholders are best served by a flexible policy that permits but does not require the same individual to serve as Chairman and Chief Executive Officer. A policy that would restrict the Board’s discretion in selecting the Chairman would deprive the Board of the opportunity to select the most qualified and appropriate individual to lead the Board as Chairman. The decision regarding the Board’s leadership structure should be assessed as a strategic concern and should be a reflection of how the company can best deploy its resources to gain a competitive advantage, not simply a “one-size-fits-all” approach.

In connection with its search for Robert Parkinson’s replacement as Chairman and Chief Executive Officer, the Board initially focused on finding the best Chief Executive Officer to lead the company as a stand-alone medical products company. This search represented a natural extension of the Board’s CEO succession planning activities, which began well in advance of the July 29, 2015 announcement that Baxter had hired a search firm to help find a successor for Mr. Parkinson. Additionally, the Board formed a CEO Search Working Group consisting of Ms. Uma Chowdhry and Messrs. Peter Hellman, Munib Islam and Thomas Stallkamp to lead the search. This working group, working in close concert with the Corporate Governance Committee and Baxter’s external search firm, thoroughly vetted potential candidates, including Mr. Almeida, and assisted the Board in reaching a determination that Mr. Almeida represented the best candidate to lead the company as Chief Executive Officer after Mr. Parkinson’s retirement.

Only after the Board had made this determination did it then consider whether Mr. Almeida possessed the appropriate skills and experience necessary to lead the Board as Chairman. After extensive discussions and in consideration of Mr. Stallkamp’s effective leadership as the independent lead director of the Board (as discussed below), the Board determined that Baxter’s stockholders would be best served by having Mr. Almeida serve as both Chairman and CEO. This determination was made in part based on Mr. Almeida’s significant industry and leadership experience, including as the former CEO and Chairman of Covidien. Additionally, Mr. Almeida, as Chairman, serves as an effective bridge between the Board and management and keeps the Board appropriately engaged as he works along with the company’s other executive officers to establish Baxter’s new strategic framework and refresh its long-range plans.

Further, this Board has demonstrated that it is willing and able to institute a leadership structure with an independent Chairman under different circumstances. The board of Baxalta, which Baxter spun off as an independent biopharmaceuticals company in July 2015, has Dr. Wayne Hockmeyer as its independent Chairman. When making this determination, the Baxter Board believed that this structure was appropriate for Baxalta as it permits Dr. Ludwig Hantson, Baxalta’s Chief Executive Officer, to focus on operating and managing Baxalta as a new public company while Dr. Hockmeyer, the independent Chairman of Baxalta’s board of directors and a former member of the Baxter Board, focuses on the leadership of Baxalta’s board of directors.

The Board recognizes the need for the Board to operate independently of management and to have the benefit of independent leadership. Accordingly, the company’s Corporate Governance Guidelines provide that so long as the Chief Executive Officer is also the Chairman of the Board, the Board will annually elect a lead director from among the independent directors. The Corporate Governance Committee is responsible for recommending a candidate for lead director. The specific duties and responsibilities of the lead director, including as provided in the Corporate Governance Guidelines, are as follows:

●	preside at all Board executive sessions and all meetings of the Board at which the Chairman and CEO is not present;
●	act as liaison between the independent directors and the Chairman and CEO;
●	review meeting agendas for the Board and work with the Chairman and CEO to facilitate timely and appropriate information flow to the Board;
●	engage with Baxter’s stockholders on selected topics including corporate governance and executive compensation; and
●	serve as the contact person for interested parties to communicate directly with the independent directors.

Mr. Stallkamp currently serves as lead director, having been elected to that position (for a three-year term) in May 2014.

investor.baxter.com

68	Stockholder Proposals

In addition, the Board has taken several other steps to ensure that it effectively carries out its responsibility for the independent oversight of management. Executive sessions of the independent directors are scheduled as part of every regularly scheduled Board meeting, without management present, to discuss various matters relating to the company and the functioning of the Board. Mr. Stallkamp is continuing this practice. It should also be noted that out of the company’s twelve directors, only Mr. Almeida is a member of management, and that the Audit, Corporate Governance and Compensation Committees continue to be comprised entirely of independent directors.

Finally, as acknowledged in the stockholder proposal itself, implementation of a policy requiring an independent board chairman whenever possible should be implemented in light of the company’s existing employment arrangements. Mr. Almeida is subject to an employment arrangement (as described in “—Executive Compensation Tables — Certain Employment Arrangements—Almeida Offer Letter”) that provides that he shall serve as Chief Executive Officer and Chairman.

Thus, the board recommends a vote AGAINST this proposal.

| 2016 Annual Meeting of Stockholders and Proxy Statement

69

General Information

Questions and Answers About the Annual Meeting

Q:	Who is entitled to vote?

A:	All record holders of Baxter common stock as of the close of business on March 9, 2016 are entitled to vote. On that day, approximately 550,173,889 shares were issued and outstanding. Each share is entitled to one vote on each matter presented at the Annual Meeting.

Q:	How do I vote?

A:	Baxter offers registered stockholders three ways to vote, other than by attending the Annual Meeting and voting in person:

●	By Internet, following the instructions on the Notice or the proxy card;
●	By telephone, using the telephone number printed on the proxy card; or
●	By mail (if you received your proxy materials by mail), using the enclosed proxy card and return envelope.

Q:	How do I attend the Annual Meeting? What do I need to bring?

A:	In order to be admitted to the Annual Meeting, you must bring documentation showing that you owned Baxter common stock as of the record date of March 9, 2016. Acceptable documentation includes (i) your Notice of Internet Availability of Proxy Materials, (ii) the admission ticket attached to your proxy card (if you received your proxy materials by mail), or (iii) any other proof of ownership (such as a brokerage or bank statement) reflecting your Baxter holdings as of March 9, 2016. All attendees must also bring valid photo identification. Stockholders who do not bring this documentation will not be admitted to the Annual Meeting. Please refer to “—Other Information — Attending the Annual Meeting” for more information.

Q:	How do I vote shares that are held by my broker?

A:	If you have shares held by a broker or other nominee, you may instruct your broker or other nominee to vote your shares by following instructions that your broker or nominee provides to you. Most brokers offer voting by mail, telephone and the Internet.

Q:	What does it mean to vote by proxy?

A:	It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares in accordance with the following recommendations of the Board of Directors:

Company Proposals		Board Recommendation
●	Proposal 1—Election of Directors	FOR
●	Proposal 2—Advisory Vote to Approve Named Executive Officer Compensation	FOR
●	Proposal 3—Ratification of Independent Registered Public Accounting Firm	FOR
●	Proposal 4—Charter Amendment to Declassify Board	FOR

Stockholder Proposal		Board Recommendation
●	Proposal 5—Independent Board Chairman	AGAINST

investor.baxter.com

70	General Information

Q:	What if I submit a proxy and later change my mind?

A:	If you have given your proxy and later wish to revoke it, you may do so by giving written notice to the Corporate Secretary, submitting another proxy bearing a later date (in any of the permitted forms), or casting a ballot in person at the Annual Meeting.

Q:	What happens if other matters are raised at the meeting?

A:	If other matters are properly presented at the meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, Baxter’s Corporate Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting.

Q:	How is it determined whether a matter has been approved?

A:	Assuming a quorum is present, the approval of the matters specified in the Notice of Annual Meeting of Stockholders will be determined as follows:

●

Each director nominee under Proposal 1 receiving a majority of votes cast (number of shares voted “for” a director must exceed 50% of the number of votes cast with respect to that director) will be elected as a director;

●	Proposal 4 requires the affirmative vote of at least two–thirds of the outstanding shares of Baxter common stock and subsequent validation by the Delaware Court of Chancery; and
●	Each other matter requires the affirmative vote of a majority of the shares of common stock, present in person or by proxy and entitled to vote at the Annual Meeting.

Q:	Who will count the vote?

A:	Baxter has engaged Broadridge Financial Solutions, Inc. (Broadridge) to serve as the tabulator of votes and a representative of Broadridge will serve as the Inspector of Election at the Annual Meeting.

Q:	How do I find out the voting results?

A:	Preliminary results are typically announced at the Annual Meeting. Final voting results will be reported on a Form 8-K filed with the SEC following the Annual Meeting.

Q:	What constitutes a quorum?

A:	A majority of the outstanding shares of common stock entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Q:	What are broker non-votes and what effect do they have?

A:	Broker non-votes occur when nominees, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If that happens, the nominees may vote those shares only on matters deemed “routine” by the NYSE, such as the ratification of the appointment of the company’s independent registered public accounting firm. On “non-routine” matters nominees cannot vote unless they receive voting instructions from beneficial owners, resulting in so called “broker non-votes.” The items being considered at the 2016 Annual Meeting, except for the ratification of the appointment of the company’s independent registered public accounting firm, under “Proposal 3—Ratification of Independent Registered Public Accounting Firm,” are considered “non-routine” matters.

Broker non-votes will have no impact on “Proposal 1—Election of Directors,” “Proposal 2—Advisory Vote to Approve Named Executive Compensation” or “Proposal 5—Independent Board Chairman.” Broker non-votes will have the same effect as a vote against “Proposal 4—Proposed Charter Amendment to Declassify Board.”

Q:	What effect does an abstention have?

A:	Abstentions or directions to withhold authority will have no effect on the outcome of Proposal 1. Abstentions will have the same effect as a vote against any of the other matters specified in the Notice of Annual Meeting of Stockholders.

| 2016 Annual Meeting of Stockholders and Proxy Statement

General Information	71

Q:	What is “householding” and how does it affect me?

A:	Baxter has adopted “householding,” a procedure under which stockholders of record who have the same address and last name and do not receive proxy materials electronically will receive a single Notice of Internet Availability of Proxy Materials or set of proxy materials, unless one or more of these stockholders notifies the company that they wish to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. This procedure can result in significant savings to the company by reducing printing and postage costs.

If you participate in householding and wish to receive a separate Notice of Internet Availability of Proxy Materials or set of proxy materials, or if you wish to receive separate copies of future Notices, annual reports and proxy statements, please call 1-800-542-1061 or write to: Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The company will deliver the requested documents to you promptly upon your request.

Any stockholders of record who share the same address and currently receive multiple copies of proxy materials who wish to receive only one copy of these materials per household in the future may contact Broadridge at the address or telephone number listed above. If you hold your shares through a broker, bank or other nominee, please contact your broker, bank, or other nominee to request information about householding.

Q:	What shares are covered by the proxy card?

A:	The proxy card covers all shares held by you of record (registered in your name), including any shares credited to your Incentive Investment Plan account or Puerto Rico Savings and Investment Plan account held in custody by the plan trustee. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares.

Q:	How do I vote if I hold my shares through the Baxter Incentive Investment Plan or Puerto Rico Savings and Investment Plan?

A:	If you are a current or former Baxter employee with shares credited to your account in the Baxter Incentive Investment Plan or Puerto Rico Savings and Investment Plan, then your completed proxy card (or vote via the Internet or by telephone) will serve as voting instructions to the plan trustee. The trustee will vote the shares credited to your account as you direct, except as may be required by the Employee Retirement Income Security Act (ERISA). Shares for which the trustee has not received timely instructions shall be voted by the trustee to the extent permitted by the Incentive Investment Plan or Puerto Rico Savings and Investment Plan or required by law in its uncontrolled discretion. To allow sufficient time for voting by the plan trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time on April 28, 2016.

Q:	Does the company offer an opportunity to receive future proxy materials electronically?

A:	Yes. If you wish to receive future proxy materials over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, you will not have the option to elect electronic delivery while voting.

If you elect electronic delivery, the company will discontinue mailing the proxy materials to you beginning next year and will send you an e-mail message notifying you of the Internet address or addresses where you may access next year’s proxy materials and vote your shares. You may discontinue electronic delivery at any time.

Q:	What are the benefits of electronic delivery?

A:	Electronic delivery reduces the company’s printing and mailing costs as well as the environmental impact of the Annual Meeting. It is also a convenient way for you to receive your proxy materials and makes it easy to vote your shares over the Internet.

investor.baxter.com

72	General Information

Other Information

Attending the Annual Meeting

The 2016 Annual Meeting of Stockholders will take place at Baxter’s corporate headquarters located at One Baxter Parkway, Deerfield, Illinois on Tuesday, May 3, 2016 at 9:00 a.m., Central Daylight Time. The registration desk will open at 8:00 a.m. Please see the map provided on the back cover of this Proxy Statement for more information about the location of the 2016 Annual Meeting. If you have other questions about attending the Annual Meeting, please contact Investor Relations at 224-948-2000 or Global_CORP_Investor_Relations@baxter.com.

Admittance to the meeting will be limited to stockholders eligible to vote or their authorized representatives. In order to be admitted to the Annual Meeting, you must bring documentation showing that you owned Baxter common stock as of the record date of March 9, 2016. Acceptable documentation includes your Notice of Internet Availability of Proxy Materials, the admission ticket attached to your proxy card (if you received your proxy materials by mail) or any other proof of ownership (such as a brokerage or bank statement) reflecting your Baxter holdings as of March 9, 2016. All attendees must also bring valid photo identification. Stockholders who do not bring this documentation will not be admitted to the Annual Meeting. Please be aware that all purses, briefcases, bags, etc. that are brought into the facility may be subject to inspection. Cameras and other recording devices will not be permitted at the meeting.

Stockholder Proposals for the 2017 Annual Meeting

Any stockholder who intends to present a proposal at Baxter’s Annual Meeting to be held in 2017, and who wishes to have a proposal included in Baxter’s proxy statement for that meeting, must deliver the proposal to the Corporate Secretary. All proposals must be received by the Corporate Secretary no later than November 24, 2016 and must satisfy the rules and regulations of the SEC to be eligible for inclusion in the proxy statement for that meeting.

Stockholders may present proposals that are proper subjects for consideration at an Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified by Baxter’s Bylaws. The Bylaws require all stockholders who intend to make proposals at an Annual Meeting of Stockholders to submit their proposal to the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s Annual Meeting.

Beginning with the 2017 Annual Meeting, a group of stockholders (up to 20) who have owned a significant amount of Baxter common stock (at least 3%) for a significant amount of time (at least three years) have the ability to submit director nominees (up to the greater of two and 20% of the Board) for inclusion in the related proxy statement if the stockholder(s) and the nominee(s) satisfy the requirements specified in Baxter’s Bylaws. Notice of these proposals must be received no earlier than October 25, 2016 and no later than November 24, 2016 and must include the information required for any Access Proposal (as defined in the Bylaws).

To be eligible for consideration at the 2017 Annual Meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director that are made outside of the proxy access procedures described above must be received by the Corporate Secretary between January 3 and February 2, 2017. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting.

All submissions to, or requests from, the Corporate Secretary should be made to Baxter’s principal executive offices at One Baxter Parkway, Deerfield, Illinois 60015.

Cost of Proxy Solicitation

Baxter will bear the costs of soliciting proxies. Copies of proxy solicitation materials will be mailed to stockholders, and employees of Baxter may communicate with stockholders to solicit their proxies. Banks, brokers and others holding stock in their names, or in the names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and Baxter will reimburse them for their expenses.

In addition, Baxter has retained D.F. King & Co., Inc. to assist in the distribution and solicitation of proxies. Baxter has agreed to pay D.F. King & Co., Inc. a fee of approximately $20,000 plus other solicitation-related expenses.

Transfer Agent and Registrar

Correspondence concerning Baxter common stock holdings or lost or missing certificates or dividend checks should be directed to: Baxter International Inc. Common Stock, Computershare, P.O. Box 30170, College Station, TX 77842-3170, (888) 359-8645.

| 2016 Annual Meeting of Stockholders and Proxy Statement

A-1

FORM OF CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE
OF INCORPORATION OF BAXTER INTERNATIONAL INC.

Baxter International Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

(1) That the Board of Directors of the Corporation (the “Board”), at a meeting held on September 28, 2015 duly adopted resolutions setting forth a proposed amendment of the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that the amendment be submitted to the stockholders of the Corporation for consideration at the 2016 annual meeting of stockholders. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED, that the amendment and restatement of Article SIXTH of the Corporation’s Amended and Restated Certificate of Incorporation, in the form set forth below (the “Charter Amendment”), be, and it hereby is, declared advisable and approved and adopted in all respects:

SIXTH: Until the 2018 annual meeting of stockholders, (i) the Board of Directors shall be divided into three classes; (ii) the term of office for one class of directors will expire each year at the annual meeting of stockholders, in each case until the directors’ respective successors are elected and qualified; and (iii) the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or thereafter in each case until their respective successors are elected and qualified, subject to death, resignation, retirement or removal from office.

Notwithstanding the foregoing, (i) at the 2016 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2017 annual meeting of stockholders; (ii) at the 2017 annual meeting of stockholders, the directors whose terms expire at that meeting shall be elected to hold office for a one-year term expiring at the 2018 annual meeting of stockholders; and (iii) at the 2018 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected for a one-year term expiring at the next annual meeting of stockholders. Pursuant to such procedures, effective as of the 2018 annual meeting of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the General Corporation Law of the State of Delaware and directors shall no longer be divided into three classes. Prior to the 2018 annual meeting of stockholders, (a) any board seats created as a result of an increase in the number of directors comprising the entire Board of Directors shall be allocated to make the classes of directors as nearly equal as possible, (b) any director elected to fill a term resulting from an increase in the number of directors shall have the same term as the other members of his class or, if the director is not a member of a class, until the next annual meeting, and (c) a director elected to fill any other vacancy shall have the same remaining term as that of his predecessor.

A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH.

(2) That thereafter, pursuant to resolution of its Board, an annual meeting of the stockholders of the Corporation was duly called and held, on [●], 2016 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

(3) That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this [●] day of [●], 2016.

BAXTER INTERNATIONAL INC.

By:
Name:
Title:

investor.baxter.com

2016 Annual Meeting of Stockholders
Baxter International Inc. Headquarters

One Baxter Parkway
Deerfield, Illinois
224-948-2000

Parking: Limited space is available on campus. Signs will direct you to guest parking for the Annual Meeting.

From Downtown
Kennedy (I-90) to Edens Expressway (I-94). Take Edens Spur/Tollway (I-94) and Exit Deerfield Road. Go West to Saunders Road. Turn South on Saunders to Baxter Parkway.

From O’Hare Airport/South Suburbs
Tri-State Tollway (I-294) North to Lake Cook Road. Take Lake Cook Road West to Saunders Road. North on Saunders Road to Baxter Parkway.

From North Suburbs
Tri-State Tollway (I-94) South to Lake Cook Road Exit. Go West on Lake Cook Road to Saunders Road. North on Saunders Road to Baxter Parkway.

Baxter’s headquarters is located in Deerfield. You may enter the campus as indicated below:

BAXTER INTERNATIONAL INC.
ONE BAXTER PARKWAY
DEERFIELD, IL 60015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 2, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 2, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E02183-P72191	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BAXTER INTERNATIONAL INC.

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors
	Nominees:		For	Against	Abstain
	1a.	Thomas F. Chen	☐	☐	☐
	1b.	John D. Forsyth	☐	☐	☐
	1c.	Michael F. Mahoney	☐	☐	☐
	1d.	Carole J. Shapazian	☐	☐	☐

		For	Against	Abstain
2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐
3.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐
4.	Proposed Charter Amendment to Declassify Board	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:
5.	Stockholder Proposal - Independent Board Chairman	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Please note that you will need to bring this admission ticket (or other proof of ownership) and valid photo identification in order to be admitted. Accordingly, this admission ticket should not be returned with the proxy card if you vote by mail.

ADMISSION TICKET
BAXTER INTERNATIONAL INC.
2016 Annual Meeting of Stockholders

May 3, 2016
9:00 a.m. Central Daylight Time
Baxter International Inc. Headquarters
One Baxter Parkway
Deerfield, Illinois 60015

All bags, briefcases, purses etc. that are brought into the facility will be subject to search.

This ticket is not transferable.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Chairman's Letter are available at www.proxyvote.com.

E02184-P72191

BAXTER INTERNATIONAL INC.
Annual Meeting of Stockholders
May 3, 2016 9:00 AM Central Daylight Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) José E. Almeida and David P. Scharf, and each of them, as proxyholders with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned in Baxter International Inc. at the Annual Meeting of Stockholders to be held on May 3, 2016, and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on this card. If no directions are given, the proxy holders will vote: for the election of the four directors for a term of one year or three years depending on the outcome and subsequent validation of Proposal 4; for approval of the advisory vote on the named executive officer compensation; for the ratification of the independent registered public accounting firm; for approval of charter amendments to declassify the board; against the stockholder proposal related to an independent board chairman; and at their discretion on any other matter that may properly come before the meeting. This proxy card will serve as confidential voting instructions to the plan trustee for any shares held for the undersigned in the Incentive Investment Plan or Puerto Rico Savings and Investment Plan. The trustee will vote the shares credited to you as you direct, except as may be required by the Employee Retirement Income Security Act (ERISA). Shares for which the trustee has not received timely instructions shall be voted by the trustee in its discretion. To allow sufficient time for voting by the trustee of the plans, as described above, your instructions must be received by 11:59 p.m., Eastern Daylight Time, on April 28, 2016.

If no directions are given, this proxy will be voted by the proxy holders FOR the election of directors, FOR proposals 2, 3 and 4 and AGAINST proposal 5 (or by the plan trustee in its discretion).

Continued and to be signed on reverse side